As filed with the Securities and Exchange Commission on February 1, 2008

Registration No. 333-148397

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAYCLIFF ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	26-1544130
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	5 East 59th Street, 4th floor New York, New York 10022 (212) 508-5312
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
	Michael J. Emont c/o Raycliff Acquisition Corp. 5 East 59th Street, 4th floor New York, New York 10022 (212) 508-5312
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bruce S. Mendelsohn Terry M. Schpok, P.C. Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 (212) 872-1000 (212) 872-1002—Facsimile	Gregg A. Noel Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 (213) 687-5000 (213) 687-5600—Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and will be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 1, 2008

PRELIMINARY PROSPECTUS

RAYCLIFF ACQUISITION CORP.

$200,000,000

20,000,000 Units

Raycliff Acquisition Corp. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets, which we refer to as our business combination. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on the financial services industry, other than entities engaged in asset management as their principal business. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions with an entity that we will acquire in our business combination.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50, subject to adjustment as described in this prospectus and will expire four years from the date of this prospectus, or earlier upon redemption.

We have granted the underwriters a 30-day option to purchase up to an additional 3,000,000 units solely to cover over-allotments, if any (over and above the 20,000,000 units referred to above).

RAC Investors, LLC, which we refer to throughout this prospectus as our sponsor, has agreed to purchase an aggregate of 6,000,000 warrants at a price of $1.00 per warrant ($6.0 million in the aggregate) in a private placement that will occur on or prior to the date of this prospectus.

Currently, there is no public market for our units, common stock or warrants. We have applied to list the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol RCF.U on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading at the time set forth in this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Exchange under the symbols RCF and RCF.WS, respectively.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 27 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount(1)	Proceeds, Before Expenses

Per Unit	$10.00	$0.70	$9.30
Total	$200,000,000	$14,000,000	$186,000,000

(1)	Includes the deferred underwriting discount of 3% of the gross proceeds, or $0.30 per unit, payable to the underwriters only upon consummation of a business combination.

Of the net proceeds from this offering and the private placement of the insider warrants that are described in this prospectus, $197.0 million ($9.85 per unit) will be deposited into a trust account (of which $6.0 million, or $0.30 per unit, is attributable to the deferred underwriting discount) at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred fees. The funds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation.

We are offering the units for sale on a firm-commitment basis. Deutsche Bank Securities Inc., acting as representative of the underwriters, expects to deliver our securities to investors in this offering on or about                     , 2008.

Deutsche Bank Securities

Lazard Capital Markets

The date of this prospectus is                     , 2008.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “our,” “company” or “our company” refer to Raycliff Acquisition Corp.;

•	references to our “founder shares” refer to the 5,750,000 shares of our common stock purchased by our sponsor in December 2007;

•

references to our “initial stockholders” refer to our sponsor and Norman J. Balthasar, Anthony E. Burke, Sanford R. Robertson and Stephen Squeri (each of whom is a director nominee and will serve as a member of our board of directors upon the consummation of this offering and to whom our sponsor will transfer an aggregate of 257,143 founder shares prior to the consummation of this offering);

•

references to our “insider warrants” refer to the 6,000,000 warrants to be purchased by our sponsor in a private placement that will occur on or prior to the date of this prospectus at the price of $1.00 per warrant;

•

references to “business combination” mean our initial acquisition of one or more assets or operating businesses with a fair market value of at least 80% of the net assets held in trust (net of taxes and excluding the amount held in the trust account representing the deferred underwriting discount) at the time of the acquisition through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination;

•

references to “public stockholders” refer to holders of common stock sold as part of the units in this offering, including common stock issued upon the exercise of warrants sold as part of the units in this offering, or in the public market, including any initial stockholders to the extent that they purchase or acquire such shares of common stock;

•	references to our “sponsor” refer to RAC Investors, LLC, a Delaware limited liability company, an affiliate of Raycliff Capital;

•	references to “Raycliff Capital” refer to Raycliff Capital LLC, a Delaware limited liability company; and

•	the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our sponsor currently holds an aggregate of 5,750,000 founder shares, which after giving effect to this offering and the full exercise of the underwriters’ over-allotment option would equal 20% of our aggregate issued and outstanding common stock. Prior to the consummation of this offering, our sponsor intends to transfer an aggregate of 257,143 founder shares to Norman J. Balthasar, Anthony E. Burke, Sanford R. Robertson and Stephen Squeri, each of whom will serve as a member of our board of directors upon consummation of this offering. In the event that the underwriters do not fully exercise their over-allotment option, we will redeem up to an aggregate of 750,000 founder shares from our initial stockholders on a pro rata basis at a purchase price of $0.0001 per share (the original purchase price for such shares paid by our sponsor) immediately after the expiration of the underwriters’ over-allotment option. We will redeem founder shares only in an amount sufficient to cause the amount of issued and outstanding founder shares to equal 20% of our aggregate amount of issued and outstanding common stock after giving effect to this offering and the exercise, if any, of the underwriters’ over-allotment option. Unless otherwise indicated, references to shares outstanding before this offering or shares to be outstanding immediately after this offering refer to our shares of common stock outstanding after giving effect to the redemption of 750,000 founder shares from our initial stockholders on a pro rata basis and assumes that the underwriters do not exercise their over-allotment option.

You should consider our definition of “business combination” in your investment decisions in connection with this offering and ultimately in connection with the approval of a business combination. We will make an initial investment in a target business or businesses having a fair market value individually or collectively of at least 80% of the net assets held in the trust account (net of taxes and excluding the deferred underwriting discount) at the time of such acquisition. Under our definition of business combination, the acquisition may be consummated through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We will have the flexibility to acquire less than 100% of the target business but in no event will we acquire less than a controlling share of the target business (that is, not less than 50.1% of the voting equity interests of the target business). In the event we acquire less than 100% of a target business, the 80% of net assets held in trust requirement will be based on the fair market value of the acquired majority interest. In evaluating a prospective target business, our management will consider, among other factors, the following factors likely to affect the performance of the investment:

•	earnings and growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	financial condition and results of operation;

•	barriers to entry into financial services industries;

•	stage of development of the products, processes or services;

•	breadth of services offered;

•	degree of current or potential market acceptance of the services;

•	impact of regulation on the business;

•	regulatory environment of the target acquisition’s business; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination may be based, to the extent relevant, on the above factors as well as other considerations, factors and criteria our management deems relevant to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Our Business

We are a blank check company formed under the laws of the State of Delaware on December 10, 2007. We were formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets, which we refer to throughout this prospectus as our business combination. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on the financial services industry, other than entities engaged in asset management as their principal business. We believe that the companies within the financial services industry are aligned with the significant combined experience and industry knowledge of our management. To date, our efforts have been limited to organizational activities as well as activities related to this offering.

We will seek to capitalize on the significant transaction and industry experience and contacts of our affiliate, Raycliff Capital. Bippy Siegal, our chairman of the board, whom we refer to as our chairman and chief executive officer, is the founder and chief executive officer of Raycliff Capital and has 20 years of business experience, including 10 years of experience related to the financial services industry. Mr. Siegal co-founded and served as co-president of AmeriCash, Inc., which created the first nationwide network of stand-alone automated teller machines and was acquired by American Express Company in 1998. Mr. Siegal also founded and serves as chairman of both Modern Bank, N.A., an independent private client bank established in New York City, and its affiliated registered investment adviser, Modern Asset Management, LLC. David C. House, our president and a partner of Raycliff Capital, has over 35 years of sales, marketing and operations experience, including a 13-year career at American Express Company that included serving as group president of three divisions: Global Network Services, Establishment Services, and Travelers Cheques and Prepaid Services. Prior to retiring from American Express Company in 2006, Mr. House served as a member of the American Express Global Leadership Team. Stefan Reyniak, our vice-president and a partner with Raycliff Capital, co-founded and served as a partner of Catamount Ventures L.P., a venture capital firm, and currently serves as a partner and a director, respectively, of Raycliff Capital and Modern Bank, N.A., positions he has held since their inception.

We believe that the extensive network within the financial community developed by Raycliff Capital, our directors and management team will provide us with significant business combination opportunities. We anticipate that target business candidates could be brought to our attention from various unaffiliated sources within the financial community, including, among others, management teams of public and private companies, investment bankers, venture capital firms, private equity firms, attorneys, accountants and other third parties. The members of our management team and board of directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions. We expect to receive a number of proprietary opportunities as a result of the experience and business relationships of Raycliff Capital that would not be available to the broader market.

We intend to focus our efforts on the financial services industry, and we will seek acquisition opportunities where we can apply our capital resources and our management and directors’ networks and expertise to enhance the value of the target business following a business combination. We will seek targets where there are substantial opportunities for both organic growth as well as growth through acquisitions. We intend to focus our search on businesses in North America, but may also explore international opportunities.

The financial services industry includes entities of various types that provide a broad array of solutions to their customers. Financial services companies range from highly capital-intensive businesses, such as banks, thrifts and insurance companies, to more focused, less capital-intensive businesses, such as transaction-oriented service providers. The industry can be segmented into seven primary subsectors. Of those subsectors, we intend to focus on the following six:

•

Financial technology:    Cash management, trade finance, liquidity management, custody and fund services, clearing services, depository and agency/trust services, payment, transaction and data processing including credit, debit and prepaid card processing, card networks, e-payments, financial software, ATM and point-of-sale processing, check verification and guarantee services;

•	Business process outsourcers: Service providers that perform and provide a broad array of applications for financial firms, ranging from account maintenance to security and risk management;

•	Specialty finance: Consumer finance, commercial finance, mortgage lending and brokerage, business development companies, credit cards, leasing, debt collections and other non-bank lending companies;

•	Depository institutions: Commercial banks, thrifts, industrial loan companies;

•	Insurance: Property and casualty, life and annuity, health, brokerage, multi-line, title, third-party administrators, and financial guarantors; and

•	Brokerage and trading services: Brokerages, investment banks, exchanges and trading support and services.

We do not intend to consummate a business combination with a company that is principally engaged in asset management, the seventh primary subsector of the financial services industry. Asset management companies include investment and money management firms, alternative asset managers, private equity firms, hedge fund management companies, fund of funds companies, wealth advisers and investment management consulting companies.

We intend to focus on identifying acquisition candidates in the financial services industry. If we are unable to identify an acquisition candidate which we deem to be attractive in the financial services industry after having expended a reasonable amount of time and effort to identify such a candidate, we may then decide to more actively seek opportunities in other industries. We anticipate that we may actively expand our focus to candidates outside of the financial services industry during the latter half of the initial 24-month period that we have to consummate a business combination. However, we will at all times consider candidates outside of the financial services industry that might otherwise be brought to our attention if, in the judgment of our management team, such candidates have better market positions, purchase price valuations, industry consolidation opportunities, management teams, growth and earnings potential or other financial or market characteristics than acquisition opportunities in the financial services industry available to us at such relevant time. The criteria we will use in considering candidates outside of the financial services industry are substantially the same criteria we will use in considering candidates within the financial services industry. In addition, any such business combination opportunities outside the financial services industry would be of the same size as any business combination opportunity considered by us in the financial services industry. At present, we are not able to ascertain (i) what opportunities, if any, in industries outside of the financial services industry may be presented to us, (ii) how much time and effort we may expend prior to determining that we may not be able to identify favorable investment opportunities in the financial services industry or (iii) which other industries we may choose to examine with the objective of identifying a favorable investment opportunity. In the event we elect to pursue an investment outside of the financial services industry, we expect that our management, in conjunction with our board of directors, will engage in discussions to identify, based upon their respective familiarity with the business climate in general and specific industries in particular, one or more other industries which are likely to include a significant number of companies which would be attractive acquisition candidates. In the event we elect to pursue an investment outside of the financial services industry, our management’s expertise in the financial services industry would not be directly applicable to the evaluation or operation of such investment, and the information contained herein regarding the financial services industry would not be relevant to an understanding of the business that we elect to acquire.

While we may seek to acquire more than one business or asset, our business combination must involve one or more target businesses having a fair market value, individually or collectively, equal to at least 80% of the net assets held in the trust account (net of taxes and excluding the deferred underwriting discount of $6.0 million, or $6.9 million if the underwriters’ over-allotment option is exercised in full) at the time of such acquisition. The future role of members of our management team, if any, in the target business or businesses cannot presently be stated with any certainty. We will only consummate a business combination in which we become the controlling stockholder of the target. The key factor that we will rely on in determining controlling stockholder status would be our acquisition of at least 50.1% of the voting equity interests of the target business. We will not consider any transaction that does not meet such criterion.

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

•

Established Companies with Proven Track Records.    We will seek to acquire established companies with sound historical financial performance. We will focus on companies with a history of strong operating and financial results. We do not intend to acquire start-up companies.

•

Companies with Strong Earnings Characteristics.    We will seek to acquire companies that have a history of strong and stable earnings generation or a predictable growth plan. We will focus on companies that have recurring or otherwise reliable revenue streams.

•

Strong Competitive Industry Position.    We will seek to acquire businesses that operate within industries that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these industries, we will focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability.

•

Experienced Management Team.    We will seek to acquire businesses that have strong, experienced management teams. We will focus on management teams with a proven history of driving revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of our officers and directors will complement, not replace, the target’s management team.

If we have entered into a definitive agreement relating to a business combination within 24 months following the consummation of this offering, and if we anticipate that we may not be able to consummate such business combination within the 24-month period, we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months (thereby allowing us a total of up to 30 months from the date of this prospectus to consummate our business combination), which period we refer to in this prospectus as the extended period. The extended period will be effective only if: (i) a majority of the outstanding shares of our common stock are voted in favor of the amendment to our amended and restated certificate of incorporation, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and (iii) public stockholders owning less than 30% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights as described in this prospectus.

Our principal executive offices are located at 5 East 59th Street, 4th floor, New York, New York 10022 and our telephone number is (212) 508-5312.

Conflicts

The discretion of our officers and directors, some of whom are also officers and/or directors of other companies, in identifying and selecting a suitable target acquisition, may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. Certain of our officers and directors are also subject to pre-existing fiduciary and contractual obligations. For example, David C. House, our president and a member of our board of directors, is subject to a non-competition agreement with American Express Company that is effective until March 1, 2008. In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed, until the earliest of our initial business combination, our liquidation or such time as he ceases to be an officer, to present to us for our consideration any opportunity to acquire a business with a fair market value of $160 million or more prior to presentation to any other entity, subject to any preexisting fiduciary duties or contractual obligations of such officer. In addition, we will not pursue an acquisition of an affiliate of Raycliff Capital, including portfolio companies and other investments or interests held by Raycliff Capital. See “Management—Conflicts of Interest” beginning on page 108 for a more detailed discussion of such conflicts.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business—Comparison of This Offering to Offerings of Those Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 27 of this prospectus. Some of our other risks include the following:

•	We are a newly formed development stage company with no operating history and no revenues, and, accordingly, you have no basis on which to evaluate our ability to achieve our business objective.

•	If we fail to complete a business combination within the time periods prescribed by this prospectus, we will be forced to liquidate.

•	If we liquidate before concluding a business combination, our public stockholders will receive less than $10.00 per share on our liquidation and our warrants will expire worthless.

•

Unlike other blank check companies, we are permitted, pursuant to our amended and restated certificate of incorporation, to seek to extend the date before which we must complete a business combination to 30 months. As a result, your funds may be held in the trust account for at least 30 months.

•

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders may be less than approximately $9.85 per share.

•	We are dependent upon Bippy M. Siegal, our chairman of the board and chief executive officer, and his loss could adversely affect our ability to operate.

•

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our management, some of whom may join us following a business combination.

•

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

•	Our initial stockholders paid us an aggregate of $575, or $0.0001 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our units.

The Offering

We have issued an aggregate of 5,750,000 founder shares, which after giving effect to this offering and the full exercise of the underwriters’ over-allotment option, would equal 20% of our aggregate issued and outstanding common stock. We will redeem up to an aggregate of 750,000 founder shares in the event that the underwriters do not fully exercise their over-allotment option. We will redeem founder shares only in an amount sufficient to cause the amount of issued and outstanding founder shares to equal 20% of the aggregate amount of our issued and outstanding common stock after giving effect to this offering and the exercise, if any, of the underwriters’ over-allotment option. For purposes of this summary, we assume that the underwriters will not exercise their over-allotment option and therefore present the amount of shares outstanding after giving effect to the redemption of 750,000 founder shares.

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 27 of this prospectus.

Securities offered	20,000,000 units, at $10.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

Trading commencement and separation of common stock and warrants	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriters’ over-allotment option and (2) the exercise in full of the underwriters’ over-allotment option, subject in either case to our having filed a Current Report on Form 8-K with the Securities Exchange Commission, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including the underwriters’ over-allotment option, if applicable, and issuing a press release announcing when such separate trading will begin.

Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security and, consequently, any subsequent security holder owning common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website after the filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Common stock:

Number outstanding before this offering	5,750,000 shares(1)

Number to be outstanding after this offering	25,000,000 shares(2)

Warrants:

Number outstanding before this offering and private placement	0 warrants

Number to be outstanding after this offering and private placement	26,000,000 warrants (including 6,000,000 insider warrants to be sold to our sponsor in a private placement on or prior to the date of this prospectus)

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$7.50

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation.

Exercise period	The warrants will be exercisable only if we provide for an effective registration statement covering the shares of common stock underlying the warrants. The warrants will become exercisable on the later of the completion of a business combination, and , 2009 [one year from the date of this prospectus].

(1)	Includes 750,000 founder shares subject to redemption to the extent that the underwriters’ over-allotment option is not exercised.
(2)	Assumes no exercise of the underwriters’ over-allotment option and, therefore, the redemption of 750,000 shares issued to our initial stockholders.

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon the exercise of the warrants is effective and current. We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, we have agreed to use our best efforts to file and have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed.

The warrants will expire at 5:00 p.m., New York City time, on 2012 [four years from the date of this prospectus] or earlier upon redemption.

Redemption	We may redeem the warrants, excluding the insider warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant at any time after the warrants become exercisable;

•	upon a minimum of 30 days prior written notice of redemption; and

•

if, and only if, the last sale price of our common stock equals or exceeds $13.75 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the 30 trading day period through the date fixed for the redemption.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise their warrants prior to the date scheduled for redemption.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would surrender all of its warrants and receive that number of shares of common stock equal to the quotient obtained

by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The redemption provisions for our warrants have been established at a price that is intended to provide warrant holders a premium to the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the redemption trigger price of $13.75 or the warrant exercise price of $7.50 after we call the warrants for redemption.

As described below, insider warrants are not redeemable as long as they are held by our sponsor or its permitted transferees.

The underwriters have no right to consent before we can exercise our redemption right.

Founder shares	On December 13, 2007, our sponsor purchased an aggregate of 5,750,000 shares of our common stock for an aggregate purchase price of $575 in a private placement. The founder shares were purchased separately and not in combination with warrants in the form of units. Our sponsor intends to transfer 257,143 founder shares prior to the consummation of this offering to the director nominees who will serve as our independent directors upon consummation of this offering. In the event that the underwriters do not exercise in full their over-allotment option, we will redeem up to an aggregate of 750,000 founder shares from our initial stockholders on a pro rata basis. We will redeem founder shares at $0.0001 per share (the purchase price originally paid by our sponsor) to ensure that the amount of issued and outstanding founder shares will equal 20% of the aggregate amount of our issued and outstanding common stock. The redemption, if applicable, would take place immediately after the expiration of the underwriters’ over-allotment option.

The founder shares are identical to the shares of common stock contained in the units being sold in this offering, except that (i) all of the founder shares will be subject to a lock-up agreement with the underwriters and will not be transferable before 180 days after the consummation of a business combination, subject to certain limited exceptions (as described below under “Underwriting”) and (ii) the founder shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, and will become freely tradable only after they are registered for sale pursuant to a registration rights agreement to be entered into in connection with the private placement described below or otherwise transferred or sold in compliance with securities laws.

Insider warrants private placement	Our sponsor has agreed to purchase a total of 6,000,000 insider warrants on or prior to the date of this prospectus at the price of $1.00 per warrant for a total purchase price of $6.0 million. The insider warrants will be purchased separately and not in combination with common stock in the form of units. The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the $6.0 million purchase price of the insider warrants will become part of the amount payable to our public stockholders upon the liquidation of our trust account and the insider warrants will become worthless. See “Proposed Business—Effecting a business combination—Liquidation if no business combination” below.

The insider warrants have terms and provisions that are identical to the warrants contained in the units being sold in this offering, except that (i) the insider warrants will be subject to a lock-up agreement with the underwriters and will not be transferable before 180 days after the consummation of a business combination, subject to certain limited exceptions (as described below under “Underwriting”), (ii) the insider warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered for sale pursuant to a registration rights agreement to be entered into in connection with the private placement or otherwise transferred or sold in compliance with securities laws, (iii) the shares underlying the insider warrants will be non-redeemable so long as they are held by our sponsor or its permitted transferees, (iv) the insider warrants are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants, and (v) the insider warrants are exercisable, by means, at the option of the holder, of cashless exercise.

American Stock Exchange listing	We have applied to list our securities on the American Stock Exchange upon consummation of this offering. Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the American Stock Exchange as we might not meet certain continued listing standards such as income from continuing operations.

AMEX symbols for our:

Units	“RCF.U”

Common stock	“RCF”

Warrants	“RCF.WS”

Offering proceeds to be held in trust	$197.0 million, or approximately $9.85 per unit of the proceeds of this offering and the private placement of the insider warrants ($225.8 million, or approximately $9.82 per unit, if the underwriters’ over-allotment option is exercised in full) will be placed in a segregated trust account at JPMorgan Chase, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee. These proceeds include $6.0 million (or $6.9 million if the underwriters’ over-allotment option is exercised in full) in deferred underwriting discounts. The funds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation.

Unless and until the completion of our business combination, no proceeds held in the trust account, other than up to $3.0 million, subject to a pro rata adjustment to the extent the underwriters’ over-allotment option is exercised, of the interest earned on the trust account (net of taxes payable on such interest), will be available for our use and we may pay our expenses only from:

•	the net proceeds of this offering not held in the trust account, which will be $250,000 in working capital after the payment of approximately $750,000 in expenses relating to this offering; and

•

the up to $3.0 million, subject to adjustment if the underwriters’ over-allotment option is exercised, of interest (net of taxes payable on such interest) on the trust proceeds that may be released to us for working capital purposes.

Stockholders must approve business combination	Our business combination must occur with one or more target businesses having a fair market value, individually or collectively, of at least 80% of the net assets held in the trust account (net of taxes and excluding the deferred underwriting discount of $6.0 million or $6.9 million if the underwriters’ over-allotment option is exercised in full) at the time of such acquisition. If we acquire less than 100% of a target business, the 80% held in trust requirement will be based on the fair market value of the acquired majority interest. In no event, however, will we acquire less than a controlling interest of a target business (that is, not less than 50.1% of the voting equity interests of the target business). We will seek approval of our public stockholders before we consummate any business combination, even if the business combination would not ordinarily require stockholder approval under applicable law.

In connection with the vote required for consummating our business combination, our initial stockholders will vote the founder shares in accordance with the majority of the votes cast by our public stockholders and will vote in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our business combination. Our sponsor, officers and directors will also vote all shares of our common stock acquired in or after this offering in favor of our business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our business combination.

We will proceed with our business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) public stockholders holding less than 30% of the shares of common stock sold in this offering vote against the business combination and properly exercise their conversion rights, on a cumulative basis, including any shares of common stock held by stockholders who exercised their conversion rights in connection with the stockholder vote, if any, required to approve the extended period.

Upon the completion of our business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Possible extension of time to consummate a business combination up to 30 months	Unlike other blank check companies, if we have entered into a definitive agreement relating to a business combination within 24 months following the consummation of this offering, and if we anticipate that we may not be able to consummate such business combination within the 24-month period, we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months (thereby allowing us a total of up to 30 months from the date of this prospectus to consummate our business combination), which period we refer to in this prospectus as the extended period. The extended period will be effective only if: (i) a majority of the outstanding shares of our common stock are voted in favor of the amendment to our amended and restated certificate of incorporation, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and (iii) public stockholders owning less than 30% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights as described in this prospectus.

In connection with the vote required to approve such amendment, if any, our initial stockholders have agreed to vote the founder shares in accordance with the majority of the shares of common stock voted by the public stock holders. In addition, our initial stockholders and each of our sponsors, officers and directors have agreed to vote all shares of common stock acquired by them in or following this offering in favor of any amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 30 months from the date of this prospectus.

We believe that extending the date before which we must complete our business combination to up to 30 months following the consummation of this offering may be advisable since an acquisition of a target business in the financial services industry may require regulatory approvals. If we enter into a definitive agreement near the end of the 24-month period following the consummation of this offering, we may not have sufficient time to obtain any necessary regulatory approvals, secure the approval of our stockholders and satisfy customary closing conditions.

Any public stockholders voting against the extended period will be eligible to convert their shares into a pro rata portion of the trust account if the extended period is approved. However, we will not effect the extension if public stockholders holding 30% or more of the shares sold in this offering vote against the proposed extended period and properly exercise their conversion rights. In such event, if we cannot complete our business combination within the original 24-month period set forth in our amended and restated certificate of incorporation, we will liquidate. If we receive stockholder approval for the extended period and conversion rights are not exercised with respect to 30% or more of the shares sold in this offering in connection with the vote for the extended period, we will then have an additional period of up to six months in which to complete our business combination. We will still be required to seek stockholder approval before completing our business combination if it was not obtained earlier, even if the business combination would not ordinarily require stockholder approval under applicable law. As a result of an approval of the extended period, we may be able to hold the funds, net of any amounts attributable to the exercise of conversion rights by stockholders in connection with approval of the extended period, in the trust account for up to 30 months.

It is important to note that in order to receive their pro rata portion of the trust account, stockholders must (i) vote against such extended period and (ii) properly exercise their stockholder conversion rights with respect to those shares.

A stockholder’s election to convert its shares in connection with the vote on the extended period will only be honored if the extended period is approved.

Stockholders who vote against the extended period and exercise their conversion rights with respect to a vote on the extended period may vote on a proposed business combination if such business combination was not previously approved by the stockholders and such stockholders own any other shares of common stock or acquire new shares through open market purchases or otherwise.

Public stockholders who cause us to convert their shares into their pro rata share of the trust account will still have the right to exercise the warrants that they received as part of the units.

If, following approval of the extended period, at the end of 30 months we have not consummated a business combination, pursuant to our amended and restated certificate of incorporation our corporate existence will automatically cease without the need for a stockholder vote.

Conversion rights for stockholders voting to reject a proposed extended period or business combination	Conversion rights are the rights of each public stockholder voting against the extended period or a business combination, as the case may be, to convert its shares of common stock into a pro rata share of the aggregate net assets then on deposit in the trust account (including the deferred underwriting discount and including interest earned on the trust account, net of income taxes payable on such interest and net of interest income of up to $3.0 million, subject to adjustment, on the trust account released to us to fund our working capital requirements). Stockholders voting against the extended period will have the right to convert their shares if the extended period is approved. Stockholders voting against a business combination will have the right to convert their shares if the business combination is approved and completed. We view these conversion requirements as obligations to our stockholders and will not take any action to amend or waive these provisions in our amended and restated certificate of incorporation.

The amount payable in respect of each share of common stock on the exercise of conversion rights will be the per share amount of $9.85 initially deposited in the trust account (plus the per share amount of any interest earned on the proceeds in the trust account in excess of the amount released to us for working capital purposes, net of taxes payable on such interest) calculated as of two (2) business days prior to the date of (i) stockholder approval of the extended period or (ii) consummation of a business combination, as the case may be. Public stockholders who cause us to convert their shares of common stock into a pro rata share of the trust account will be paid their conversion price as promptly as practicable after the date of (i) stockholder approval of the extended period or (ii) consummation of a business combination, as the case may be.

A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to convert in accordance with the procedures described in this prospectus. Such election to convert will not be valid unless (i) the public stockholder votes against the extended period and such extended period is approved, or the public stockholder votes against a business combination and the business combination is approved and completed, (ii) the public stockholder holds its shares through the filing of an amendment to our amended and restated certificate of incorporation effecting the extended period or through the closing of the business combination, as applicable, and (iii) the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the extended period or the proposed business combination. We may require public stockholders to physically tender their certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a Current Report on Form 8-K and in our proxy statement related to the proposed extended period or business combination if we impose this requirement. The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise its conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price.

Thus, the conversion right, to which stockholders were aware they needed to commit to before the stockholder meeting, would become a “put” right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.

Public stockholders who exercise their conversion rights will continue to retain all rights to the warrants they received as part of the units purchased in this offering to the extent that such rights have not been otherwise transferred or sold by such public stockholder.

A public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” within the meaning of Section 13(d)(5) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, will be restricted from seeking conversion rights with respect to more than 10%, on an aggregate basis, of the shares sold in this offering even if such public stockholder votes against a proposed extended period or business combination with respect to all shares owned by him or his affiliates and other group members. We believe this restriction will prevent public stockholders from accumulating large blocks of stock before the stockholder vote to approve a proposed extended period or business combination is held and attempting to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder who owns more than 10% of the shares sold in this offering could threaten to vote against a proposed extended period or a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting the ability of each stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” to convert only up to 10%, on a cumulative basis, of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block an extended period or business combination which is favored by a majority of our other public stockholders. However, we are not restricting any public stockholder’s ability to vote all of its shares against the extended period or a business combination, as the case may be. We will apply the same standard that is applied with respect to beneficial ownership filings under Rule 13d-5(b) promulgated under the Exchange Act in determining whether a public stockholder is acting in concert or as a group. We do not anticipate that the determination of whether a public stockholder is acting in concert or as a group within the meaning of Rule 13d-5(b) will have a material impact on the timing for our completion of a business combination.

Release of funds in trust account on closing of our business combination	All amounts held in the trust account that are not (i) distributed to public stockholders who properly exercise their conversion rights with respect to an extended period, if any or (ii) released to us as interest income (net of taxes payable on such interest) for use by us as working capital will be released to us on closing of our business combination. We will use these funds to pay amounts due to any public stockholders who exercise their conversion rights and to pay the underwriters their deferred underwriting discount. Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses we acquire in our business combination. If the business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the business combination and to fund the purchase of other companies or for working capital.

Liquidation if no business combination	If we are unable to complete a business combination prior to the date that is 24 months following the consummation of this offering, or if the holders of 30% or more of the shares sold in this offering vote against a proposed extended period, if any, to 30 months and properly exercise their conversion rights or we do not receive stockholder approval for such extended period, our amended and restated certificate of incorporation provides that our corporate existence will cease except for purposes of winding up our affairs, including liquidation, and we will not be able to engage in any other business activities. As promptly as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Upon adoption of our plan of distribution, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders. We anticipate the distribution of the funds in the trust account to our public stockholders will occur as soon as practicable from the date our corporate existence ceases, subject to our obligations under Delaware law to provide for claims of creditors.

Section 278 of the Delaware General Corporation Law provides that even after we cease our business activities and distribute the balance of the trust account to our public stockholders, our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within ten years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend indefinitely beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, from the $250,000 of proceeds held outside the trust account and from the up to $3.0 million, subject to adjustment, of interest income earned on the trust account available to us for working capital, we cannot assure you those funds will be sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all third parties (including any vendors and any other entities with which we enter into a contractual relationship following consummation of this offering) and prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our chairman and chief executive officer, Bippy M. Siegal, has agreed that he will be liable to us if and to the extent of any claims by a prospective target business or claims by a vendor for monies owed them for services rendered or products sold to us, reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account (even if such waiver is subsequently found to be invalid and unenforceable). Mr. Siegal’s indemnification also does not extend to any third-party claims that are not for money owed by us for services rendered or contracted for, such as tort claims or as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Further, while Mr. Siegal’s obligation to indemnify is not limited to any maximum dollar amount, Mr. Siegal is liable only to the extent necessary to ensure that the amounts in the trust account are not reduced. Although our audit committee will not perform ongoing or periodic reviews of Mr. Siegal’s financial condition, in the event that this indemnity obligation arose and Mr. Siegal did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf and not waive enforcement of such obligation. Such a decision would be made by a majority of our disinterested directors based on the facts and circumstances at that time.

At the time we submit our proposed business combination to our stockholders for approval, we will also submit to them a proposal to amend our amended and restated

certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate existence. We will only consummate our business combination if (i) the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) holders of less than 30% of our outstanding shares of common stock sold in this offering properly exercise their conversion rights.

The underwriters have agreed to waive their rights to their deferred underwriting discount held in the trust account in the event we do not consummate a business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus) and in such event such amounts will be included within the funds held in the trust account that will be available for distribution to the public stockholders.

Our initial stockholders have agreed to waive their rights to participate in any distribution of the funds held in the trust account if we fail to consummate a business combination within such 24 month period (or 30 months if an extended period is approved as described in this prospectus) but only with respect to the founder shares, and in such event, the insider warrants held by the sponsor will expire worthless.

If we are unable to conclude a business combination and we expend all of the net proceeds of this offering and the initial founder’s investment other than the proceeds deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per share liquidation price will be approximately $9.85 (or approximately $9.82 per share if the underwriters’ over-allotment option is exercised in full), or approximately $0.15 less than the per-unit offering price of $10.00 (approximately $0.18 less if the underwriters’ over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share liquidation price will not be less than approximately $9.85 (or approximately $9.82 per share if the underwriters’ over-allotment option is exercised in full).

Amended and Restated Certificate of Incorporation	Our amended and restated certificate of incorporation, which we intend to adopt prior to the date of this prospectus, contains several provisions that will apply to us until the consummation of our business combination. Those provisions may only be amended with the affirmative vote of holders of at least 90% of the shares of common stock issued in this offering.

Limited payments to insiders	There will be no finder’s fees, reimbursements or cash payments made to our sponsor, officers, directors, or our or their affiliates for services rendered to us prior to or in connection with the consummation of our business combination, other than:

•	Repayment of advances of $224,425 made to us by our sponsor to cover offering-related and organizational expenses;

•	A payment of an aggregate of $10,000 per month to Raycliff Capital, an affiliate of Mr. Siegal, our chairman and chief executive officer, for office space, secretarial and administrative services; and

•

Reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating a business combination. Although these expenses will not have a specific limit, our audit committee will review and approve all payments made to our sponsor, officers, directors or our or their affiliates, other than the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Lock-up of founder shares and insider warrants

At the consummation of this offering, all of the founder shares, and all of the insider warrants to be acquired by our sponsor in a private placement on or prior to the date of this prospectus, will be subject to a lock-up agreement with our underwriters. Subject to certain limited exceptions (such as transfers to our officers and directors, affiliates of our sponsor, officers or directors, relatives and trusts for estate planning purposes), the founder shares and insider warrants will not be transferable until 180 days after our consummation of a business combination, at which time such lock-up agreement will expire and such shares of common stock and warrants will be freely transferable (subject to any limitations under applicable securities laws). However, if we engage in a transaction after the consummation of our business combination that results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property, then the founder shares will no longer be subject to the lock-up agreement.

Audit committee to monitor compliance	We will establish and maintain an audit committee to, among other things, monitor compliance with the terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Determination of offering amount	We determined the size of this offering based on our estimate of the capital required to facilitate our combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. We believe that raising the amount described in this offering will offer us a broad range of potential target businesses possessing some or all of the characteristics we believe are important in evaluating target businesses.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	December 17, 2007
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)(1)	$(425)	$197,249,575
Total assets(1)	319,000	197,249,575
Total liabilities	319,425	4,200,000	(2)
Value of common stock which may be converted to cash	—	59,099,990	(3)
Stockholders’ equity (deficit)	(425)	133,949,585

(1)	Includes $94,000 of deferred costs related to this offering, which will be paid from the offering proceeds.
(2)	Assumes that we have converted the maximum 5,999,999 shares to cash in connection with an extended period, if any, or our initial business combination, resulting in a long-term deferred underwriting discount payable of $4,200,000. If no shares were converted to cash in connection with any extended period or our initial business combination, the deferred underwriting discount payable would be $6,000,000.
(3)	If an extended period is approved by our stockholders or we consummate our business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 30% (minus one share) of the aggregate number of shares sold in this offering at a per-share conversion price equal to the aggregate net assets then on deposit in the trust account (initially approximately $9.85 per share (or approximately $9.82 per share if the underwriters’ over-allotment option is exercised in full)), before payment of the deferred underwriting discount and including accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, divided by the number of shares sold in this offering. Such amount shall be calculated as of two (2) business days prior to the date of (i) stockholder approval of the extended period or (ii) consummation of a business combination, as the case may be. We will not consummate any business combination if holders owning 30% or more of our outstanding shares of common stock sold in this offering properly exercise their conversion rights.

The “as adjusted” information gives effect to the sale of the units in this offering, which will yield $200.0 million in gross proceeds, the sale of the insider warrants, which will yield $6.0 million in gross proceeds, repayment of the $224,425 loan made to us by our sponsor and the payment of $8,750,000 in estimated expenses of this offering, including the $8.0 million underwriting discount payable upon closing of the offering and excluding the $6.0 million deferred underwriting discount.

The “as adjusted” working capital and total assets include approximately $197.0 million to be held in the trust account, including $6.0 million being held in the trust account ($6.9 million if the underwriters’ over-allotment option is exercised in full) representing the deferred underwriting discount, which will be available to us as described in this prospectus. If no business combination is consummated, the proceeds held in the trust account, net of liabilities and including the deferred underwriting discount and all interest thereon, net of income taxes on such interest and interest income of up to $3.0 million, subject to adjustment, on the trust account balance released to us to fund our working capital requirements, will be distributed solely to our public stockholders as part of a plan of distribution upon termination of our corporate existence.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Related to this Offering

We are a newly formed development stage company with no operating history and no revenues, and, accordingly, you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently formed development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing a business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete a business combination. If we fail to complete a business combination, we will never generate any operating revenues.

If we fail to complete a business combination within the time periods prescribed by this prospectus, we will be forced to liquidate.

Our principal activities to date have been limited to organizational and financing activities. We cannot assure you that we will be able to consummate a business combination with any target business on favorable terms or at all. If we fail to complete a business combination within the time period described in this prospectus, we will be forced to liquidate.

We may not be able to consummate a business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), in which case our corporate existence would cease and we would liquidate our assets.

Pursuant to our amended and restated certificate of incorporation, which we intend to adopt immediately prior to the date of this prospectus, we must complete a business combination within 24 months following the consummation of this offering. If we have entered into a definitive agreement with respect to an initial business combination within 24 months of the date of this prospectus and we anticipate that we may not be able to complete the initial business combination within 24 months, we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months (thereby allowing us a total of up to 30 months from the date of this prospectus to consummate our business combination). This extended period will be effective only if: (i) a majority of the outstanding shares of our common stock are voted in favor of the amendment to our amended and restated certificate of incorporation, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and (iii) public stockholders owning less than 30% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights as described in this prospectus. If we fail to consummate a business combination within such time period, our corporate existence will cease and we will liquidate and dissolve. The foregoing requirements are set forth in Article IX of our amended and restated certificate of incorporation and, until the consummation of a business combination, may not be eliminated without the vote of our board and the vote of the holders of at least 90% of the shares of our outstanding voting stock cast at a meeting of our stockholders at which a quorum is present. We may not be able to find suitable target businesses within such time period. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target business may be reduced as we approach the deadline for the consummation of a business combination.

If we liquidate before concluding a business combination, our public stockholders will receive less than $10.00 per share on our liquidation and our warrants will expire worthless.

If we are unable to complete a business combination and must liquidate, the per-share liquidation distribution will be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. If we were unable to conclude a business combination and expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, net of income taxes payable on such interest and net of up to $3.0 million, subject to adjustment, in interest income on the trust account balance previously released to us to fund working capital requirements, the initial per-share liquidation amount would be $9.85, or $0.15 less than the per-unit offering price of $10.00. Furthermore, our outstanding warrants are not entitled to participate in a liquidating distribution and the warrants will therefore expire worthless if we liquidate before completing a business combination.

If we are unable to consummate a business combination, our public stockholders will be forced to wait, at a minimum, the full 24 months (or 30 months if an extended period is approved as described in this prospectus) before receiving liquidation distributions.

We have until the date that is 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus) to consummate a business combination. If we do not consummate a business combination during such time period, we will liquidate in accordance with our amended and restated certificate of incorporation. We have no obligation to return funds to public stockholders prior to such date unless we consummate a business combination prior thereto and only then in cases where public stockholders have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Further, we may not be able to disburse the funds in our trust account immediately following the expiration of such 24-month period (or 30 months if an extended period is approved as described in this prospectus), until we have commenced the liquidation process in accordance with our amended and restated certificate of incorporation and Delaware law. If we have not consummated a business combination at the expiration of the 24-month period (or 30 months if an extended period is approved as described in this prospectus) we will automatically liquidate and dissolve without need of a stockholder vote.

Unlike other blank check companies, we are permitted, pursuant to our amended and restated certificate of incorporation, to seek to extend the date before which we must complete a business combination to 30 months. As a result, your funds may be held in the trust account for at least 30 months.

Unlike other blank check companies, if we have entered into a definitive agreement relating to a business combination within 24 months following the consummation of this offering, and if we anticipate that we may not be able to consummate such business combination within the 24-month period, we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months (thereby allowing us a total of up to 30 months from the date of this prospectus to consummate our business combination). We believe that extending the date before which we must complete our business combination may be advisable due to the circumstances involved in the evaluation and closing of a business combination in the financial services industry, including obtaining necessary approvals and complying with the complex regulatory requirements of U.S. and/or foreign government agencies, self-regulatory organizations, state securities commissions and attorneys general. Without the option of extending the time within which we must complete our initial business combination to 30 months, if we enter into such agreement near the end of the initial 24 month period, we would have a limited time in which to accomplish the necessary evaluations, satisfy regulatory requirements, secure the approval of our stockholders and satisfy customary closing conditions. If the extended period is approved by our stockholders as described in this prospectus, we will have an additional six months in which to complete a business combination. As a result unless you voted against the extended period and exercise your conversion rights, we may be able to hold your funds in the trust account for at least 30 months and thus delay the receipt by you of your funds from the trust account on conversion (with respect to a business combination) or liquidation.

We may require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

We may require public stockholders who wish to convert their shares to physically tender their stock certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If we elect to require physical tender and it takes longer than we anticipate to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

When we seek stockholder approval of the extended period or the business combination, we will offer each public stockholder (but not the initial stockholders) the right to have his, her, or its shares of common stock converted to cash if the public stockholder votes against the extended period or the business combination, as applicable, and the extended period is approved or the business combination is approved and completed, respectively. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” within the meaning of Section 13(d)(5) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, will be restricted from seeking conversion rights with respect to more than 10% on an aggregate basis of the shares sold in this offering, even if such public stockholder votes against a proposed extended period or business combination with respect to all shares owned by him or his affiliates and other group members. Accordingly, if you, together with any affiliates or any person with whom you are acting in concert or as a group, own more than 10%, on an aggregate basis, of the shares sold in this offering, vote all of your shares against a proposed business combination or extended period and such proposed business combination or extended period is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price. We will apply the same standard that is applied with respect to beneficial ownership filings under Rule 13d-5(b) promulgated under the Exchange Act in determining whether a public stockholder is acting in concert or as a group. We do not anticipate that the determination of whether a public stockholder is acting in concert or as a group within the meaning of Rule 13d-5(b) will have a material impact on the timing for our completion of a business combination.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5 million upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the Securities and Exchange Commission, which we refer to throughout this prospectus as the SEC, to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination in some circumstances than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our consummation of a business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If the net proceeds of this offering not being held in the trust account, together with the $3.0 million, subject to adjustment, of interest in the trust account which may be released to us for working capital purposes, are insufficient to allow us to operate for at least the next 24 months (or 30 months if an extended period is approved as described in this prospectus) we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 30 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimate will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

Subsequent to our consummation of a business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may exist with respect to a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our taxes and to complete a business combination.

Of the net proceeds of this offering, only $250,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with up to $3.0 million, subject to adjustment if the underwriters’ over-allotment option is exercised, of additional working capital we may need in order to identify one or more target businesses and to complete a business combination, as well as to pay any taxes that we may owe. A substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close a business combination. In such event, we would need to borrow funds from our sponsor or management team to operate or may be forced to liquidate. Neither our sponsor nor our management team is under any obligation to advance funds in such circumstances.

An increase in the size of this offering or exercise by the underwriters of their over-allotment option will increase the amount of interest distributable to us and will reduce the amount payable to our public stockholders upon our liquidation or their exercise of conversion rights.

An increase in the size of this offering or exercise by the underwriters of their over-allotment option will result in a proportionate increase in the amount of interest distributable to us and will reduce the per share amount payable to our public stockholders upon our liquidation or their exercise of conversion rights. If the size of this offering is increased or the underwriters elect to exercise the over-allotment option, the amount of interest we may withdraw from the trust account to fund our working capital will be increased proportionately.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders may be less than approximately $9.85 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all third parties (including any vendors and other entities with which we enter into a contractual relationship following the consummation of this offering) and prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Our chairman and chief executive officer, Bippy M. Siegal, has agreed that he will be liable to us if and to the extent of any claims by a prospective target business or claims by a vendor for monies owed them for services rendered or products sold to us, reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account (even if such waiver is subsequently found to be invalid and unenforceable). Mr. Siegal’s indemnification also does not extend to any third-party claims that are not for money owed by us for services rendered or contracted for, such as tort claims or as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Further, while Mr. Siegal’s obligation to indemnify is not limited to any maximum dollar amount, Mr. Siegal is liable only to the extent necessary to ensure that the amounts in the trust account are not reduced. Although our audit committee will not perform ongoing or periodic reviews of Mr. Siegal’s financial condition, in the event that this indemnity obligation arose and Mr. Siegal did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf and not waive enforcement of such obligation. Such a decision would be made by a majority of our disinterested directors based on the facts and circumstances at that time. Based on representations made to us by Mr. Siegal, we currently believe that he is of substantial means and capable of funding his indemnity obligations, even though we have not asked him to reserve funds for such an eventuality. However, we cannot assure you that Mr. Siegal will be able to satisfy those obligations. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of our public stockholders and, as a result, the per-share liquidation amount would be less than $9.85 due to claims of such creditors.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts described in this prospectus.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities,

each of which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds registered under the Investment Company Act and operating in compliance with Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, in connection with this offering, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, by any of the persons referred to above could have a material adverse effect on our business and results of operations.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution conducted in accordance with the Delaware General Corporation Law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as practicable after we liquidate; therefore, we do not intend to comply with those procedures.

Because we will not be complying with those procedures, we are required, pursuant to Section 281(b) of the Delaware General Corporation Law, to adopt a plan of distribution that will reasonably provide for our payment, based on facts known to us at such time, of (i) all existing claims including those that are contingent, (ii) all pending proceedings to which we are a party and (iii) all claims that may be potentially brought against us within the subsequent ten years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent ten years prior to distributing the funds held in the trust to stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for target businesses to acquire, the most likely claims, if any, to arise would be from professional service fees after the consummation of this offering (such as accountants, lawyers, investment bankers, etc.) and target businesses. If our plan of distribution complies with Section 281(b) of the Delaware General Corporation Law, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share or the amount distributed to the stockholder. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend indefinitely beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the then-remaining proceeds held in the trust account to our public stockholders promptly after our liquidation in the event a business combination has not been consummated within 24 months (or 30 months if an extended period is approved as described in this prospectus) such distributions may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Also, our board of directors may be viewed as having breached its fiduciary duties to our creditors and/or acting in bad faith by paying public stockholders from the trust account prior to addressing the claims of creditors, which may expose our board of directors to claims of punitive damages. We cannot assure you that claims will not be brought against us for these reasons.

We are not registering the shares of common stock issuable upon exercise of the warrants at this time. Although we have agreed to file a registration statement registering such shares prior to the time the warrants become exercisable, an effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless, at the time such holder seeks to exercise such warrant, we have a registration statement under the Securities Act in effect covering the shares of common stock issuable upon the exercise of the warrants and a current prospectus relating to the common stock or the common stock issuable upon such exercise has been qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following the later of our completion of a business combination or one year from the date of this prospectus), we expect to either continue to be listed on a national securities exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). Under the terms of the warrant agreement, we have agreed to use our best efforts to file and have a registration statement in effect covering shares of common stock issuable upon exercise of the warrants from the date the warrants became exercisable and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise, whether by cashless exercise or otherwise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants held by public stockholders may have no value, we will have no obligation to settle the warrants for cash, the market for such warrants may be limited, such warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the shares of common stock included in the units.

Since we have not yet selected a particular segment of the financial services industry or target business with which to pursue a business combination, you will be unable to ascertain the merits or risks of the segment of the financial services industry or business in which we may ultimately operate.

Although we do not intend to consummate a business combination with a company that is principally engaged in asset management, we may consummate a business combination with a company in any segment of the financial services industry including a business that may provide asset management services. Accordingly, there is no basis for you to evaluate the possible merits or risks of the particular segment of the financial services industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in a segment of the financial services industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry segment. Although our management will endeavor to evaluate the risks inherent in a particular segment of the financial services industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We may seek investment opportunities in industries outside of the financial services industry (which industries may or may not be outside of our management’s area of expertise).

We intend to focus on identifying business combination candidates in the financial services industry. If we are unable to identify an acquisition candidate which we deem to be attractive in the financial services industry after having expended a reasonable amount of time and effort to identify such a candidate, we may then decide to more actively seek opportunities in other industries. We anticipate that we may actively expand our focus to candidates outside of the financial services industry during the latter half of the initial 24-month period that we have to consummate a business combination. However, we will at all times consider candidates outside of the financial services industry that might otherwise be brought to our attention if, in the judgment of our management team, such candidates have better market positions, purchase price valuations, industry consolidation opportunities, management teams, growth and earnings potential or other financial or market characteristics than acquisition opportunities in the financial services industry available to us at such relevant time. The criteria we will use in considering candidates outside of the financial services industry are substantially the same criteria we will use in considering candidates within the financial services industry. In addition, any such business combination opportunities outside the financial services industry would be of the same size as any business combination opportunity considered by us in the financial services industry. At present, we are not able to ascertain (i) what opportunities, if any, in industries outside of the financial services industry may be presented to us, (ii) how much time and effort we may expend prior to determining that we may not be able to identify favorable investment opportunities in the financial services industry or (iii) which other industries we may choose to examine with the objective of identifying a favorable investment opportunity. In the event we elect to pursue an investment outside of the financial services industry, we expect that our management, in conjunction with our board of directors, will engage in discussions to identify, based upon their respective familiarity with the business climate in general and specific industries in particular, one or more other industries which are likely to include a significant number of companies which would be attractive acquisition candidates. In the event we elect to pursue an investment outside of the financial services industry, our management’s expertise in the financial services industry would not be directly applicable to the evaluation or operation of such investment, and the information contained herein regarding the financial services industry would not be relevant to an understanding of the business that we elect to acquire. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination candidate. In the event we elect to pursue an investment outside of the financial services industry, our management’s expertise in the financial services industry would not be directly applicable to its evaluation or operation, and the information contained herein regarding the financial services industry would not be relevant to an understanding of the business that we elect to acquire.

Subject to the limitations that our business combination must have a fair market value of at least 80% of our net assets at the time of the business combination (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities), we will have virtually unrestricted flexibility in identifying and selecting a prospective business combination candidate. In addition, because there is no limitation on our ability to raise additional capital through equity placements or through loans, we may be able to acquire a company with a fair market value greater than 80% of our net assets at the time. We can also satisfy the requirement that the business combination have a fair market value at 80% of our net assets in a business combination transaction where we acquire less than a 100% interest in the target business, provided that the fair market value of the interest in such business or businesses is at least equal to 80% of our net assets at the time such business combination transaction is consummated.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against an extended period or a business combination submitted to our stockholders for approval.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against an extended period or a business combination submitted to our stockholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of stockholders vote for the proposed business combination. Alternatively, a proposal that you vote for could still be rejected, even if approved by the majority of votes cast by our public stockholders, if holders owning 30% or more of our outstanding shares of common stock sold in this offering properly exercise their conversion rights, on a cumulative basis, including any shares converted in connection with a proposed extended period.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of acquisition candidates or the fairness of the transaction to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that the price we are paying is fair to our public stockholders. In addition, we are not required to obtain an opinion from an unaffiliated third party that any business combination we select has a fair market value of at least 80% of the net assets held in the trust account (net of taxes and excluding the deferred underwriting discount) at the time of such business combination, the threshold value to constitute a business combination.

If our board of directors is not able to independently determine the fair market value of a business combination, we will obtain an opinion from an unaffiliated, independent investment banking firm which is subject to oversight by the Financial Industry Regulatory Authority as to the fair market value. If no opinion is obtained, our public stockholders will be relying solely on the judgment of our board of directors.

We may issue additional shares of common stock or preferred stock to complete a business combination or under an employee incentive plan after consummation of a business combination, which would dilute the interest of our stockholders and likely present other risks.

Our amended and restated certificate of incorporation authorizes the issuance of up to 80,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 29,000,000 (assuming that the underwriters have not exercised their over-allotment option) authorized but unissued shares of common stock available for issuance. We may issue a substantial number of additional shares of common or preferred stock to complete a business combination or under an employee incentive plan after consummation of a business combination. The issuance of additional shares of common or preferred stock:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•

could cause a change in control if a substantial number of shares of common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock and/or warrants.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate a business combination for any number of reasons including those beyond our control, such as if a majority of our stockholders do not approve an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence or 30% or more of our public stockholders vote against the business combination and properly exercise their conversion rights, on a cumulative basis, including any shares converted in connection with any stockholder vote to approve the extended period, even if holders of a majority of votes cast by our public stockholders at a duly held stockholders meeting approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We are dependent upon Bippy M. Siegal, our chairman and chief executive officer, and his loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, upon our chairman and chief executive officer, Bippy M. Siegal. We believe that our success depends on the continued service of Mr. Siegal, at least until we have consummated a business combination. In addition, Mr. Siegal is not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, Mr. Siegal. The unexpected loss of the services of Mr. Siegal could have a detrimental effect on us.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our management, some of whom may join us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our management. The role of our management in the target business, however, cannot presently be ascertained. Although some of our management may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our management may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our management may be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals, including the existence or terms of any such employment or consulting arrangements, may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any business combination. There is no certainty, however, that any of our management will remain with the combined company after the consummation of a business combination. We cannot assure you that any of our management will remain in senior management or advisory positions with the combined company. The determination as to whether any of our management will remain with the combined company will be made at the time of a business combination.

The officers and directors of an acquisition candidate may resign upon consummation of a business combination.

The role of an acquisition candidate’s key personnel upon the consummation of a business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s key personnel team will remain associated with the acquisition candidate following a business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities, engaged in business activities similar to those intended to be conducted by us. In the event that any of our officers and directors becomes aware of a business combination opportunity in the financial services industry that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. For a detailed description of the pre-existing fiduciary duties and contractual obligations of our officers and directors, please see “Management—Conflicts of Interest” beginning on page 108.

Our officers may become involved with subsequent blank check companies similar to our company, although they have agreed not to participate in the formation of, or become an officer or director of, any blank check company that may complete a business combination with an entity engaged in the financial services industry as its principal business until we have entered into a definitive agreement regarding a business combination or we have failed to complete a business combination within 24 months (or 30 months in the event an extended period is approved as described in this prospectus) following the consummation of this offering. As discussed above, our officers may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our offices has agreed, until the earliest of our initial business combination, our liquidation or such time as he ceases to be an officer, to present to us for our consideration any business opportunity to acquire a business with a fair market value of $160 million or more, prior to presentation to any other entity, subject to any preexisting fiduciary duties or contractual obligations of such officer. Except to the extent that our officers present potential acquisition opportunities to us in accordance with their agreement discussed above, we cannot assure you that these conflicts will be resolved in our favor or that a potential target business would not be presented to another entity prior to its presentation to us.

Certain of our directors will own shares of our common stock issued prior to this offering and an entity affiliated with our officers owns shares of our common stock issued prior to this offering and has committed to purchase warrants simultaneously with the consummation of this offering. These shares and warrants will not participate in liquidation distributions if a business combination is not consummated and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Certain members of our board of directors own shares of our common stock and all of our officers will be affiliated with an entity that owns shares of our common stock and warrants upon consummation of this offering. Our sponsor, RAC Investors, LLC, a Delaware limited liability company, purchased 5,750,000 founder shares in December 2007. Prior to the consummation of this offering, our sponsor intends to transfer an aggregate of 257,143 founder shares to Norman J. Balthasar, Anthony E. Burke, Sanford R. Robertson and Stephen Squeri, each of whom will serve as a member of our board of directors upon the consummation of this offering. Our sponsor has also committed to purchase insider warrants on or prior to the date of this prospectus. Mr. Siegal is the sole managing member of Raycliff Management, LLC, the managing member of our sponsor and each of our executive officers is a member of our sponsor or Raycliff Management, LLC. The sole business purpose of RAC Investors, LLC is to act as our sponsor in connection with this offering. Our initial stockholders have waived their rights to receive distributions with respect to the founder shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the founder shares will be worthless if we do not consummate a business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus). The insider warrants will also expire worthless if we fail to consummate a business combination within such time period. Furthermore, the $6.0 million purchase price of the insider warrants will be held in the trust account and will be distributed to our public stockholders in the event of our liquidation.

The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in the best interest of our public stockholders.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, but we cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with a business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•

a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Any business combination must be with a target business having a fair market value of at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount) at the time of such acquisition, although this may entail the simultaneous acquisitions of several businesses or assets at the same time. However, we may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic and competitive disadvantages. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular segment of the financial services industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses or assets, which are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

In pursuing our acquisition strategy, we may seek to effect a business combination with one or more privately held companies, which may present certain challenges to us, including the lack of available information about these companies. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential business combination on the basis of limited information.

The ability of our public stockholders to exercise their conversion rights may not allow us to consummate a desirable business combination or optimize our capital structure.

When we seek the approval of our public stockholders for an extended period or a business combination, each public stockholder will have the right to elect to convert its shares for cash if such public stockholder votes against an extended period or a business combination and such extended period is approved or business combination is approved and completed and the public stockholder holds its shares through the date of the stockholder approval of the extended period or consummation of the business combination, as applicable. Such holder must both vote against such extended period or business combination and elect to convert its shares by notifying us of such election to convert at the appropriate time, as described in the proxy materials. We will be permitted to proceed with a business combination if we are able to confirm that we have sufficient funds to pay the consideration to close the business combination plus all sums due to our public stockholders who vote against the extended period or business combination and duly exercise their right to elect to convert their shares for cash. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may be required to incur an amount of leverage that is not optimal for our business combination. In addition, we will not consummate a business combination if holders of 30% or more of our outstanding shares of common stock purchased in this offering properly exercise their conversion rights, on a cumulative basis, including any shares converted in connection with the stockholder vote for any proposed extended period. These restrictions may limit our ability to consummate the most attractive business combinations available to us.

We may proceed with a business combination if public stockholders owning less than 30% of the shares sold in this offering properly exercise their conversion rights. This requirement may make it easier for us to have a business combination approved over stockholder dissent.

We may proceed with a business combination as long as public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and properly exercise their conversion rights on a cumulative basis, including any shares converted in connection with the stockholder vote for any proposed extended period. Accordingly, public stockholders holding up to 5,999,999 shares of our common stock may both vote against the extended period or business combination and exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage at 30% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders. However, this may have the effect of making it easier for us to have a business combination approved over stockholder dissent than other blank check companies. While there are some other offerings similar to ours which include conversion provisions greater than 20%, historically the 20% threshold was common for offerings similar to ours. Because we permit a larger number of stockholders to exercise their conversion rights, it may be easier for us to obtain stockholder approval of a business combination than other blank check companies.

A business combination may require us to use substantially all of our cash to pay the purchase price. In such case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund a business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if a business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities in addition to blank check companies having a business objective similar to ours, including leveraged buyout funds and operating businesses competing for acquisitions in the financial services industry. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when compared with those of many of these competitors. While we believe that there are numerous potential target businesses within the financial services industry that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses.

Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing to complete a business combination or to fund the operations and growth of a target business, which could require us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be released to us, will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of a business combination, the depletion of the available net proceeds in search of a target business, or the conversion by stockholders of common stock into a pro rata share of net assets on deposit in the trust account in connection with the extended period or the business combination, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business. Even if we do not need additional financing to consummate a business combination we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the post-combination business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our initial stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of this offering, our initial stockholders will own 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). Except as described in this prospectus, none of our initial stockholders have any current intention to purchase units in this offering, in the after market or in private transactions. However, in connection with the stockholder vote required to approve the extended period or a business combination, they have agreed to vote the founder shares in accordance with the majority of the shares of common stock voted by the public stockholders and to vote the founder shares in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination. Our sponsor, officers and directors have also each agreed that if it or he acquires shares of common stock in or following this offering, it or he will vote all such acquired shares in favor of the extended period, a business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence.

Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the consummation of a business combination.

Our initial stockholders paid us an aggregate of $575, or $0.0001 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our units.

The difference between the public offering price per share (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. Our initial stockholders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 29.5% or $2.95 per share (the difference between the pro forma net tangible book value per share of $7.05, and the initial offering price of $10.00 per unit).

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $13.75 per share for any 20 trading days within a 30 trading-day period ending on the third business day before we send notice of such redemption provided that the warrants and common stock underlying the warrants are covered by an effective registration statement from the beginning of the 30 trading day period through the date fixed for redemption and a current prospectus relating thereto is available. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the insider warrants will be redeemable by us so long as they are held by the sponsor or its permitted transferees.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 20,000,000 shares of our common stock (or up to 23,000,000 shares of common stock if the underwriters’ over-allotment option is exercised) as part of the units offered by this prospectus and, on or prior to the date of this prospectus, we will be issuing in a private placement insider warrants to purchase 6,000,000 shares of common stock. The insider warrants have terms and provisions that are identical to the warrants contained in the units being sold in this offering, except that (i) the insider warrants will be subject to a lock-up agreement with the underwriters and will not be transferable before 180 days after the consummation of a business combination, subject to certain limited exceptions, (ii) the insider warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered for sale pursuant to a registration rights agreement to be entered into in connection with the private placement or otherwise transferred or sold in compliance with securities laws, (iii) the shares underlying the insider warrants will be non-redeemable so long as they are held by our sponsor or its permitted transferees, (iv) the insider warrants are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants and, (v) the insider warrants are exercisable by means, at the option of the holder, of cashless exercise.

To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete a business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities and on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in the financial services industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the common stock and warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the representatives believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring a business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in the financial services industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our amended and restated certificate of incorporation contains certain requirements and restrictions that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•

upon consummation of this offering, approximately $197.0 million, or approximately $225.8 million if the underwriters’ over-allotment option is exercised in full (including $6.0 million from the sale of the insider warrants and $6.0 million attributable to the deferred underwriting discount or $6.9 million if the underwriters’ over-allotment option is exercised in full), will be placed into the trust account;

•	we shall submit any proposed business combination to our stockholders for approval prior to consummating a business combination;

•	our public stockholders will have the right to convert their shares of common stock into cash in accordance with the conversion rights described in this prospectus;

•

we will consummate a business combination only if it has a fair market value equal to at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of $6.0 million or $6.9 million if the underwriters’ over-allotment option is exercised in full) at the time of such acquisition;

•	we may not consummate any business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our business combination;

•

public stockholders who vote against an extended period or our business combination may convert their shares into a pro rata share of the aggregate net assets then on deposit in the trust account less taxes payable;

•

prior to our business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering with respect to an extended period or a business combination;

•

we will consummate our business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) public stockholders owning less than 30% of the shares of common stock sold in this offering both vote against the business combination and properly exercise their conversion rights, on a cumulative basis, including any shares of common stock held by stockholders who exercised their conversion rights in connection with the stockholder vote, if any, required to approve the extended period;

•

if we do not consummate a business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus) our corporate existence will cease except for purposes of winding up our affairs, including liquidation, and we will not be able to engage in any other business activities; and

•

if we are forced to liquidate prior to a business combination, our public stockholders will be entitled to share ratably in the funds in the trust account, including any interest, and any net assets remaining available for distribution to them after payment of our liabilities.

Our amended and restated certificate of incorporation will require that we obtain the affirmative vote of our board of directors and holders of at least 90% of our outstanding common stock issued in this offering to amend the above-described provisions. This consent requirement is more stringent than the minimum stockholder consent requirement under Delaware law, and a court could conclude that the consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable without the consent of holders of at least 90% of our outstanding common stock issued in this offering and any such amendment could reduce or eliminate the protection afforded to our stockholders.

Provisions in our amended and restated certificate of incorporation may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of our board of directors to designate the terms of and issue new series of preferred stock, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

There may be tax consequences to our business combinations that may adversely affect us.

While we expect to undertake any merger or acquisition so as to minimize taxes both to the acquired business and/or asset and us, such business combination might not meet the statutory requirements of a tax-free reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of shares or assets. A non-qualifying reorganization could result in the imposition of substantial taxes.

If we acquire a target business with operations located outside the United States, we may encounter risks specific to other countries in which such target business operates.

If we acquire a company that has operations outside the United States, we will be exposed to risks that could negatively impact our future results of operations following a business combination. The additional risks we may be exposed to in these cases include, but are not limited to:

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	tax issues, such as tax law changes and variations in tax laws as compared to tax laws in the United States;

•	cultural and language differences;

•	foreign exchange controls;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars;

•	law enforcement authorities and courts that are inexperienced in commercial matters;

•	employment regulations;

•	collection of accounts receivable;

•	restrictions on the repatriation of profits or payment of dividends;

•	nationalization or expropriation of property;

•	deterioration of political relations with the United States; and

•	new or more extensive environmental regulation.

In addition, the target business may be conducted in countries with emerging economies, where we could face additional risks, including the following:

•	the challenge of navigating a complex set of licensing requirements and restrictions affecting the conduct of business in such countries by foreign companies;

•	difficulties and limitations on the repatriation of cash;

•	currency fluctuation and exchange rate risks;

•	protection of intellectual property, both for us and our customers; and

•	difficulty retaining management personnel and skilled employees.

If we are unable to manage these risks following a business combination, we may face significant liability, our international sales could decline and our financial results could be adversely affected.

Foreign currency fluctuations could adversely affect our business and financial results.

A target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, it is likely that the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in foreign jurisdictions may not be as certain in implementation and/or interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments obtained in the United States against our directors and officers under federal securities laws.

One or more countries where a target business operates may have corporate disclosure, governance and regulatory requirements that are different from those in the United States, which may make it more difficult or complex to consummate a business combination.

Companies located outside of the United States are subject to accounting, auditing, regulatory and financial standards and requirements that differ, in some cases significantly, from those applicable to public companies in the United States, which may make it more difficult or complex to consummate a business combination. In particular, the assets and profits appearing on the financial statements of a company located outside the United States may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with United States generally accepted accounting principles. There may be substantially less publicly available information about companies located outside the United States than there is about companies located in the United States or companies subject to reporting requirements under the laws of the United States. Moreover, companies in other countries may not be subject to the same degree of regulation as are United States companies with respect to such matters as insider trading rules, tender offer regulation, stockholder proxy requirements and the timely disclosure of information which may result in less transparency for public stockholders.

Legal principles relating to corporate affairs and the validity of corporate procedures, directors’ fiduciary duties and liabilities and stockholders’ rights for companies located outside the United States may differ from those that may apply in the United States, which may make the consummation of a business combination with such companies located outside of the United States more difficult. We therefore may have more difficulty in achieving our business objective.

Because we must furnish our stockholders with target business financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, we will not be able to complete a business combination with some prospective target businesses unless their financial statements are first reconciled to United States generally accepted accounting principles which may prevent the consummation of any prospective business combination.

The federal securities laws require that a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. Any business combination must be with a target business that has a fair market value of at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of $6.0 million or $6.9 million if the over-allotment option is exercised in full) at the time of such acquisition. We will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, United States generally accepted accounting principles, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. If a proposed target business, including one located outside of the United States, does not have financial statements that have been prepared in accordance with, or that can be reconciled to, GAAP and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

Returns on investment in companies with operations outside the United States may be decreased by withholding and other taxes.

If we effect a business combination with a target business that operates in one or more countries outside of the United States, we may incur tax risk, and income that might otherwise not be subject to withholding of local income tax under normal international conventions may be subject to withholding in such countries. Any withholding taxes paid by us on income from our investments in other countries may or may not be creditable on our income tax returns. We intend to avail ourselves of income tax treaties that are in place to seek to minimize any withholding tax or local tax otherwise imposed in other countries. However, there is no assurance that the local tax authorities will recognize application of such treaties to achieve a minimization of local tax.

Because of our limited resources and the significant competition for business combination opportunities, including numerous companies with a business plan similar to ours, it may be more difficult for us to complete a business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of financial services industry properties, assets and entities. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous target acquisitions that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target acquisitions that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target acquisitions. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target acquisitions. Also, our obligation to convert into cash the shares of common stock in certain instances may reduce the resources available for a business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We cannot assure you we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you we will be able to effectuate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

Risks Related to the Financial Services Industry

Business combinations with companies with operations in the financial services industry entail special considerations and risks. If we are successful in completing a business combination with a target business with operations in the financial services industry, we will be subject to, and possibly adversely affected by, the following risks:

The financial services industry faces substantial regulatory and litigation risks and conflicts of interest, and, after the consummation of a business combination with a company in the financial services industry, we may face legal liability and reduced revenues and profitability if our services are not regarded as compliant or for other reasons.

The financial services industry is subject to extensive regulation. Many regulators, including U.S. and foreign government agencies and self-regulatory organizations, as well as state securities commissions and attorneys general, are empowered to conduct administrative proceedings and investigations that can result in, among other things, censure, fine, the issuance of cease-and-desist orders, prohibitions against engaging in some lines of business or the suspension or expulsion of a broker-dealer or investment adviser. The requirements imposed by regulators are designed to ensure the integrity of the financial markets and to protect customers and other third parties who deal with financial services firms and are not designed to protect our stockholders. Regulations and investigations may result in limitations on our activities such as the restrictions imposed on several leading securities firms as part of a settlement these firms reached with federal and state securities regulators and self-regulatory organizations in 2003 to resolve investigations into equity research analysts’ alleged conflicts of interest.

Governmental and self-regulatory organizations, including the SEC, FINRA and national securities exchanges such as the New York Stock Exchange, impose and enforce regulations on financial services companies. U.S. self-regulatory organizations adopt rules, subject to approval by the SEC, that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered investment dealers, broker-dealers and investment advisers. For example, U.S. broker-dealers are subject to rules and regulations that cover all aspects of the securities business including: sales methods and trade practices; use and safekeeping of customer funds and securities; capital structures; recordkeeping; the preparation of research; the extension of credit; and the conduct of officers and employees. Similarly, investment advisers are subject to extensive rules and regulations covering all aspects of their business including recordkeeping, fee arrangements, client disclosure, custody of customer assets and the conduct of officers and employees.

The SEC, FINRA and various regulatory agencies also have stringent rules with respect to the maintenance of specific levels of net capital by securities brokerage firms. Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the SEC and suspension or expulsion from FINRA and other regulatory bodies, which ultimately could prevent any broker-dealer that we acquire or acquire control of from conducting broker-dealer activities. In addition, a change in the net capital rules, the imposition of new rules or any unusually large charge against net capital could limit the operations of broker-dealers, which could harm our business if we were to consummate a business combination with a securities brokerage firm.

In addition, insurance companies are subject to extensive regulation and supervision in the jurisdictions in which they do business. For example, in the United States, state insurance departments have broad powers with respect to such things as: licensing companies to transact business; authorizing lines of business; imposing dividend limitations; licensing agents and distributors of insurance products; restricting companies’ ability to enter and exit markets; mandating certain insurance benefits; restricting companies’ ability to terminate or cancel coverage; requiring companies to provide certain types of coverage; regulating premium rates, including the ability to increase premium rates; approving policy forms; regulating trade, marketing, sales and claims practices; imposing privacy requirements; establishing reserve requirements and solvency standards; restricting certain transactions between affiliates; and regulating the type, amounts and valuation of investments.

The regulatory environment in which we will operate is also subject to modifications and further regulations. New laws or regulations or changes in the enforcement of existing laws or regulations applicable to us may adversely affect our business, and our ability to function in this environment will depend on our ability to constantly monitor and react to these changes. For example, recently the insurance industry has been subject to a significant level of scrutiny by various regulatory bodies, including state attorneys general and insurance departments, concerning certain practices within the insurance industry. These practices include, without limitation, the receipt of contingent commissions by insurance brokers and agents from insurance companies and the extent to which such compensation has been disclosed, bid rigging and related matters. As a result of these and related matters, including actions taken by the New York State Attorney General, there have been a number of proposals to modify various state laws and regulations regarding insurance agents and brokers, including proposals by the National Association of Insurance Commissioners, that could impose additional legal obligations, including disclosure obligations, on us if we were to offer insurance or other financial products.

In recent years, the volume of claims and amount of damages claimed in litigation and regulatory proceedings against financial services firms has been increasing. After our business combination, our engagement agreements or arrangements may include provisions designed to limit our exposure to legal claims relating to our services, but these provisions may not protect us or may not be adhered to in all cases. We also will be subject to claims arising from disputes with employees for alleged discrimination or harassment, among other things. The risk of significant legal liability is often difficult to assess or quantify and its existence and magnitude often remain unknown for substantial periods of time. As a result, we may incur significant legal expenses in defending against litigation. Substantial legal liability or significant regulatory action against us could materially adversely affect our business, financial condition or results of operations or cause significant reputational harm to us, which could seriously harm our business.

Financial services firms are subject to numerous conflicts of interest or perceived conflicts of interest. We will need to adopt various policies, controls and procedures to address or limit actual or perceived conflicts and regularly seek to review and update our policies, controls and procedures. However, these policies, controls and procedures may result in increased costs, additional operational personnel and increased regulatory risk. Failure to adhere to these policies and procedures may result in regulatory sanctions or client litigation. There have been a number of highly publicized cases involving fraud or other misconduct by employees in the financial services industry in recent years, and we run the risk that employee misconduct could occur. It is not always possible to deter or prevent employee misconduct and the precautions we take to prevent and detect this activity may not be effective in all cases.

After the consummation of a business combination, we will face strong competition from financial services firms, many of whom have the ability to offer clients a wider range of products and services than we may be able to offer, which could lead to pricing pressures that could materially adversely affect our revenue and profitability.

After consummation of a business combination in the financial services industry, we will compete with other firms—both domestic and foreign—on a number of bases, including the quality of our employees, transaction execution, our products and services, innovation, reputation and price. We may fail to attract new business and we may lose clients if, among other reasons, we are not able to compete effectively. We will also face significant competition as result of a recent trend toward consolidation in this industry. In the past several years, there has been substantial consolidation and convergence among companies in the financial services industry. In particular, a number of large commercial banks, insurance companies and other broad-based financial services firms have established or acquired broker-dealers or have merged with other financial institutions. Many competitors offer the same banking services that we expect to offer in our service area. These competitors include national banks, regional banks and other community banks. We will also face competition from many other types of financial institutions, including without limitation, savings and loan institutions, finance companies, brokerage firms, insurance companies, credit unions, mortgage banks and other financial intermediaries. Additionally, banks and other financial institutions with larger capitalization and financial intermediaries not subject to bank regulatory restrictions have larger lending limits and are thereby able to serve the credit needs of larger customers. Areas of competition include interest rates for loans and deposits, efforts to obtain deposits, and range and quality of products and services provided, including new technology driven products and services. Many of these firms have the ability to offer a wide range of products such as loans, deposit-taking, insurance, brokerage, investment management and investment banking services, which may enhance their competitive position. They also have the ability to support investment banking with commercial banking, insurance and other financial services revenue in an effort to gain market share, which could result in pricing pressure on other businesses. The passage of the Gramm-Leach-Bliley Act in 1999 reduced barriers to large institutions providing a wide range of financial services products and services. We believe, in light of increasing industry consolidation and the regulatory overhaul of the financial services industry, that competition will continue to increase from providers of financial services products.

The financial services industry has inherent risks, which may affect our net income and revenues.

The financial services business is, by its nature, subject to numerous and substantial risks, including volatile trading markets and fluctuations in the volume of market activity. Consequently, our net income and revenues are likely to be subject to wide fluctuations, reflecting the effect of many factors, including: general economic conditions; securities market conditions; the level and volatility of interest rates and equity prices; competitive conditions; liquidity of global markets; international and regional political conditions; regulatory and legislative developments; monetary and fiscal policy; investor sentiment; availability and cost of capital; technological changes and events; outcome of legal proceedings; changes in currency values; inflation; credit ratings; and the size, volume and timing of transactions. These and other factors could affect the stability and liquidity of securities and future markets, and the ability of issuers, other securities firms and counterparties to perform their obligations.

A reduced volume of securities and futures transactions and reduced market liquidity generally results in lower revenues from principal transactions and commissions. Lower price levels for securities may result in a reduced volume of transactions and may also result in losses from declines in the market value of securities held in proprietary trading and underwriting accounts, particularly in volatile or illiquid markets, or in markets influenced by sustained periods of low or negative economic growth, including the risk of losses resulting from the ownership of securities, trading and the failure of counterparties to meet commitments.

Operational risks may disrupt our business, result in regulatory action against us or limit our growth.

Financial services businesses are dependent on communications and information systems, including those of vendors. Any failure or interruption of these systems, whether caused by fire, other natural disaster, power or telecommunications failure, act of terrorism or war or otherwise, could materially adversely affect operating results. After the consummation of a business combination, we will need to continue to make investments in new and enhanced information systems. Interruption or loss of our information processing capabilities or adverse consequences from implementing new or enhanced systems could have a material adverse effect on our business and the price of our common stock and warrants. As our information system providers revise and upgrade their hardware, software and equipment technology, we may encounter difficulties in integrating these new technologies into our business. Additionally, our systems may be subject to infiltration by unauthorized persons. If our systems or facilities were infiltrated and damaged by unauthorized persons, our clients could experience data loss, financial loss and significant business interruption. If that were to occur, it could have a material adverse effect on our business, financial condition and results of operations.

Many financial services firms face credit risks which, if not properly managed, could cause revenues and net income to decrease.

Many types of financial services firms, including banks and broker-dealers, lend funds to their customers. Among the risks all lenders face is the risk that some of their borrowers will not repay their loans. The ability of borrowers to repay their obligations may be adversely affected by factors beyond our control, including local and general economic and market conditions. A substantial portion of the loans may be secured by liens on real estate or securities. These same factors may adversely affect the value of real estate and securities as collateral. If we enter into a business combination with a firm that makes loans, we would maintain an allowance for loan losses to reflect the level of losses determined by management to be inherent in the loan portfolio. However, the level of the allowance and the amount of the provisions would only be estimates based on management’s judgment, and actual losses incurred could materially exceed the amount of the allowance or require substantial additional provisions to the allowance, either of which would likely have a material adverse effect on our revenues and net income. In addition, the extent to which many financial services firms may be affected by adverse conditions in the subprime mortgage markets, credit card markets or other forms of consumer debt is not currently known and may have an adverse impact on any financial services firm that we may acquire.

Many financial services firms are subject to interest rate risk and variations in interest rates may negatively affect our financial performance.

Changes in the interest rate environment may reduce our profits. Banks and other financial services firms realize income from the differential, or “spread,” between the interest earned on loans, securities and other interest earning assets, and interest paid on deposits, borrowings and other interest bearing liabilities. Net interest spreads are affected by the difference between the maturities and repricing characteristics of interest earning assets and interest bearing liabilities. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. We cannot assure you that we can minimize our interest rate risk. In addition, while an increase in the general level of interest rates may increase our net interest margins and loan yield, it may adversely affect the ability of certain borrowers with variable rate loans to pay the interest on and principal of their obligations. Accordingly, changes in levels of market interest rates could materially and adversely affect our net interest spread, asset quality, loan origination volume and overall profitability.

We may be subject to significant regulatory requirements in connection with our efforts to consummate a business combination with a financial services firm, which may result in our failure to consummate a business combination within the required time frame and may force us to liquidate.

Acquisitions of financial services companies are often subject to significant regulatory requirements and consents, and we will not be able to consummate a business combination with certain types of financial services companies without complying with applicable laws and regulations and obtaining required governmental or client consents. For example, if we were to attempt to acquire certain banks, we would be required to obtain the approvals of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Office of Thrift Supervision and/or state banking commissions. In determining whether to approve applications we may file, the agencies will consider a number of factors including, but not limited to, our current and pro forma financial condition and that of the target as well as the target’s compliance with the Community Reinvestment Act and the USA PATRIOT Act. In addition, even if the applications are approved, federal and state banking regulators may impose conditions on the consummation of any transaction. If we seek to acquire an insurance company or an insurance holding company, the acquisition will be subject to the approval of one or more state insurance departments having jurisdiction over the target company. In addition, the proposed acquisition of other types of businesses in the insurance such as insurance agencies and third party administrators may be subject to approval or consent requirements of state insurance departments. The acquisition of a business in other sectors of the financial services industry may require similar approvals or consents.

We may not receive any such required approvals or we may not receive them in a timely manner, including as a result of factors or matters beyond our control. Satisfying any statutory or regulatory requirements may delay the date of our completion of a business combination beyond the required time frame (24 months following the consummation of this offering, or 30 months if an extended period is approved as described in this prospectus). If we fail to consummate a business combination within the required time frame, we may be forced to liquidate.

We will be subject to significant government regulation if we acquire a banking organization.

Following the acquisition of a banking organization, we will operate in a highly regulated environment and will be subject to supervision and regulation by a number of governmental agencies, including one or more of the Federal Reserve, the OCC, and the FDIC, the OTS and/or state banking supervisors. Regulations adopted by these agencies, which are generally intended to provide protection for depositors and customers rather than for the benefit of stockholders, govern a comprehensive range of matters relating to the ownership and control of stockholders, acquisition of other companies and businesses, permissible activities we may engage in, maintenance of adequate capital levels, sales practices, anti-money-laundering requirements, and other aspects of our operations. The appropriate banking supervisors will perform detailed examinations of us and our subsidiaries on a regular basis. Banking supervisors possess broad authority to prevent or remedy unsafe or unsound practices or violations of law and to require robust and detailed policies, procedures, and systems of risk management and legal compliance. Any failure of such policies, procedures, and systems (including actions by a banking organization prior to our acquisition of it), or any failure by us or our subsidiaries to maintain satisfactory examination ratings for any reason, could result in substantial penalties, requirements, and/or restrictions on our ability to conduct business. In addition, future legislation and government policy could adversely affect our results of operations.

Banks domiciled or operating in the United States and their holding companies are subject to extensive regulation and supervision by applicable federal and state banking agencies. Many of these regulations are intended to protect parties other than stockholders, such as depositors. If we were to acquire a bank, these regulations may limit our operations significantly and control the methods by which we conduct our business, including our lending practices, capital structure, investment practices and dividend policy. In addition, banks and their holding companies generally are subject to rigorous capital requirements and may be examined on a regular basis for their general safety and soundness and compliance with various federal and state legal regimes, including, but not limited to, the Community Reinvestment Act, the Truth in Lending Act, the Equal Credit Opportunity Act, the Real Estate Settlement and Procedures Act, the Fair Credit Reporting Act and the Bank Secrecy Act, as amended by the USA PATRIOT Act.

If we were to acquire a business in the banking segment of the financial services industry which is subject to maintaining capitalization requirements and ratios and subject to regulatory approvals and consents, the structure of the potential business combination, including our use of leverage, and the size of the potential business combination may be impacted, the pool of potential target businesses may be limited and our ability to consummate a business combination within the requisite time period may be adversely affected.

Banks are generally subject to rigorous capital requirements. Any debt used in the consummation of the business combination may adversely affect the potential target businesses’ ability to maintain capitalization requirements in certain regulated segments of the financial services industry. If we were to acquire businesses in segments of the financial services industry which are subject to maintaining capitalization requirements and ratios and subject to regulatory approvals and consent, the structure of the potential business combination, including our use of leverage, and the size of the potential business combination may be impacted, the potential pool of target businesses may limited and our ability to consummate a business combination within the requisite time period may be adversely affected.

Our ability to pay dividends or repurchase shares of our common stock will be subject to restrictions under applicable banking laws and regulations.

Our ability to pay dividends or repurchase shares of our common stock will depend on the ability of any subsidiary banks or thrifts that we acquire to pay dividends to us. Banks and thrifts are subject to certain regulatory restrictions on the payment of dividends or repurchase of stock.

A national bank or a thrift generally may pay dividends without regulatory approval in any calendar year to the extent of the total of its net profits for such year combined with its retained net profits for the preceding two years, less any required transfers to surplus. State banks or thrifts may be subject to similar limitations. The ability of a bank or thrift to pay dividends is also restricted by the requirement that it maintain adequate levels of regulatory capital.

Federal bank regulatory agencies also have the authority to prohibit a bank or thrift from engaging in unsafe or unsound practices, and the payment of dividends or the repurchase of stock could be deemed an unsafe or unsound practice depending on the financial condition or supervisory status of the institution.

Substantial regulatory limitations on investments in banks and thrifts may limit investors’ ability to purchase our stock.

With limited exceptions, federal regulations require the approval of the appropriate federal banking supervisor before a person or company or a group of persons or companies deemed to be “acting in concert” may directly or indirectly acquire more than 10% (5% if the acquirer is a bank or thrift holding company) of any class of a banking organization’s voting stock, or direct or indirectly obtain the ability to control in any manner the election of a majority of directors or otherwise direct the management or policies of a banking organization. Prospective investors must comply with these requirements, if applicable, in connection with any purchase of our units in this offering, any subsequent exercise of warrants, or any subsequent trading of units. These requirements may limit potential purchasers, and therefore the value, of our stock.

Businesses in the insurance industry are subject to extensive regulation, which may adversely affect our ability to achieve our business objectives. In addition, if we fail to comply with these regulations, we may be subject to penalties, including fines and suspensions, which could reduce our earnings significantly.

Most insurance regulations are designed to protect the interests of insurance policyholders, as opposed to the interests of stockholders. These regulations generally are administered by a department of insurance or similar regulatory authority and relate, among other things, to authorization to write lines of business, capital and surplus requirements, rate and policy form approvals, investment and underwriting limitations, affiliated transactions, dividend limitations, changes in control, solvency and a variety of other financial and non-financial aspects of an insurance business. Insurance regulators also conduct periodic examinations of the affairs of insurance companies and require the filing of annual and other reports relating to financial condition, holding company issues and other matters.

Regulatory authorities have broad discretion to deny or revoke licenses for various reasons including violations of their regulations. In some instances, where there is uncertainty as to applicability, we would expect to follow practices based on interpretations of regulations or practices that we believe, based on our management’s experience, to be consistent with the practices in the industry. These practices may turn out to be different from the interpretations of regulatory authorities. If we do not have the requisite licenses and approvals, or do not comply with the applicable regulatory requirements, insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or otherwise penalize us.

We could lose our regulatory authority to conduct an insurance business if we fail to maintain our capital at the required levels for the jurisdiction involved. In order to obtain regulatory approval, we may need to demonstrate that we have invested sufficient capital to support the underwriting capacity of a target insurance-related business and to ensure that such insurance-related business has capital available to cover periodic fluctuation in liabilities in respect of its claims.

Changes in existing statutes, regulations and regulatory policies, as well as changes in the implementation of such statutes, regulations and regulatory policies, whether in or outside the U.S., may affect the way a target business operates its insurance business, its ability to sell new policies, products or services and its claims exposure on existing policies.

More restrictive laws, rules or regulations, both in or outside the U.S., may be adopted in the future that could make compliance more difficult and/or expensive.

If we fail to properly evaluate the financial position and reserves of a potential target business in the insurance industry, our losses and benefits from operations may exceed our loss and benefit reserves, which could have a significantly adverse effect on our results of operations.

Our ability to operate a business in the insurance industry will depend on our accurate assessment of the financial position and reserves of, and the risks underwritten by, the business we acquire. Reserves are actuarial and statistical projections at a given point in time of what any insurance or reinsurance company ultimately expects to pay on claims and benefits, based on facts and circumstances then known, predictions of future events, estimates of future trends in claim frequency and severity, mortality, morbidity and other variable factors such as inflation. If we fail to assess accurately the risks underwritten by a potential target business or if our evaluation of the business’s reserves is incorrect, the reserves may be inadequate to cover losses and we may be unable to operate the business profitably. If our actual claims experience is less favorable after the business combination than our underlying assumptions prior to the acquisition of the target business, we may be unable to operate the business on a sound financial basis.

In addition, the actual losses and benefits experienced by any business we may acquire may deviate, perhaps substantially, from the reserve estimates contained in its financial statements. Although we will conduct due diligence on the transactions underwritten by the business we acquire, we cannot assure you that this evaluation will be borne out by events and, if they are not, our future financial position and results of operations could fail to achieve their anticipated levels.

In addition, as industry practices and legal, judicial and social conditions change, unexpected issues related to claims and coverage may emerge. These issues may either extend coverage beyond the period which we intended or increase the number or size of claims. In some instances, these changes may not manifest themselves until many years after we enter into contracts affected by these changes. As a result, we may not be able to ascertain the full extent of our liabilities under contracts for many years following the issuance of the contracts.

If we determine that our reserves are inadequate, we will increase our reserves with a corresponding reduction in net income for the period in which the deficiency was identified.

If we consummate a business combination with a business in the reinsurance sector, our losses and benefits from the operation of that business may exceed our reserves, which could significantly increase our liabilities and reduce our profits.

Reinsurance has inherently greater uncertainties of loss and benefit reserves as compared to insurance, primarily due to the necessary reliance on the ceding company or insurer for information regarding losses and benefits; and the lapse of time from the occurrence of the event to the reporting of the loss or benefit to the reinsurer and the ultimate resolution or settlement of the loss or benefit. If we acquire a business in the reinsurance sector, our success in operating that business will depend on our ability to assess accurately the risks underwritten by its ceding companies. If we fail to assess these risks accurately, or if events or circumstances cause our estimates to be incorrect, we may not establish appropriate premium rates and our reserves may be inadequate to cover our losses. Although we will conduct due diligence on the transactions that we underwrite, we will also be dependent on the original underwriting decisions made by ceding companies. Specifically, we will be subject to the risk that the ceding companies may not have adequately evaluated the risks to be reinsured by us and that the premiums ceded may not adequately compensate us for the risks that we will have assumed.

We may be unable to attract and retain brokers, agents and other distributors, which may be detrimental to our financial condition and operating performance.

An insurance or reinsurance company may sell its products through one or more independent distribution channels, including general agents, brokers, wholesalers, financial institutions, financial planners, association groups, third party marketing organizations, and other independent producers and sales specialists, as well as through captive channels. Success in competing for sales through these intermediaries depends upon factors such as the amount of sales commissions and fees paid, the breadth of products offered, the strength of a target business’ brand, the marketing and services provided, an insurance carrier’s perceived stability and financial strength ratings, and the strength of relationships maintained with individuals at those firms. If we acquire an insurance carrier and are unable to continue to recruit productive distributors of our products, our ability to maintain or increase its policy base could be reduced, thereby reducing our revenues and possibly impairing our profitability.

If a we acquire a company engaged in insurance brokerage, a reduction in insurance premium rates and commission rates may have an adverse effect on our operations and profits.

Insurance brokers typically derive a significant part of their revenues from commissions on insurance products brokered. Insurance brokers have no control over the insurance premium rates on which these commissions are based, and revenues may be adversely affected by a reduction in rates. In addition, insurance brokers’ commission revenues could also be reduced by a decrease in the commission rates that insurance companies pay for the sale of their products. Historically, premium rates have been cyclical, varying widely based on market conditions, including the underwriting capacity of insurance companies, earnings by insurance companies on their investment portfolios and competition in the marketplace. Health care premiums and commissions may also be affected by a slowing economy as employers seek ways to minimize employee benefits costs and reduce the size of their workforce. A period of decreasing premium rates may reduce insurance brokers’ profitability.

The insurance business is historically cyclical, and we may experience periods with excess underwriting capacity and unfavorable premium rates; conversely, we may have a shortage of underwriting capacity when premium rates are strong.

Historically, insurers have experienced significant fluctuations in operating results due to competition, frequency and severity of catastrophic events, levels of capacity, general economic conditions and other factors. The supply of insurance is related to prevailing prices, the level of insured losses and the level of industry surplus which, in turn, may fluctuate in response to changes in rates of return on investments being earned in the insurance industry. As a result, the insurance business historically has been a cyclical industry characterized by periods of intense price competition due to excessive underwriting capacity as well as periods when shortages of capacity permitted favorable premium levels. The period 2002 through 2005 generally saw favorable market conditions in terms of attractive rates and terms. However, if the supply of insurance increases, either by capital provided by new entrants or by the commitment of additional capital by existing insurers, premium prices may decrease, which could reduce the profitability of any business we acquire. In addition, changes in the frequency and severity of losses suffered by insureds and insurers in the property and casualty sector may affect the cycles of the insurance business significantly, and we will experience the effects of such cyclicality if we consummate our business combination with a business in the property and casualty sector. Similarly, a prolonged general economic downturn or poor performance of the equity and other capital markets could impair the market for many annuity and life insurance products.

Severe natural and man-made disasters and other catastrophes may result in an increase in the number and amount of claims filed against insurers, which may affect our earnings.

Property and casualty insurers are exposed to the risk of severe weather conditions and other natural and man-made catastrophes. Catastrophes can be caused by various events, including volatile and unpredictable natural events such as severe winter weather, tornados, windstorms, earthquakes, hailstorms, severe thunderstorms and fires, and man-made events such as pollution, explosions and terrorist attacks. The frequency and severity of events, and the losses associated with them, are inherently unpredictable and sometimes cannot be reserved for adequately.

In addition, there is a high degree of uncertainty with respect to future exposure from asbestos, environmental, medical malpractice, general liability and other long-term liability claims because of significant issues surrounding the liabilities of insurers, diverging legal interpretations and judgments in different jurisdictions and aggressive litigation, particularly in the United States. These uncertainties include the extent of coverage under insurance policies, whether or not particular claims are subject to an aggregate limit, the number of occurrences involved in particular claims and new theories of insured and insurer liability. Given uncertainties surrounding the claims, our losses, if any, may exceed our claims reserves and our results of operations may suffer as a result.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” ‘should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to complete our business combination;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our business combination;

•

our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our business combination, as a result of which they would then receive expense reimbursements;

•	our potential ability to obtain additional financing to complete our business combination;

•	our pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	our public securities’ potential liquidity and trading;

•

the listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange or any other securities exchange following a business combination;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors’ beginning on page 27. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 20,000,000 Units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants (all of which will be deposited into the trust account), will be as set forth in the following table.

	No Exercise of Over-Allotment Option	Full Exercise of Over-Allotment Option
Gross proceeds:
Gross proceeds from the offering	$200,000,000	$230,000,000
Gross proceeds from the sale of the insider warrants(1)	6,000,000	6,000,000

Total gross proceeds	$206,000,000	$236,000,000

Offering expenses:(2)
Underwriting discount(3)	$14,000,000	$16,100,000
Legal fees and expenses	450,000	450,000
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	60,000	60,000
SEC registration fee	7,061	7,061
FINRA filing fee	23,500	23,500
American Stock Exchange application and listing fees	70,000	70,000
Miscellaneous expenses	39,439	39,439

Total offering expenses	$14,750,000	$16,850,000

Net proceeds from the offering and the sale of the insider warrants:
Net offering proceeds	$191,250,000	$219,150,000
Net offering proceeds not held in trust(4)	250,000	250,000

Net proceeds in trust for our benefit	191,000,000	218,900,000
Underwriters’ deferred discount held in trust	6,000,000	6,900,000

Total amount held in trust	$197,000,000	$225,800,000

Percentage of gross public offering proceeds held in the trust account	98.5%	98.2%

Anticipated use of the interest earned on the trust account (net of taxes payable on such interest), up to a maximum of $3.0 million, subject to adjustment, that will be released to us to cover operating expenses:(4)

Legal, accounting and other expenses in connection with the due diligence investigations, structuring and negotiation of a business combination	$1,610,000	$1,610,000
Legal and accounting fees related to SEC reporting obligations (including the proxy statement in connection with a business combination)	500,000	500,000
Administrative fees relating to services agreement with Raycliff Capital ($10,000 per month for two years)(5)	240,000	240,000
Working capital to cover miscellaneous expenses, D&O insurance and reserves	900,000	1,350,000

Total	$3,250,000	$3,700,000

(1)	There is no placement fee paid or payable by us in connection with the sale of the insider warrants.

(2)	Includes the repayment of the principal amount of the $224,525 promissory note issued by us to our sponsor in consideration of our sponsor’s advancement of expenses in connection with this offering.
(3)	Consists of an underwriting discount of 7% of the gross proceeds of this offering (including any units sold to cover over-allotments) including 3%, or $6.0 million ($6.9 million if the underwriters’ over-allotment option is exercised in full) to be held in trust until consummation of a business combination. Upon consummation of a business combination, such deferred underwriting discount shall be released to the underwriters from the assets held in a trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest earned on the deferred discount.
(4)	$250,000 of the proceeds of this offering will be held outside of the trust account and available to us to fund our working capital requirements. In addition, the interest earned on the trust account, net of taxes payable on such interest, will be released to us to cover our working capital requirements, up to a maximum of $3,000,000 (subject to adjustment in the event the size of the offering is increased or the underwriters over-allotment option is exercised).
(5)	Assumes that an extended period has not been approved by our stockholders as described in this prospectus.

If the size of this offering is increased or decreased, or the underwriters elect to exercise the over-allotment option, it will result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account.

A total of approximately $197.0 million (or approximately $225.8 million if the underwriters’ over-allotment option is exercised in full), of the net proceeds from this offering and the sale of the insider warrants described in this prospectus, including $6.0 million (or $6.9 million if the underwriters’ over-allotment option is exercised in full) of the deferred underwriting discount will be placed in a trust account at JPMorgan Chase, N.A. with Continental Stock Transfer & Trust Company, as trustee and will be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds registered under the Investment Company Act and operating in compliance with Rule 2a-7 under the Investment Company Act. Except for a portion of the interest income that may be released to us, the proceeds held in trust will not be released from the trust account until the earlier of the completion of our business combination or our liquidation.

Commencing on the date of this prospectus, we have agreed to pay Raycliff Capital, an entity founded and controlled by Bippy Siegal, our chairman and chief executive officer, a total of $10,000 per month for office space, administrative services and secretarial support. This arrangement is being agreed to by Mr. Siegal for our benefit and is not intended to provide Mr. Siegal compensation in lieu of salary or other remuneration because it is anticipated that the expenses to be paid by Mr. Siegal will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon completion of our business combination or our liquidation, we will cease paying these monthly fees.

We believe that amounts not held in trust as well as the interest income of up to $3.0 million, subject to adjustment, earned on the trust account balance (net of taxes payable) that may be released to us will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us. If the size of this offering is increased or decreased, or the underwriters elect to exercise the over-allotment option, it will result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account. We will use such proportionate increase in interest income to cover our working capital expenses. While we currently do not know what our future working capital expenses will be and while they will not necessarily be proportionate to the size of the offering, we believe that any additional interest income released to us would facilitate our ability to finance the exploration and consideration of a greater number of potential acquisition targets.

As of the date of this prospectus, our sponsor has advanced to us a total of $224,425 to be used for a portion of the expenses of this offering. These advances are non-interest bearing, unsecured and are due at the earlier of December 31, 2008 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in the trust account.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds registered under the Investment Company Act and operating in compliance with Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. Interest income of up to $3.0 million, subject to adjustment, on the trust account balance (net of taxes payable) may be released to us from the trust account to fund a portion of our working capital requirements.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of our business combination. After we complete our business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after our business combination will be within the discretion of our board of directors at that time. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate that our board will declare any dividends in the foreseeable future. Further, any credit agreements we enter into in connection with our business combination may restrict or prohibit payment of dividends. In the event that we do issue dividends, our board of directors will determine the dates on which any entitlements to dividends arise, the methods of calculating such dividends and the cumulative or non-cumulative nature of dividend payments. In addition, our board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the insider warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be repurchased for cash), by the number of outstanding shares of our common stock.

At December 17, 2007, our net tangible book value was a deficiency of $425, or approximately $0.0001 per share of common stock. After giving effect to the sale of 20,000,000 shares of common stock included in the units we are offering by this prospectus, the sale of the insider warrants and the deduction of the underwriting discount and estimated expenses of this offering, our pro forma net tangible book value at December 17, 2007 would have been $133,949,585 or $7.05 per share, representing an immediate increase in net tangible book value of $7.05 per share to the initial stockholders as of the date of this prospectus and an immediate dilution of $2.95 per share or 29.5% to our public stockholders.

The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the insider warrants:

Public offering price		$10.00
Net tangible book value before this offering	(0.00)
Increase attributable to public stockholders	7.05

Pro forma net tangible book value after this offering and the sale of the insider warrants		7.05

Dilution to public stockholders		$2.95

The following table sets forth information with respect to our initial stockholders and the public stockholders:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number(4)	Percentage	Amount	Percentage
Initial Stockholders	5,000,000	20%	$500	0.0002%	$0.0001
Public Stockholders	20,000,000	80%	200,000,000	99.9998%	10.00

	25,000,000	100%	$200,000,500	100%	$8.00

The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering(1)	$(425)
Proceeds from this offering and sale of the insider warrants(2)	197,250,000
Less: deferred underwriters’ discount payable(3)	(4,200,000)
Less: Proceeds held in trust subject to conversion to cash ($9.85 × 5,999,999 shares)	(59,099,990)

$133,949,585

Denominator:
Shares of common stock outstanding prior to this offering(4)	5,000,000
Shares of common stock included in the units offered	20,000,000
Less: Shares subject to conversion	5,999,999

19,000,001

(1)	Includes $94,000 of deferred costs related to this offering, which will be paid from the offering proceeds.
(2)	Net of the underwriting discount (excluding $6,000,000 of the deferred underwriting discount) and other offering expenses.
(3)	Assumes that we have converted the maximum 5,999,999 shares to cash in connection with an extended period, if any, or our business combination, resulting in a long-term deferred underwriting discount payable of $4,200,000. If no shares were converted to cash in connection with any extended period or our initial business combination, the deferred underwriting discount payable would be $6,000,000.
(4)	After giving effect to the redemption of 750,000 founder shares assuming that the underwriters’ over-allotment option is not exercised.

CAPITALIZATION

The following table sets forth our capitalization at December 17, 2007 and as adjusted to give effect to the sale of our units and the insider warrants and the application of the estimated net proceeds derived from the sale of such securities:

	December 17, 2007
	Actual	As Adjusted(1)
	(Restated)(5)
Deferred underwriting discount(2)	$—	$4,200,000
Note payable to affiliate(3)	224,425	—
Common stock, 5,999,999 that are subject to possible conversion at conversion value(4)	—	59,099,990

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 80,000,000 shares authorized; 5,000,000 shares issued and outstanding, 19,000,001 shares issued and outstanding (excluding 5,999,999 shares subject to conversion), as adjusted(5)	500	1,900
Additional paid-in capital	75	133,948,685
Deficit accumulated during the development stage	$(1,000)	$(1,000)

Total stockholders’ equity	$(425)	$133,949,585

Total capitalization	$224,000	$197,249,575

(1)	Includes the $6.0 million we will receive from the sale of the insider warrants.
(2)	Assumes that we have converted the maximum 5,999,999 shares to cash in connection with an extended period, if any, or our initial business combination, resulting in a long-term deferred underwriting discount payable of $4,200,000. If no shares were converted to cash in connection with any extended period or our initial business combination, the deferred underwriting discount payable would be $6,000,000.
(3)	Note payable to affiliate is a promissory note issued in the amount of $224,425 to our sponsor. The note is non-interest bearing and is payable on the earlier of December 31, 2008 or the consummation of this offering.
(4)	If we consummate our business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 30% (minus one share) of the aggregate number of shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.85 per share (or approximately $9.82 per share if the underwriters’ over-allotment option is exercised in full)), before payment of the deferred underwriting discount and including accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, divided by the number of shares sold in this offering. Such amount shall be calculated as of two (2) business days prior to the date of (i) stockholder approval of the extended period or (ii) consummation of a business combination, as the case may be. We will not consummate any business combination if holders of 30% or more of our outstanding shares of common stock sold in this offering properly exercise their conversion rights.
(5)	Assumes the over-allotment option has not been exercised and an aggregate of 750,000 founder shares held by our initial stockholders have been redeemed.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on the financial services industry, other than entities engaged in asset management as their principal business. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions with an entity that we will acquire in our business combination. Our management team is engaged in the private equity business and evaluates various acquisition opportunities from time to time in connection with their ordinary course of business. We intend to effect our business combination using cash from the proceeds of this offering, our capital stock, debt or a combination of cash, stock and debt.

The issuance of additional shares of our stock in a business combination:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•

could cause a change of control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights or a person seeking to obtain control of our company; and

•	may adversely affect prevailing market prices for our common stock and/or warrants.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

As indicated in the accompanying audited financial statements, at December 17, 2007 we had $225,000 in cash and deferred offering costs of $94,000. Further, we expect to continue to incur significant costs in the pursuit of our business combination plans. Our management’s plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital or to consummate our business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the consummation of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $575 from the sale of the founder shares to our sponsor and a loan from our sponsor in the amount of $224,425. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $750,000, but including the deferred underwriting discount of $6.0 million (or $6.9 million if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the insider warrants for a purchase price of $6.0 million, will be approximately $197.3 million (or approximately $226.1 million if the underwriters’ over-allotment option is exercised in full). Approximately $197.0 million (or approximately $225.8 million if the underwriters’ over-allotment option is exercised in full), will be held in trust, which includes $6.0 million (or $6.9 million if the underwriters’ over-allotment option is exercised in full) attributable to the deferred underwriting discount. The remaining $250,000 will not be held in trust.

We may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating a business combination, to fund the purchase of other companies or for working capital.

We will use substantially all of the net proceeds of this offering in connection with acquiring one or more target businesses, including identifying and evaluating prospective target businesses, selecting one or more target businesses, and structuring, negotiating and consummating the business combination. To the extent we use our capital stock in whole or in part as consideration for a business combination, the proceeds held in the trust account (less amounts paid to any public stockholders who exercise their conversion rights and the deferred underwriting discount) as well as any other net proceeds not expended prior to that time will be used to finance the operations of the target business or businesses. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations and for strategic acquisitions. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

As a recently formed blank check company, we currently do not have sufficient working capital for the next 24 months (or 30 months if an extended period is approved as described in this prospectus). We intend to obtain such working capital through this offering and interest income of up to $3.0 million (net of taxes payable), subject to adjustment, on the balance of the trust account to be released to us for working capital requirements, which we believe will be sufficient to allow us to operate for at least the next 30 months, assuming our business combination is not completed during that time. If the underwriters’ over-allotment option is exercised in full, the amount of interest income we may withdraw will be increased to approximately $3.45 million. In addition, if the size of this offering is increased it could also result in a proportionate increase in the amount of interest we may withdraw from the trust account. We expect our primary liquidity requirements during that period to include approximately $1.6 million for legal, accounting and other expenses associated with structuring, negotiating and documenting business combinations; $300,000 for office space, secretarial support and administrative services payable to Raycliff Capital, an entity controlled by Bippy Siegal, our chairman and chief executive officer, representing $10,000 per month for up to 30 months; $500,000 for legal and accounting fees related to regulatory reporting requirements; and approximately $840,000 million for general working capital that will be used for miscellaneous expenses and reserves, including additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section of this prospectus entitled “Use of Proceeds.”

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we will rely on the funds available to us outside of the trust account and interest earned of up to $3.0 million, subject to adjustment, on the trust account to fund such expenditures and if our estimates of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our business combination. Moreover, we may need to obtain additional financing either to consummate our business combination or because we become obligated to convert into cash a significant number of shares of public stockholders voting against our business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following our business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect to assess the internal controls of our target business or businesses prior to the completion of our business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in United States government treasury bills with a maturity of 180 days or less or in money market funds registered under the Investment Company Act and operating in compliance with Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

In December 2007, our sponsor purchased an aggregate of 5,750,000 founder shares. Prior to the consummation of this offering, our sponsor intends to transfer an aggregate of 257,143 founder shares to Messrs. Balthasar, Burke, Robertson and Squeri, each of whom will serve as a member of our board of directors upon consummation of this offering. Bippy Siegal, our chairman and chief executive officer, is the sole managing member of Raycliff Management, LLC, the sole managing member of our sponsor. In addition, David C. House, our president and one of our directors, Stefan Reyniak, our vice president and one of our directors and Michael J. Emont, our secretary are each members of our sponsor or Raycliff Management, LLC.

As of the date of this prospectus, our sponsor has advanced on our behalf a total of $224,425 to cover expenses related to this offering. This loan will be payable without interest on the earlier of December 31, 2008 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not placed in the trust account. We are also obligated, commencing on the date of this prospectus, to pay Raycliff Capital, an entity controlled by Mr. Siegal, a monthly fee of $10,000 for office space and general administrative services.

Our sponsor has agreed to purchase a total of 6,000,000 insider warrants at $1.00 per warrant (for a total purchase price of $6.0 million) from us on or prior to the date of this prospectus. Our sponsor will be permitted to transfer the insider warrants held by it to our officers and directors, and other persons or entities affiliated with our sponsor, but the transferees receiving such securities will be subject to the transfer restrictions and voting with respect to such securities as our sponsor. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable or salable by the sponsor until 180 days after the completion of our business combination. The insider warrants will be non-redeemable so long as they are held by the sponsor or its permitted transferees. The insider warrants may also be exercised by the sponsor or its permitted transferees for cash or on a cashless basis. Otherwise, the insider warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of December 17, 2007, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company formed under the laws of the State of Delaware on December 10, 2007. We were formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets, which we refer to throughout this prospectus as our business combination. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on the financial services industry, other than entities engaged in asset management as their principal business. We believe that the companies within the financial services industry are aligned with the significant combined experience and industry knowledge of our management team. To date, our efforts have been limited to organizational activities as well as activities related to this offering.

Business Strategy

We intend to focus our efforts on the financial services industry and we will seek acquisition opportunities where we can apply our capital resources and our management and directors’ networks and expertise to enhance the value of the target business following a business combination. We will seek targets where there are substantial opportunities for both organic growth as well as growth through acquisitions. We intend to focus our search on businesses in North America, but may also explore international opportunities.

The financial services industry includes entities of various types that provide a broad array of solutions to their customers. Financial services companies range from highly capital-intensive businesses, such as banks, thrifts and insurance companies, to more focused, less capital-intensive businesses, such as transaction-oriented service providers. The industry can be segmented into seven primary subsectors. Of those subsectors, we intend to focus on the following six:

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Financial technology: Cash management, trade finance, liquidity management, custody and fund services, clearing services, depository and agency/trust services, payment, transaction and data processing including credit, debit and prepaid card processing, card networks, e-payments, financial software, ATM and point-of-sale processing, check verification and guarantee services;

•	Business process outsourcers: Service providers that perform and provide a broad array of applications for financial firms, ranging from account maintenance to security and risk management;

•	Specialty finance: Consumer finance, commercial finance, mortgage lending and brokerage, business development companies, credit cards, leasing, debt collections and other non-bank lending companies;

•	Depository institutions: Commercial banks, thrifts, industrial loan companies;

•	Insurance: Property and casualty, life and annuity, health, brokerage, multi-line, title, third-party administrators, and financial guarantors; and

•	Brokerage and trading services: Brokerages, investment banks, exchanges, trading support and services.

We do not intend to consummate a business combination with a company that is principally engaged in asset management, the seventh primary subsector of the financial services industry.

Asset management companies include investment and money management firms, alternative asset managers, private equity firms, hedge fund management companies, fund of funds companies, wealth advisers, private banking and investment management consulting companies.

We intend to focus on identifying acquisition candidates in the financial services industry. If we are unable to identify an acquisition candidate which we deem to be attractive in the financial services industry after having expended a reasonable amount of time and effort to identify such a candidate, we may then decide to more actively seek opportunities in other industries. We anticipate that we may actively expand our focus to candidates outside of the financial services industry during the latter half of the initial 24-month period that we have to consummate a business combination. However, we will at all times consider candidates outside of the financial services industry that might otherwise be brought to our attention if, in the judgment of our management team, such candidates have better market positions, purchase price valuations, industry consolidation opportunities, management teams, growth and earnings potential or other financial or market characteristics than acquisition opportunities in the financial services industry available to us at such relevant time. The criteria we will use in considering candidates outside of the financial services industry are substantially the same criteria we will use in considering candidates within the financial services industry. In addition, any such business combination opportunities outside the financial services industry would be of the same size as any business combination opportunity considered by us in the financial services industry. At present, we are not able to ascertain (i) what opportunities, if any, in industries outside of the financial services industry may be presented to us, (ii) how much time and effort we may expend prior to determining that we may not be able to identify favorable investment opportunities in the financial services industry or (iii) which other industries we may choose to examine with the objective of identifying a favorable investment opportunity. In the event we elect to pursue an investment outside of the financial services industry, we expect that our management, in conjunction with our board of directors, will engage in discussions to identify, based upon their respective familiarity with the business climate in general and specific industries in particular, one or more other industries which are likely to include a significant number of companies which would be attractive acquisition candidates. In the event we elect to pursue an investment outside of the financial services industry, our management’s expertise in the financial services industry would not be directly applicable to the evaluation or operation of such investment, and the information contained herein regarding the financial services industry would not be relevant to an understanding of the business that we elect to acquire.

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

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Established Companies with Proven Track Records. We will seek to acquire established companies with sound historical financial performance. We will focus on companies with a history of strong operating and financial results. We do not intend to acquire start-up companies.

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Companies with Strong Earnings Characteristics. We will seek to acquire companies that have a history of strong and stable earnings generation or a predictable growth plan. We will focus on companies that have recurring or otherwise reliable revenue streams.

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Strong Competitive Industry Position. We will seek to acquire businesses that operate within industries that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these industries, we will focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability.

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Experienced Management Team. We will seek to acquire businesses that have strong, experienced management teams. We will focus on management teams with a proven history of driving revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of our officers and directors will complement, not replace, the target’s management team.

The financial services industry is a large and significant industry in the context of both the equity markets and the overall economy:

•	Largest industry in the S&P 500 index with market capitalization of approximately $2.5 trillion, representing 18% of S&P 500’s total market capitalization;(1)

•	Contributed to 38.4% of U.S. corporate profits in first half of 2007;(2)

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Between 1995 and 2005, the financial services industry grew at a compound annual growth rate of more than 5%, making it one of the three fastest growing sectors. By contrast, the overall economy posted 3.2% real GDP growth rate over the same period;(3)

•	Represented 19.2%, 16.6% and 22.9% of total M&A activity in 2006, 2005 and 2004, respectively, each year representing the most active industry sector;(4) and

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In the U.S., there are approximately 7,300 private depository institutions, 1,500 private specialty finance companies, 3,000 private insurance companies, and 2,000 private financial technology companies.(5)

We believe that the size of the financial services industry, combined with the ongoing strategic activity within the industry as reflected in the consistently high level of mergers and acquisitions within the industry, provides a compelling environment in which to seek business combination opportunities. We also believe that our blank check structure may provide us with an advantage in effecting a business combination within the industry, which is highly human-capital intensive.

(1)	Data as of October 31, 2007. Subsectors consisting of commercial banks, thrifts and mortgage finance, diversified financial services, consumer finance, capital markets, and insurance.
(2)	Source: ‘‘News Release: Gross Domestic Product and Corporate Profits,’’ Bureau of Economic Analysis, September 27, 2007.
(3)	Source: ‘‘Sustaining New York’s and the US’ Global Financial Services Leadership,’’ a McKinsey study commissioned by Mayor Michael Bloomberg and Senator Charles Schumer, 2007.
(4)	Source: Security Data Center. Data based on U.S. targets in the financial services industry (excluding real estate). Date range refers to announcement date and deal count excludes transactions where status is withdrawn, tentative or unknown, as indicated in SDC’s database.
(5)	Source: ‘‘Opportunities for Private Equity in Financial Services,’’ Piper Jaffray & Co., Summer 2007.

Competitive Strengths

We believe we have the following competitive strengths:

Status as a public company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Furthermore, once a proposed business combination is approved by our stockholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, that could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests than it would have as a privately-held company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Financial position

With a trust account initially in the amount of approximately $197.0 million, we offer a target business a variety of options such as providing the owners with shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate our business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, since we have no specific business combination under consideration, we have not taken any steps to secure third party financing and there can be no assurance that it will be available to us.

Management Expertise

We will seek to capitalize on the significant transaction and industry experience and contacts of our affiliate, Raycliff Capital. Bippy Siegal, our chairman and chief executive officer, and the founder and chief executive officer of Raycliff Capital, has 20 years of business experience, including 10 years of experience related to the financial services industry. Mr. Siegal co-founded and served as co-president of AmeriCash, Inc., which created the first nationwide network of stand-alone automated teller machines and was acquired by American Express Company in 1998. Mr. Siegal also founded and serves as chairman of both Modern Bank, N.A., an independent private client bank established in New York City, and its affiliated registered investment adviser, Modern Asset Management, LLC. David C. House, our president and a partner of Raycliff Capital, has over 35 years of sales, marketing and operations experience, including a 13-year career at American Express Company that included serving as group president of three divisions: Global Network Services, Establishment Services, and Travelers Cheques and Prepaid Services. Prior to retiring from American Express Company in 2006, Mr. House served as a member of the American Express Global Leadership Team. Stefan Reyniak, our vice-president and a partner with Raycliff Capital, co-founded and served as a partner of Catamount Ventures L.P., a venture capital firm, and currently serves as a partner and a director, respectively, of Raycliff Capital and Modern Bank, N.A., positions he has held since their inception. We believe that the combined efforts of Raycliff Capital generally and of Messrs. Siegal, House and Reyniak will be advantageous to our efforts to successfully source and execute a business combination.

Raycliff Capital was formally established in 2002 to institutionalize and service the long term private equity and investment management activities of the Siegal family and its affiliates. Raycliff Capital’s private equity activities are focused primarily on making control investments in U.S.-based, high growth opportunities in sectors including financial services, information technology and energy production. Raycliff Capital has invested in multiple investment stages, from venture capital in startup companies to the buyout of a mature business. Raycliff Capital’s investment activities also include real estate, as well as investments in a broad portfolio of hedge and other alternative asset classes. Raycliff Capital believes that it has assembled a group of talented and experienced professionals with a broad network of industry relationships.

Raycliff Capital differentiates itself through the following attributes:

•	Broad network focused on financial services: Deep relationships of Raycliff Capital and its affiliates provide a broad network of financial services relationships and contacts.

•	Established infrastructure: Raycliff Capital provides us with complete and established back end management, legal, analysis and reporting structure.

•	Senior focus: The active involvement of senior firm partners brings significant experience and judgment to bear in day-to-day execution of our business plan.

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Breadth of experience: Raycliff Capital’s principals have significant experience managing and growing financial services businesses from the start up phase to mature global enterprises and through numerous credit cycles. Raycliff Capital believes it is distinguished by the expertise and experience of its professionals.

Most recently in the financial services arena, Raycliff Capital established Modern Bank, a nationally chartered commercial bank, in late 2005. In observing the long term consolidation of the banking industry, which according to the Federal Deposit Insurance Corporation (FDIC) resulted in a 44% decline in the number of U.S. banks from December 31, 1988 through September 30, 2007, Raycliff Capital identified a systemic degradation in client service levels. Raycliff Capital believed that the steady deregulation of activities permissible to U.S. banks increased conflicts of interest within large diversified financial institutions, and resulted in an opportunity to address an underserved market of high net worth individuals who desire a premium level of professional service from a bank focused solely on the private client niche. Raycliff Capital pursued this opportunity by identifying an existing U.S. bank and acquiring it from a distressed seller, recapitalizing the business and rebuilding its management team. Through its proprietary network, Raycliff Capital assembled a premier group of private banking executives to execute this strategy. In the 18 months that followed Modern Bank’s launch, Modern Bank increased assets, deposits and loans by 84%, 85% and 403%, respectively, with effectively no exposure to subprime assets.

We believe that the extensive network within the financial community developed by Raycliff Capital, our directors and management team will provide us with significant business combination opportunities. We anticipate that target business candidates could be brought to our attention from various unaffiliated sources within the financial community, including, among others, management teams of public and private companies, investment bankers, venture capital firms, private equity firms, attorneys, accountants and other third parties. The members of our management team and board of directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions. We expect to receive a number of proprietary opportunities as a result of the experience and business relationships of Raycliff Capital that would not be available to the broader market.

The past experience of our management and members of our board of directors does not guarantee that we will be successful in consummating our business combination. There are numerous risks and uncertainties detailed elsewhere in this prospectus that could impact our ability to consummate our business combination outside of the control of such individuals. As a result, we cannot assure you that we will be able to consummate our business combination at all or on terms favorable to us, nor can we guarantee that we will be successful following the consummation of our business combination.

The future role of members of our management team, if any, in the target business or businesses cannot presently be stated with any certainty. While it is possible that one or more of our officers or directors will remain associated in some capacity with us following our business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business or businesses.

Effecting our business combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the insider warrants, our capital stock, debt or a combination of these as the consideration to be paid in our business combination. While no less than 95.5% of the net proceeds of this offering are allocated to completing our business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of a target business. We may seek to consummate our business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses. If our business combination is paid for using our capital stock or debt securities or with proceeds that are less than those in the trust account, we may apply the remaining cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our business combination, to fund the purchase of other companies or for working capital.

We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions with an entity that we will acquire in our business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Prior to completion of our business combination, we will seek to have all third parties (including any vendors and any other entities with which we enter into a contractual relationship following consummation of this offering) and prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account. However, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our chairman and chief executive officer, Bippy M. Siegal, has agreed that he will be liable to us if and to the extent of any claims by a prospective target business or claims by a vendor for monies owed them for services rendered or products sold to us, reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account (even if such waiver is subsequently found to be invalid and unenforceable). Mr. Siegal’s indemnification also does not extend to any third-party claims that are not for money owed by us for services rendered or contracted for, such as tort claims or as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Further, while Mr. Siegal’s obligation to indemnify is not limited to any maximum dollar amount, Mr. Siegal is liable only to the extent necessary to ensure that the amounts in the trust account are not reduced. Although our audit committee will not perform ongoing or periodic reviews of Mr. Siegal’s financial condition, in the event that this indemnity obligation arose and Mr. Siegal did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf and not waive enforcement of such obligation. Such a decision would be made by a majority of our disinterested directors based on the facts and circumstances at that time. Based on representations made to us by Mr. Siegal, we currently believe that he has substantial means and is capable of funding a shortfall in our trust account to satisfy his foreseeable indemnification obligations, but we have not asked him for any security or funds for such an eventuality. Despite our belief, we cannot assure you Mr. Siegal will be able to satisfy those obligations. The indemnification obligations may be substantially higher than he currently foresees or expects and/or his financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Sources of target businesses

We anticipate that target business candidates could be brought to our attention from various unaffiliated sources within the financial community, including, among others, management teams of public and private companies, investment bankers, venture capital firms, private equity firms, attorneys, accountants and other third parties. The members of our management team and board of directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions. We expect to receive a number of proprietary opportunities as a result of the experience and business relationships of Raycliff Capital that would not be available to the broader market. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate the consummation of our business combination (regardless of the type of transaction that it is). Also, we will not enter into a business combination with any entity that is affiliated with our sponsor, including any businesses that are either portfolio companies of, or have otherwise received a material financial investment from, companies or funds affiliated with our officers, directors or sponsor. None of our sponsor, officers, directors and any of their respective affiliates will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective acquisition target in connection with a contemplated acquisition of such target by us. Although some of our officers and directors may enter into employment or consulting agreements with the acquired business following our business combination, the presence or absence of any such arrangements will not be used as a criteria in our selection process of an acquisition candidate.

Selection of a target business and structuring of our business combination

Subject to the requirements that our business combination have a fair market value of at least 80% of the net assets held in the trust account (net of taxes and excluding the deferred underwriting discount of $6.0 million or $6.9 million if the underwriters’ over-allotment option is exercised in full) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on identifying targets in the financial services industry other than companies that are principally engaged in asset management. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We will only consummate a business combination in which we become the controlling stockholder of the target. The key factor that we will rely on in determining controlling stockholder status would be our acquisition of a controlling share (that is not less than 50.1% of the voting equity interests) of the target company. We will not consider any transaction that does not meet such criteria. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	earnings and growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	financial condition and results of operation;

•	barriers to entry into financial services industries;

•	stage of development of the products, processes or services;

•	breadth of services offered;

•	degree of current or potential market acceptance of the services;

•	impact of regulation on the business;

•	regulatory environment of the target acquisition’s business; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive and our management may consider additional factors it deems to be relevant. Any evaluation relating to the merits of a particular business combination may be based, to the extent relevant, on the above factors as well as other considerations our management deems relevant to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as review of financial, industry information and analysis, and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Fair market value of target business or businesses

In order to constitute our business combination, a target business or businesses must have a fair market value, individually or collectively, of at least 80% of the net assets held in the trust account (net of taxes and excluding the deferred underwriting discount) at the time of such acquisition. Our board of directors will determine the fair market value based on standards generally accepted by the financial community. If our board of directors is not able to independently determine the fair market value of our business combination, we will obtain an opinion from an unaffiliated, independent investment banking firm which is subject to oversight by the Financial Industry Regulatory Authority as to the fair market value. We will seek to have any such opinion provide that our stockholders would be entitled to rely upon such opinion. The willingness of an investment banking firm to provide for such reliance would be a factor considered by us in selecting an independent investment banking firm. If no opinion is obtained, our public stockholders will be relying solely on the judgment of our board of directors.

Lack of business diversification

For an indefinite period of time after consummation of our business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. While we may complete simultaneous acquisitions of several businesses or assets at the same time in order to satisfy the requirements for our business combination, we may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic and competitive disadvantages. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular segment of the financial services industry in which we may operate subsequent to a business combination.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination with that business, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our officers will remain associated in some capacity with us following a business combination, we cannot assure you that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of our business combination

Prior to the completion of our business combination, we will submit a business combination to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable law or regulations. In connection with our business combination, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of our business combination will be taken only if such business combination is approved.

In connection with seeking the approval of our stockholders for any business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other things, will include a description of the operations of target candidates and audited historical financial statements of the target candidates.

In connection with the vote required for any business combination, our initial stockholders have agreed to vote all of the founder shares in accordance with the majority of the shares of common stock voted by the public stockholders regarding the proposed business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination. In addition, our sponsor, officers and directors have agreed to vote any shares acquired in or after this offering in favor of the proposed business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination. As a result, our sponsor, officers and directors will not have conversion rights with respect to any shares held by them. In the event we fail to complete a business combination, our sponsor, officers and directors will participate in any liquidation distributions with respect to any shares of common stock purchased by them in or after this offering.

We will consummate our business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by a holders of a majority of our outstanding shares of common stock and (iii) the holders of less than 30% of our outstanding shares of common stock sold in the offering both vote against the business combination and properly exercise their conversion rights, on a cumulative basis, including any stockholders who exercised their conversion rights in connection with the stockholder vote, if any, required to approve the extended period. This may have the effect of making it easier for us to have a business combination approved over stockholder dissent than other blank check companies with a business purpose similar to ours. Similar blank check companies generally will not consummate a business combination if public stockholders holding more than 20% of their outstanding shares of common stock exercise their conversion rights.

Extension of time to complete an business combination to 30 months

We have a period of 24 months from the consummation of this offering within which to effect our business combination. However, unlike many other blank check companies, if we have entered into a definitive agreement within such 24-month period, and we anticipate that we may not be able to complete the initial business combination within 24 months, we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months (thereby allowing us a total of up to 30 months from the date of this prospectus to consummate our business combination). This extended period will be effective only if: (i) a majority of the outstanding shares of our common stock are voted in favor of the amendment to our amended and restated certificate of incorporation, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and (iii) public stockholders owning less than 30% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights as described in this prospectus. In connection with seeking stockholder approval for the extended period, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

In connection with the vote required to approve such amendment, if any, our initial stockholders have agreed to vote the founder shares in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our initial stockholders and each of our sponsors, officers and directors have agreed to vote all shares of common stock acquired by them in or following this offering in favor of any amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 30 months from the date of this prospectus.

We believe that an extended period could be necessary due to the circumstances involved in the evaluation and closing of a business combination in the financial services industry, including the requirements of potential regulatory filings and approvals. Without the option of extending to 30 months, if we enter into such agreement near the end of the 24-month period following the consummation of this offering, we may not have sufficient time to satisfy any regulatory requirements, secure the approval of our stockholders and satisfy customary closing conditions.

If an amendment to our amended and restated certificate of incorporation providing for an extended period is not approved, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the business combination within such 24-month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders.

If an amendment to our amended and restated certificate of incorporation providing for an extended period is approved and holders of less than 30% of the shares of common stock sold in this offering vote against the extended period and properly exercise their conversion rights, we will then have an additional period of up to six months in which to complete our business combination.

Even if the extended period is approved, we will consummate our business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by a holders of a majority of our outstanding shares of common stock, and (iii) the holders of less than 30% of the shares of common stock sold in this offering both vote against the business combination and properly exercise their conversion rights, on a cumulative basis, including any stockholders who exercised their conversion rights in connection with the stockholder vote, if any, required to approve the extended period.

If at the end of the extended period we have not effected a business combination, our corporate existence will automatically cease without the need for a stockholder vote and we will liquidate and release to our public stockholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest, net of income taxes payable on such interest and net of the interest income previously released to us to fund our working capital and general corporate requirements. We anticipate the distribution of the funds in the trust account to our public stockholders will occur as soon as practicable from the date our corporate existence ceases, subject to our obligations under Delaware law to provide for claims of creditors.

Conversion rights

A public stockholder voting against the extended period or our initial business combination, as the case may be, will have the right to convert its shares of common stock into a pro rata share of the aggregate net assets then on deposit in the trust account (including its pro rata portion of the deferred underwriting discount and including interest earned on its pro rata portion of the trust account, net of income taxes payable on such interest and net of interest income of up to $3.0 million, subject to adjustment, on the trust account balance previously released to us to fund our working capital requirements). Stockholders voting against (i) the extended period will only have the right to cause us to convert their shares if the extended period is approved and (ii) the business combination will only have the right to cause us to convert their shares if our business combination is approved and completed.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” within the meaning of Section 13(d)(5) of the Exchange Act, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering on a cumulative basis in connection with either the stockholder vote, if any, required to approve the extended period and the stockholder vote required to approve our business combination. Shares converted in connection with the vote on the extended period and in connection with the vote on our business combination will be aggregated for purposes of this 10% limit. If the extended period is not approved, then public stockholders voting against such extension will not be entitled to convert their shares. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him, his affiliates or other group members. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the stockholder vote held to approve a proposed extended period or business combination and attempting to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder, or a group, that owns more than 10% of the shares sold in this offering could threaten to vote against a proposed extended period or business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting the ability of each stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” to convert only up to 10%, on an aggregate basis, of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the extended period or business combination, as the case may be. We will apply the same standard that is applied with respect to beneficial ownership filings under Rule 13d-5(b) promulgated under the Exchange Act in determining whether a public stockholder is acting in concert or as a group. We do not anticipate that the determination of whether a public stockholder is acting in concert or as a group within the meaning of Rule 13d-5(b) will have a material impact on the timing for our completion of a business combination.

Our initial stockholders will not have conversion rights with respect to founder shares because they have agreed to vote all such shares in accordance with the majority of the shares of common stock voted by our public stockholders with respect to an extended period, if any, or a business combination. In addition, our sponsor, officers and directors will not have conversion rights with respect to any shares they acquire in or after this offering because they have agreed to vote all of such shares in favor of any extended period and in favor of any proposed business combination. The actual per-share conversion price will be equal to the per share amount of $9.85 initially deposited in the trust account (plus the per share amount of any interest earned on the proceeds in the trust account in excess of the amount released to us for working capital purposes, net of taxes payable on such interest) calculated as of two business days prior to the date of (i) stockholder approval of the extended period or (ii) the consummation of our business combination, as the case may be. As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of repurchase, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

A stockholder that votes against the extended period and also elects to convert its shares in connection with such vote may vote against our business combination at the applicable stockholder meeting held for that purpose, only to the extent such stockholder continues to hold shares or acquires additional shares through subsequent market purchases or otherwise, subject to the 10% limitation referred to above. However, such stockholder and its affiliates would be prohibited from exercising any conversion rights with respect to any shares (other than those as to which conversion had been elected in connection with the vote against the extended period) at the stockholder meeting held for the purpose of approving our business combination. We believe such limitation on conversion rights will deter stockholders who exercise their conversion rights in connection with the stockholder vote on the extended period from acquiring shares solely for the purpose of attempting to seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares).

An eligible public stockholder who wishes to exercise its conversion rights may request conversion of its shares at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed extended period or business combination at a meeting held for that purpose, but the request will not be granted unless the public stockholder votes against the extended period or our business combination, as applicable, the extended period or our business combination, as the case may be, is approved and in the case of our business combination, is consummated, the public stockholder holds its shares through the date of stockholder approval of the extended period or the closing of our business combination, as the case may be, and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the stockholder vote on an extended period or a proposed business combination. Following the approval of an extended period by our stockholders, in the case of a stockholder exercising conversion rights in connection with the vote to approve the extended period, or following approval of our business combination and until completion of our business combination or termination of the definitive agreement relating to the proposed business combination, in the case of a stockholder exercising conversion rights in connection with the vote to approve a business combination, any transfer of shares owned by a public stockholder who has requested to exercise its conversion rights will be blocked. If a public stockholder votes against an extended period or our business combination but fails to properly exercise its conversion rights, such public stockholder will not have its shares of common stock converted. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting of stockholders being held for the purpose of approving the extended period or the business combination as the case may be. Public stockholders who cause us to convert their shares of common stock into a pro rata share of the trust account will be paid their conversion price as promptly as practicable after the date of (i) stockholder approval of the extended period or (ii) consummation of a business combination, as the case may be. Public stockholders who exercise their conversion rights will still have the right to exercise any warrants they still hold.

We may require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a Current Report on Form 8-K and in our proxy statement related to the approval of the extended period or the business combination, as the case may be, if we impose this requirement. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise their conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “put” right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.

If we elect to require physical delivery of the share certificates, we would expect that stockholders would have to comply with the following steps. If the shares are held in street name, stockholders must instruct their account executive at the stockholders’ bank or broker to withdraw the shares from the stockholders’ account and request that a physical certificate be issued in the stockholders’ name. Our transfer agent will be available to assist with the process. No later than the day prior to the stockholder meeting, the written instructions stating that the stockholder wishes to convert his or her shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of our business combination, if applicable, must be presented to our transfer agent. Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholder meeting will not be converted into cash. In the event that a stockholder tenders his or her shares and decides prior the stockholder meeting that he or she does not want to convert his or her shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares in connection with a vote on a business combination and our business combination is not completed, these shares will not be converted into cash and the physical certificates representing these shares will be returned to the stockholder.

We will not consummate a business combination if holders of 30% or more of our outstanding shares of common stock sold in this offering properly exercise their conversion rights, on a cumulative basis, which includes any stockholders who exercised their conversion rights in connection with the stockholder vote, if any, required to approve the extended period. We will not increase or decrease the conversion threshold prior to the consummation of our business combination. This may have the effect of making it easier for us to have a business combination approved over stockholder dissent than other blank check companies with a business purpose similar to ours. Similar blank check companies generally will not consummate a business combination if public stockholders holding more than 20% of their outstanding shares of common stock exercise their conversion rights.

If a vote on our business combination is held and our business combination is not approved, we may continue to try to consummate our business combination with a different target until 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus).

Liquidation if no business combination

Our amended and restated certificate of incorporation, which we intend to adopt immediately prior to the consummation of this offering, will provide that our corporate existence will automatically cease 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus) except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to obtain formal stockholder approval of our dissolution and liquidation and to file a certificate of dissolution with the Delaware Secretary of State. Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state. We view this provision terminating our corporate life by 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus) as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our business combination.

If we are unable to consummate our business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), as soon as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 of the Delaware General Corporation Law provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within ten years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after our dissolution and will effectuate such distribution as soon as practicable. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their founder shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If the assets remaining outside of the trust account are insufficient to pay such liquidation costs, we will pay the remaining liquidation costs from the proceeds of the trust account prior to distributing the funds in the trust account to our public stockholders. In such event, the initial per-share liquidation price could be less than the $9.85 per-share liquidation price described below.

If we do not complete our business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus) and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $9.85, or $0.15 less than the per-unit offering price of $10.00. The per share liquidation price includes $6.0 million attributable to the deferred underwriting discount (or $6.9 million if the underwriters’ over-allotment option is exercised in full) that would also be distributable to our public stockholders.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Our chairman and chief executive officer, Bippy M. Siegal, has agreed that he will be liable to us if and to the extent of any claims by a prospective target business or claims by a vendor for monies owed them for services rendered or products sold to us, reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account (even if such waiver is subsequently found to be invalid and unenforceable). Mr. Siegal’s indemnification also does not extend to any third-party claims that are not for money owed by us for services rendered or contracted for, such as tort claims or as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Further, while Mr. Siegal’s obligation to indemnify is not limited to any maximum dollar amount, Mr. Siegal is liable only to the extent necessary to ensure that the amounts in the trust account are not reduced. Although our audit committee will not perform ongoing or periodic reviews of Mr. Siegal’s financial condition, in the event that this indemnity obligation arose and Mr. Siegal did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf and not waive enforcement of such obligation. In the event Mr. Siegal has liability to us under this indemnification arrangement, we cannot assure you that he will have the assets necessary to satisfy those obligations. Accordingly, the actual per-share liquidation price could be less than $9.85, plus interest, due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.85 per share.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we do not intend to comply with those procedures since, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus) in the event our business combination has not been consummated. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend indefinitely beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent ten years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent ten years prior to our distributing the funds in the trust account to our public stockholders. As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.85 due to claims or potential claims of creditors. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the most likely claims, if any, to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the then-remaining proceeds held in the trust account, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposed itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation will set forth certain requirements and restrictions that apply to us until the consummation of our business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•

upon consummation of this offering, approximately $197.0 million, or approximately $225.8 million if the underwriters’ over-allotment option is exercised in full (including $6.0 million from the sale of the insider warrants and $6.0 million attributable to the deferred underwriting discount or $6.9 million if the underwriters over-allotment option is exercised in full) will be placed into the trust account;

•	we shall submit any proposed business combination to our stockholders for approval prior to consummating our business combination;

•	our public stockholders will have the right to convert their shares of common stock into cash in accordance with the conversion rights described in this prospectus;

•

we will consummate a business combination only if it has a fair market value equal to at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of $6.0 million or $6.9 million if the underwriters’ over-allotment option is exercised in full) at the time of such acquisition;

•	we may not consummate any business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our business combination;

•

public stockholders who vote against an extended period or our business combination may convert their shares into a pro rata share of the aggregate net assets then on deposit in the trust account less taxes payable;

•

prior to our business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that vote as a class with the common stock sold in this offering with respect to an extended period or a business combination;

•

we will consummate our business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock and (iii) public stockholders owning less than 30% of the shares of common stock sold in the offering both vote against the business combination and properly exercise their conversion rights on a cumulative basis, including any stockholders who exercised their conversion rights in connection with the stockholder vote, if any, required to approve the extended period;

•

if we do not consummate our business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), our corporate existence will immediately cease, except for the purposes of winding up our affairs, including liquidation, and we will not be able to engage in any other business activities; and

•

if we are forced to liquidate prior to a business combination, our public stockholders will be entitled to share ratably in the funds in the trust account, including any interest and any net assets remaining available for distribution to them after payment of our liabilities.

Our amended and restated certificate of incorporation will require that we obtain the affirmative vote of our board of directors and holders of at least 90% of our outstanding common stock issued in this offering to amend the above-described provisions. This consent requirement is more stringent than the minimum stockholder consent requirement under Delaware law, and a court could conclude that the consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable without the consent of holders of at least 90% of our outstanding common stock issued in this offering and any such amendment could reduce or eliminate the protection afforded to our stockholders.

Competition

In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek stockholder approval of a business combination or obtain necessary financial information may delay the completion of a transaction;

•

the right of our public stockholders who vote against an extended period or the business combination to exercise their conversion rights may reduce the resources available to us for a business combination;

•

we will not consummate a business combination if holders of 30% or more of our outstanding shares of common stock sold in this offering properly exercise their conversion rights, on a cumulative basis, including any stockholders who exercised their conversion rights in connection with the stockholder vote, if any, required to approve the extended period;

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•

the requirement to acquire one or more businesses having a fair market value, individually or collectively, equal to at least 80% of the net assets held in the trust account at the time of the acquisition (net of taxes and excluding the deferred underwriting discount of $6.0 million, or $6.9 million if the underwriters’ over-allotment option is exercised in full) could require us to acquire the assets of several businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

We currently maintain our executive offices at 5 East 59th Street, 4th floor, New York, New York 10022. The cost for this space is included in the $10,000 per month fee described above that Raycliff Capital will charge us for office space, secretarial support and administrative services from the date of this prospectus. We believe, based on rents and fees for similar services in the New York metropolitan area that the fee charged by Raycliff Capital is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have four executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our business combination and the stage of the business combination process the company is in. We do not intend to have any full time employees prior to the consummation of our business combination.

Periodic Reporting and Financial Information

We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and will have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to have our internal control procedures audited for the fiscal year ending December 31, 2009 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the twelve months preceding the date of this prospectus.

Members of our management and board of directors may, from time to time, be named as parties to litigation arising in connection with the business activities or investments of such persons unrelated to us. For example, our chairman and chief executive officer, Bippy Siegal, has been named as a defendant in the case styled RoDa Drilling Company et al. v. Richard Siegal et al., filed July 19, 2007 in the United States District Court for the Northern District of Oklahoma (Case No. 07-CV-400-GKF-FHM). The plaintiffs have alleged that Mr. Siegal is a record or beneficial owner of one or more of the defendant companies and have made various breach of fiduciary duty, fraud, securities law, misrepresentation and breach of contract claims collectively against all of the defendants, including Mr. Siegal. Mr. Siegal believes such claims are without merit, has denied the allegations made by the plaintiff and has made numerous counterclaims.

COMPARISON OF THIS OFFERING TO OFFERINGS OF THOSE

BLANK CHECK COMPANIES SUBJECT TO RULE 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discount and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering
proceeds	Approximately $197.0 million of the net offering proceeds, as well as the $6.0 million net proceeds from the sale of the insider warrants and $6.0 million attributable to the deferred underwriting discount ($6.9 million if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account at JPMorgan Chase, N.A. maintained by Continental Stock Transfer & Trust Company, as trustee.	Approximately $167.4 million of the offering proceeds, representing the gross proceeds of this offering, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net
proceeds	Approximately $197.0 million of the net offering proceeds, as well as the $6.0 million net proceeds from the sale of the insider warrants and $6.0 million attributable to the deferred underwriting discount ($6.9 million if the underwriters’ over-allotment option is exercised in full) held in trust will be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds registered under the Investment Company Act and operating in compliance with Rule 2a-7 under the Investment Company Act.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds

Interest on proceeds from the trust account to be paid to stockholders is reduced by (i) any taxes paid or due on the interest generated and then (ii) up to $3.0 million, subject to adjustment, that can be used for working capital purposes and (iii) in the event of our liquidation for failure to consummate our business combination within the allotted time, interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

Limitation on fair value or net assets of target
business	To constitute our business combination, an acquisition of one or more target businesses must have a fair market value, individually or collectively, equal to at least 80% of the net assets held in the trust account (net of taxes and excluding the deferred underwriting discount of $6.0 million or $6.9 million if the underwriters’ over-allotment option is exercised in full) at the time of such acquisition.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities
issued	The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriters’ over-allotment option and (2) the exercise in full of the underwriters’ over-allotment option, subject in either case to our having filed a Current Report on Form 8-K with the SEC containing an audited balance sheet	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin.

Exercise of the warrants	The warrants cannot be exercised until the later of our completion of our business combination or one year following the date of this prospectus.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an
investor	Stockholders will have the opportunity to vote on any proposed extended period and our business combination. Each stockholder will be sent a proxy statement containing information regarding such business combination or extended period. A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to exercise its conversion rights at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to an extended period or a proposed business combination at a meeting held for that purpose. We may also require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a Current Report on Form 8-K and in our proxy statement related to the extended period or the	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if it elects to remain a stockholder of the company or require the return of its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

business combination if we impose this requirement. A stockholder’s election to convert will not be valid unless the public stockholder follows the procedures described in this prospectus. A stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds from the trust account.

Business combination
deadline	Pursuant to our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, our corporate existence will cease 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus) except for the purposes of winding up our affairs and we will liquidate. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination. If we are unable to complete a business combination prior to the date that is 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distributing the	If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in this prospectus.

Release of funds	Except for up to $3.0 million, subject to adjustment, of the interest income (net of taxes payable on such interest) earned on the trust account balance released to us to pay any income taxes on such interest and to fund our working capital requirements, the full proceeds held in the trust account will not be released to us until the closing of our business combination or the failure to complete our business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Executive Officers and Directors

Our current executive officers, directors and director nominees are as follows:

Name	Age	Position
Bippy M. Siegal	40	Chairman of the Board and Chief Executive Officer
David C. House	58	President and Director
Stefan V. Reyniak	38	Treasurer, Vice President and Director
Michael J. Emont	59	Secretary
Norman J. Balthasar	61	Director Nominee
Anthony E. Burke	61	Director Nominee
Sanford R. Robertson	76	Director Nominee
Stephen Squeri	48	Director Nominee

Bippy M. Siegal has been our chairman and chief executive officer since our inception in December 2007. Mr. Siegal is the founder of Raycliff Capital, a New York based private equity investment firm, and has served as chief executive officer of Raycliff Capital and its predecessor entities since 2001. Mr. Siegal is the founder of Modern Bank, N.A., a New York based private client bank, and has served as its chairman of the board since its inception in 2005. Mr. Siegal is the founder of Modern Asset Management LLC, a registered investment adviser and affiliate of Modern Bank, and has served as president, chief executive officer, and chairman of the board of directors of its parent company, Modern Financial, Inc., since its inception in 2006. Mr. Siegal also serves as a principal of Crystal Energy Group, LLC, an oil and gas exploration and production company formed in 2007. From 1999 to 2001, Mr. Siegal founded and served as chairman of the board of BigVine.com, a web-based provider of small-business services; after the company was acquired by AllBusiness.com, a subsidiary of General Electric Company, Mr. Siegal served as chairman of the board of the combined company. From 1996 to 1998, Mr. Siegal co-founded and served as co-president of AmeriCash, Inc., the first national network of stand-alone ATM cash machines. The acquisition of AmeriCash by American Express prompted American Banker to recognize Mr. Siegal as a leading financial service innovator. Prior to AmeriCash, Mr. Siegal founded and led both TransGulf and Palace International, New York-based international marketing and business consulting firms that assisted major U.S. corporations in developing and implementing entry strategies for international developing markets. Currently, Mr. Siegal is involved in numerous philanthropic initiatives, is a life member of The Council on Foreign Relations, and, as a Trustee of Boston University, serves on the university’s Investment Committee and Athletics Committee. Mr. Siegal attended Boston University and Fordham University.

David C. House has been our president and member of our board of directors since our inception in December 2007. Since 2007, Mr. House has served as a partner of Raycliff Capital where he works closely with a number of portfolio companies including Modern Bank N.A., where he has served as director and chairman of the corporate governance and nominating committee since its inception in 2005. Since 2006, Mr. House has served as an operating adviser to Pegasus Capital, a private equity fund managing over $1 billion in assets, and has also served since June 2007 as a director of J. Crew, Inc., an NYSE-listed apparel company, where he serves as a member of the audit committee. Previously, from 1993 through his retirement in 2006, Mr. House served in various executive capacities at American Express Company (NYSE: AXP), most recently as group president of three separate global operating divisions: Global Network, Establishment Services, and Travelers Cheques and Prepaid Services. Mr. House joined American Express in 1993 as a senior vice president in the Establishment Services Group and was promoted to president in 1995, after establishing a record number of credit card agreements with U.S. merchants. Mr. House became a member of the Global Leadership Team, the most senior executive management group, where he was responsible for enlarging American Express’ distribution network and maintaining relationships with merchants utilizing American Express products. Mr. House also managed American Express’ Global Network Services business, a high growth segment responsible for forming global alliances with banks and financial institutions interested in the issuance of credit cards. Prior to joining American Express, Mr. House served in various roles at Reebok International from 1989 to 1993, including as a senior vice president. From 1987 to 1989, Mr. House served in various roles at Pepsi U.S.A., including as vice president of sales and marketing of the on premise division. From 1983 to 1989, Mr. House held various positions at Majers Corporation, a market research and promotional consulting company, ultimately serving as a vice president and general manager of client management. Prior to 1983, Mr. House held a variety of sales and marketing positions at Procter & Gamble. Mr. House is a member of the board of directors of Beaufort Marine Institute. Mr. House graduated from the University of Minnesota with a B.S. degree in Business Administration and participated in the Program for Management Development at Harvard Business School.

Stefan V. Reyniak has been our vice president and treasurer and a member of our board of directors since our inception in December 2007. Mr. Reyniak is a partner of Raycliff Capital, where he currently serves as an adviser to numerous portfolio companies across the financial services, information technology, and real estate sectors. Mr. Reyniak has served as a member of the board of directors of Modern Bank since its inception in 2005, and currently serves as chairman of the Audit Committee and member of the Credit Committee of its board of directors. Mr. Reyniak has served as a vice president of Modern Financial, Inc., the parent company of Modern Asset Management LLC, a registered investment adviser and affiliate of Modern Bank, since its inception in 2005. From 1999 to 2003, Mr. Reyniak co-founded and served as a partner of Catamount Ventures L.P., a private equity firm based in San Francisco focused on making venture capital investments in early-stage information technology businesses. As co-founder, Mr. Reyniak was responsible for all aspects of the building of the business, and as a partner had responsibility for a broad portfolio of growth companies. From 1997 to 1998, Mr. Reyniak practiced corporate law in the takeovers group of Sullivan & Cromwell LLP and from 1995 to 1997 served as an associate in the corporate group of White & Case LLP. Mr. Reyniak is a member of the New York State Bar and serves as co-chairman of the Annual Fund and vice president of the Alumni Executive Council of Collegiate School for Boys in New York City. Mr. Reyniak received an M.B.A. from Harvard Business School, a J.D. degree, cum laude, from Harvard Law School, and a B.A. degree, magna cum laude, from Columbia University.

Michael J. Emont has been our secretary since our inception in December 2007. Since 2006, Mr. Emont has served as general counsel of Raycliff Capital and Bistate Oil Management Corp., which provides management and administrative services to affiliated oil and gas exploration and development companies. From 1982 to 2006, Mr. Emont was a partner at the law firm RubinBaum LLP and its successor firm, Sonnenschein, Nath & Rosenthal, LLP. Mr. Emont is a member of the New York State Bar. He has been a lecturer for the Practicing Law Institute and is a member of the Advisory Board of Creative Arts Team, Inc. Mr. Emont received an A.B. from Colgate University, a J.D. from Yale Law School, and an L.L.M. (Taxation) from New York University Law School.

Norman J. Balthasar has agreed to serve as a member of our board of directors upon the consummation of this offering. Mr. Balthasar is a senior executive vice president of Fiserv, Inc. (NASDAQ: FISV), a provider of core processing solutions and management information systems for clients in the financial services industry, and has served in such capacity since 2002. From

2002 until the end of 2007, Mr. Balthasar also served as the chief operating officer of Fiserv. Mr. Balthasar has been a member of Fiserv’s management since its inception in 1984, and has held several management positions during that time, including corporate executive vice president and president of the Savings and Community Bank Group, president of the Financial Institution Outsourcing Group, president of the Financial Institution Group and, from 2002 to 2007, chief operating officer. From 1974 to 1984, Mr. Balthasar held a variety of positions at Sunshine State Systems, Inc., a predecessor to Fiserv, Inc. From 1968 to 1974, Mr. Balthasar handled major financial and commercial accounts with Unisys Corporation (NYSE: UIS), an information technology and services company. Mr. Balthasar is also a member of the board of directors of RedPrairie Corporation, a supply chain software company. Mr. Balthasar received a B.S. degree from Fairfield University.

Anthony E. Burke has agreed to serve as a member of our board of directors upon the consummation of this offering. Mr. Burke has served as president, chief executive officer, and a director of Modern Bank, N.A. since its inception in 2005. Previously, from 2001 to 2003, Mr. Burke served as president and chief operating officer of New York Community Bank a subsidiary of New York Community Bancorp, Inc. (NYSE: NYB). During his tenure at New York Community Bank, Mr. Burke oversaw the integration of Richmond County Financial Corp. (“RCFC”) into New York Community Bank and the subsequent acquisition of Roslyn Savings Bank in 2003. From 1997 to 2001, Mr. Burke served as president, chief operating officer and a director of RCFC. In this role, Mr. Burke led RCFC through the successful acquisition of four banks, grew assets from $800 million to $3.5 billion, and led the successful initial public offering of RCFC. Prior to joining RCFC, Mr. Burke spent 25 years in public accounting at Ernst & Young LLP, the final 13 years of which he served as a senior partner in the Banking Practice. Mr. Burke received an M.B.A from Columbia University and a B.S. degree in Business Administration from St. John’s University.

Sanford R. Robertson has agreed to serve as a member of our board of directors upon the consummation of this offering. Mr. Robertson is one of the pioneers of West Coast technology investment banking, and is regarded as one of the industry’s most renowned participants. He has had significant financing involvement in over 500 growth technology companies, including 3Com Corporation (NYSE: COMS), America Online, Inc. (NYSE: TWX), Applied Materials, Inc. (NASDAQ: AMAT), Cypress Semiconductor (NYSE: CY), Dell Computer Corporation (NASDAQ: DELL), E*Trade Securities, Inc. (NASDAQ: ETFC), Pixar, Pfizer (NYSE: PFE) and Sun Microsystems, Inc. (NASDAQ: SUNW). Mr. Robertson co-founded Francisco Partners in 1999, and currently serves as a principal of the fund. Francisco Partners is the second largest technology buyout firm in the world with a focus on structured investments in technology and technology related companies. Mr. Robertson also founded Robertson, Stephens & Co., a leading technology-focused investment bank, and served as its chairman from its formation in 1978 until its sale to BankBoston in 1998. Mr. Robertson was also a co-founder of Robertson, Colman, Siebel & Weisel, later renamed Montgomery Securities, a prominent technology investment bank. He served as its managing partner from 1969 to 1978. From 1959 to 1969, Mr. Robertson served as a vice president and director of Smith, Barney & Co. and served in the U.S. Navy from 1954 to 1957. Mr. Robertson is involved in numerous community service organizations, including the Asia Society and San Francisco Jazz. Mr. Robertson is currently a director of the Democratic Leadership Council, Dolby Laboratories, Inc. (NYSE: DLB), Pain Therapeutics Inc. (NASDAQ: PTIE), salesforce.com, Inc. (NYSE: CRM), Schwab Charitable Fund and Technorati. Mr. Robertson has received numerous awards, including the 2006 Lifetime Achievement Award from the National Venture Capital Association and the 2004 Lifetime Achievement in Entrepreneurship Award from the Lester Center for Entrepreneurship & Innovation, Haas School of Business. Mr. Robertson received an M.B.A. degree with Distinction and a B.A. degree from the University of Michigan.

Stephen Squeri has agreed to serve as a member of our board of directors upon the consummation of this offering. Since 1985, Mr. Squeri has served in various positions at American Express Company (NYSE: AXP) where he currently serves an executive vice president and chief information officer, a position he has held since 2005. Since 2007, Mr. Squeri has served as a member of the Operating Committee of American Express, which is responsible for developing the company’s strategic direction and determining key company policies affecting the company overall. From 2002 to 2005, Mr. Squeri served as president of the Global Commercial Card division of American Express, where he led the global division that markets the American Express Corporate Card and American Express Corporate Purchasing Card to mid-sized and large companies. From 2000 to 2002, Mr. Squeri served as president of Establishment Services Canada and the United States where he oversaw American Express’ efforts to grow merchants’ businesses through innovative marketing and e-commerce programs and managed merchant acquisition efforts. From 1981 to 1985, Mr. Squeri was a management consultant at Arthur Andersen and Company. Mr. Squeri received an M.B.A. degree and a B.S. degree from Manhattan College.

Number and Terms of Office of Directors and Officers

Our amended and restated certificate of incorporation, which we intend to adopt prior to the consummation of this offering, divides our board of directors into three classes with one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Messrs. Balthasar and Squeri will expire at our first annual meeting of stockholders following the consummation of this offering. The term of office of the second class of directors, consisting of Messrs. Burke and Robertson, will expire at the second annual meeting of stockholders following the consummation of this offering. The term of office of the third class of directors, consisting of Messrs. House, Reyniak and Siegal, will expire at the third annual meeting of stockholders following the consummation of this offering.

Our officers are appointed by our board of directors and serve at the discretion of our board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated bylaws as it deems appropriate. Our amended and restated bylaws provide that our officers may consist of a chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other officers as may be determined by the board of directors.

Collectively, through the positions described above, our officers and directors have extensive experience in the private equity business. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target businesses, and structuring, negotiating and consummating their acquisition.

Executive Officer and Director Compensation

None of our executive officers or directors have received any cash compensation for services rendered. Commencing on the date of this prospectus through the earlier of consummation of a business combination or our liquidation, we will pay Raycliff Capital, an entity controlled by Mr. Siegal, our chairman and chief executive officer, a total of $10,000 per month for office space, secretarial support and administrative services. This arrangement is being agreed to by Mr. Siegal for our benefit and is not intended to provide Mr. Siegal compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party for such services. Other than this $10,000 per month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to our sponsor, executive officers and directors, or any of their respective affiliates, for services rendered to us prior to or in connection with the consummation of a business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on target businesses. Although these expenses will not have a specific limit, our audit committee will review and approve all payments made to our sponsor, officers, directors or our or their affiliates, other than the $10,000 per month administrative fee payable to our sponsor, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval. After completion of a business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders in connection with the stockholder meeting to approve a proposed business combination. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with the company after the business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with the company may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with the company after the consummation of a business combination will be a determining factor in our decision to proceed with any potential business combination.

Director Independence

The American Stock Exchange requires that a majority of our board of directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered to be independent for purposes of Rule 10A-3 of the Exchange Act of 1934, as amended, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has determined that each of Messrs. Balthasar, Burke, Robertson and Squeri, who have agreed to join our board of directors upon the consummation of this offering, will be independent directors as such term is defined under the rules of the American Stock Exchange and Rule 10A-3 of the Exchange Act. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

We will not enter into a business combination with an entity which is affiliated with any of our officers, directors or sponsor.

Nominating and Corporate Governance Committee

The American Stock Exchange requires that nominees for election to our board of directors must be either selected, or recommended for our full board’s selection, by either a nominating committee comprised solely of our independent directors or by a majority of our independent directors. In addition, the American Stock Exchange requires that we adopt a formal written charter or resolution of our board, as applicable, addressing the director nomination process.

Effective upon consummation of this offering, we will establish a nominating and corporate governance committee of the board of directors, which will consist of Messrs. Balthasar, Burke and Squeri, each of whom is an independent director under the American Stock Exchange’s listing standards. The Nominating and Corporate Governance Committee will be responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The Nominating and Corporate Governance Committee will consider persons identified by its members, management, shareholders, investment bankers and others. In conducting its assessment, the Nominating and Nominating and Corporate Governance Committee will consider and evaluate each candidate for election to our board based upon criteria which will be specified in the Nominating and Corporate Governance Committee Charter. The Nominating and Corporate Governance Committee will not distinguish among nominees recommended by stockholders and other persons. The Nominating and Corporate Governance Committee Charter requires an assessment of each candidate based upon the following criteria:

•	whether the candidate is independent pursuant to the requirements of the American Stock Exchange;

•	whether the candidate is accomplished in his or her field and has a reputation, both personally and professionally, that is consistent with our image and reputation;

•

whether the candidate has the ability to read and understand fundamental financial statements, and, if applicable, whether the candidate satisfies the criteria for being an “audit committee financial expert,” as defined by the SEC;

•	whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise;

•	whether the candidate has knowledge of our company and issues affecting us;

•	whether the candidate is committed to enhancing stockholder value;

•	whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company;

•	whether the candidate is of high moral and ethical character and would be willing to apply sound, objective and independent business judgment and to assume broad fiduciary responsibility;

•	whether the candidate would be willing to commit the required hours necessary to discharge the duties of board membership;

•	whether the candidate has any prohibitive interlocking relationships or conflicts of interest; and

•	whether the candidate is able to develop a good working relationship with other board members and contribute to our board’s working relationship with our senior management.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of our board of directors, which will consist of Messrs. Balthasar, Burke and Squeri, each of whom has been determined to be “independent” as defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. The audit committee’s duties, which will be specified in our Audit Committee Charter, will include, but not be limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•

determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Prior to our completion of a business combination, the audit committee will also monitor compliance on a quarterly basis with the terms described below and the other material terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Financial Expert on Audit Committee

The audit committee must at all times be composed exclusively of “independent directors” who, as required by the American Stock Exchange, are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Anthony E. Burke satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Code of Ethics and Committee Charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Conflicts of Interest

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us. In the event that any of our officers and directors becomes aware of a business combination opportunity in the financial services industry that falls within the line of business of any entity to which such officer or director has pre existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us.

Our officers may become involved with subsequent blank check companies similar to our company, although they have agreed not to participate in the formation of, or become an officer or director of, any blank check company that may complete a business combination with an entity engaged in the financial services industry as its principal business until we have entered into a definitive agreement regarding a business combination or we have failed to complete a business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus). Our officers may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In the event that any of our officers becomes aware of a business combination opportunity that falls within the line of business of any of entities to whom he owes relevant fiduciary duties, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us (to the extent that such business combination opportunity would otherwise be within our investment scope).

Bippy M. Siegal has relevant pre-existing fiduciary duties to Raycliff Capital, a New York based private equity firm, Modern Bank, N.A., a private client bank, Modern Asset Management, LLC, a registered investment adviser and affiliate of Modern Bank, and Crystal Energy Group, an oil and gas exploration and production company. David C. House has relevant pre-existing fiduciary duties to Raycliff Capital, Modern Bank, and Pegasus Capital, a private equity fund. In addition, Mr. House has a contractual obligation, that expires March 1, 2008, to one of his former employers, American Express Company, that provides that he cannot participate in certain business in the financial services industry. This may limit his ability to refer, prior to March 1, 2008, certain business opportunities to us. Stefan V. Reyniak has relevant pre-existing fiduciary duties to Raycliff Capital, Modern Bank and Modern Asset Management. Michael

Emont has relevant pre-existing fiduciary duties to Raycliff Capital and Bistate Oil Management, which provides management and administrative services to affiliated oil and gas exploration and development companies.

Our independent directors are also subject to relevant pre-existing fiduciary duties. Norman J. Balthasar has relevant pre-existing fiduciary duties to Fiserv, Inc., a provider of technology services to businesses in the financial services industry. Anthony Burke has relevant pre-existing fiduciary duties to Modern Bank. Sanford R. Robertson has relevant pre-existing fiduciary duties to Francisco Partners, a technology buyout firm, Salesforce.com, a company that provides customer relations management services, Pain Therapeutics Inc., a biopharmaceutical company, Dolby Laboratories, Inc., a company specializing in audio technology products, Ceyuan Ventures, a Beijing-based early stage venture capital firm, Chengwei Ventures, an investment firm based in Shanghai, The Aethena Group, a private real estate investment, operating and development company, and The Longreach Group, an ASX-listed provider of information and communications products and services. Stephen Squeri has relevant pre-existing fiduciary duties to American Express Company, a financial services provider to businesses and individuals.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed, until the earliest of our initial business combination, our liquidation or such time as he ceases to be an officer, to present to us for our consideration, any opportunity to acquire a business with a fair market value of $160 million or more prior to presentation to any other entity, subject to any preexisting duties or contractual obligations of such officers. Except to the extent that our officers present potential acquisition opportunities to us in accordance with their agreement discussed above, we cannot assure you that these conflicts will be resolved in our favor or that a potential target business would not be presented to another entity prior to its presentation to us.

Potential investors should also be aware of the following other potential conflicts of interest:

•

None of our officers and directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “—Executive Officers and Directors.”

•

Our sponsor has purchased founder shares prior to the date of this prospectus (of which it intends to transfer 257,143 founder shares prior to the consummation of this offering to the director nominees named in this prospectus who will serve as our independent directors upon the consummation of this offering) and our sponsor will purchase insider warrants in a transaction that will close on or prior to the date of this prospectus. If we do not complete a business combination within 24 months following consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), the proceeds of the sale of the insider warrants will become part of the distribution of the trust account to our public stockholders and the insider warrants will expire worthless. Additionally, our initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founder shares if we fail to consummate a business combination. With certain limited exceptions, the founder shares and insider warrants (including the common stock issuable upon exercise of the insider warrants) will not be transferable, assignable or salable by the initial stockholders until 180 days after completion of our business combination. Since each of our executive officers will beneficially own shares of our common stock or warrants through our sponsor and our initial stockholders own shares of our common stock directly, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effect a business combination.

•

Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to a business combination.

To further minimize potential conflicts of interest, we will not consummate a business combination with an entity which is affiliated with Raycliff Capital, including any businesses that are either portfolio companies of, or have otherwise received a material financial investment from, companies or funds affiliated with Raycliff Capital. Furthermore, in no event will our sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Each of Messrs. Siegal, House, Reyniak and Emont is an officer, member or partner of Raycliff Capital and its affiliated entities. Mr. House is also party to a non-competition agreement with American Express that is effective until March 1, 2008.

In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In connection with the vote required for any proposed extended period, or business combination our initial stockholders have agreed to vote all of the founder shares in accordance with the majority of the shares of common stock voted by the public stockholders and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination. In addition, our sponsor, officers and directors have agreed to vote any shares acquired in or after this offering in favor of an extended period, a business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination. Accordingly, our sponsor, officers and directors may vote shares acquired in or after this offering in any way they choose, except in connection with approval of an extended period, a business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination. As a result, our sponsor, officers and directors will not have conversion rights with respect to any shares held by them. In the event we fail to complete a business combination, our initial stockholders, officers and directors will participate in any liquidation distributions with respect to any shares they acquire in or after this offering.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. We believe that these provisions and agreements are necessary to attract qualified directors. Our amended and restated bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock for purposes of Rule 13d-3 of the Securities Act as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the insider warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Common Stock
	Before the Offering		As Adjusted for Offering Assuming Redemption(3)		As Adjusted for Offering Assuming Full Exercise of Over-Allotment Option(4)
Name and Address of Beneficial Owners(1)	Number of Shares(2)	Percentage of Common Stock	Number of Shares(4)	Percentage of Common Stock	Number of Shares(5)	Percentage of Common Stock
RAC Investors, LLC (our sponsor)	5,492,857	95.5%	4,776,399	19.1%	5,492,857	19.1%
Bippy M. Siegal(4)	5,492,857	95.5%	4,776,399	19.1%	5,492,857	19.1%
David C. House(5)	—	*	—	*		*
Stefan V. Reyniak(5)	—	*	—	*		*
Michael J. Emont(5)	—	*	—	*		*
Norman J. Balthasar(6)	57,143	*	49,689	*	57,143	*
Anthony E. Burke(6)	57,143	*	49,689	*	57,143	*
Sanford K. Robertson(6)	85,714	1.5%	74,534	*	85,714	*
Stephen Squeri(6)	57,143	*	49,689	*	57,143	*
All directors and executive officers as a group (eight individuals)	5,750,000	100%	5,000,000	20%	5,750,000	20%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each beneficial owner is 5 East 59th Street, 4th floor, New York, New York 10022
(2)	Up to 750,000 shares issued before the offering are subject to redemption in the event that the underwriters’ over-allotment option is not exercised in full.
(3)	Assumes no exercise of the over-allotment option and the resulting redemption of an aggregate of 750,000 founder shares held by our initial stockholders.
(4)	Mr. Siegal is the sole managing member of Raycliff Management, LLC, the sole managing member of our sponsor, and may be considered to have beneficial ownership of our sponsor’s interests in us. Mr. Siegal disclaims beneficial ownership of any shares of our common stock in which he does not have a pecuniary interest.
(5)	Each of Messrs. House, Reyniak and Emont is a member of our sponsor or Raycliff Management, LLC, but does not hold voting or investment power with respect to our shares of common stock held by our sponsor.
(6)	Each of Messrs. Balthasar, Burke, Robertson and Squeri has agreed to serve as a member of our board of directors upon consummation of this offering. Prior to the consummation of this offering, our sponsor will transfer an aggregate of 257,143 founder shares to Messrs. Balthasar, Burke, Robertson and Squeri.

In December 2007, our sponsor purchased an aggregate of 5,750,000 shares, which we refer to as the founder shares throughout this prospectus, for an aggregate purchase price of $575, or $0.0001 per share. Mr. Siegal is the sole managing member of Raycliff Management, LLC, the sole managing member of our sponsor, and may be considered to have beneficial ownership of our sponsor’s interests in us. Each of our executive officers is either a member of our sponsor or Raycliff Management, LLC or beneficially owns an equity interest in our sponsor through an affiliate. Prior to the consummation of this offering, our sponsor will transfer an aggregate of 257,143 founder shares to Messrs. Balthasar, Burke, Robertson and Squeri.

Immediately after this offering, our initial stockholders will beneficially own 20% of the issued and outstanding shares of our common stock. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of an extended period and our business combination.

To the extent the underwriters do not exercise in full the over-allotment option, up to an aggregate of 750,000 founder shares held by our initial stockholders will be redeemed in order to maintain our initial stockholders’ 20% ownership interest in our common stock on a fully-diluted basis after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the initial stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock to maintain the initial stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of this offering.

Our sponsor has entered into an agreement with us to purchase, at a price of $1.00 per warrant, insider warrants to purchase 6,000,000 shares of our common stock. Our sponsor is obligated to purchase such insider warrants from us on or prior to the date of this prospectus. The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of our business combination. If we do not complete our business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), the proceeds of the sale of the insider warrants will become part of the distribution of the trust account to our public stockholders and the insider warrants will expire worthless. The insider warrants are subject to the transfer restrictions described below. The insider warrants will not be redeemable by us so long as they are held by our sponsor or its permitted transferees. The insider warrants may also be exercised by the sponsor or its permitted transferees on a cashless basis. If the insider warrants are held by holders other than the sponsor or its permitted transferees, the insider warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Otherwise, the insider warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2007, our sponsor purchased an aggregate of 5,750,000 founder shares for an aggregate purchase price of $575, or $0.0001 per founder share. Our determination of the purchase price of the founder shares was based on the terms of such shares, including their illiquidity and forfeiture of conversion rights, and the fact that prior to the sale of such securities, we had no assets or operating history. In addition, we looked at the price of the founder shares of other similarly structured blank check companies in making such determination. Prior to the consummation of this offering, our sponsor intends to transfer an aggregate of 257,143 founder shares to Norman J. Balthasar, Anthony E. Burke, Sanford R. Robertson and Stephen Squeri, each of whom will serve as a member of our board of directors upon consummation of this offering. Our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering and the exercise, if any, of the underwriters’ over-allotment option (assuming none of our initial stockholders purchase units in this offering). If the size of the offering is increased, a stock dividend would be effectuated in order to maintain the ownership represented by the founder shares at the same percentage.

If the underwriters do not exercise all or a portion of their over-allotment option, our initial stockholders have agreed, pursuant to a written agreement with us, that they will forfeit up to an aggregate of 750,000 founder shares in proportion to the portion of the over-allotment option that was not exercised. If such shares are forfeited, we would record the aggregate fair value of the shares forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the forfeited shares and the price paid to us for such forfeited shares (which would be an aggregate total of $75 for all 750,000 units). Upon receipt, such forfeited shares would then be immediately cancelled, which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

Bippy Siegal, our chairman and chief executive officer, is the sole managing member of Raycliff Management, LLC, the sole managing member of our sponsor. Each of our executive officers is also a member of our sponsor or Raycliff Management, LLC.

Our sponsor has also committed, pursuant to a warrant purchase agreement with us, to purchase 6,000,000 warrants, which we refer to as insider warrants, from us in a private placement to take place on or prior to the date of this prospectus. Our sponsor will purchase the insider warrants at a price of $1.00 per warrant (for a total purchase price of $6.0 million). Each insider warrant entitles the holder to purchase one share of our common stock. Our sponsor has agreed that the insider warrants (including the common stock issuable upon exercise of the insider warrants) will not, subject to certain limited exceptions, be transferred, assigned or sold by it until 180 days after the completion of our business combination.

Raycliff Capital, an entity controlled by Mr. Siegal, has agreed to, from the date of this prospectus through the earlier of our consummation of a business combination or our liquidation, make available to us office space and certain office and secretarial support and administrative services, as we may require from time to time. We have agreed to pay Raycliff Capital $10,000 per month for these services. However, this arrangement is solely for our benefit and is not intended to provide Mr. Siegal compensation in lieu of salary. We believe, based on rents and fees for similar services in the New York metropolitan area, that the fee charged by Raycliff Capital is at least as favorable as we could have obtained from an unaffiliated person.

As of the date of this prospectus, our sponsor has also advanced to us an aggregate of $224,425 to cover expenses related to this offering. This loan will be payable without interest on the earlier of December 31, 2008 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not placed in trust.

Other than the $10,000 per-month administrative fee paid to Raycliff Capital and reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on target businesses, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our sponsor, officers or directors, or to any of their respective affiliates, prior to or with respect to our business combination (regardless of the type of transaction that it is). Although there is no specific limit on the amount of out-of-pocket expenses that may be reimbursed, our audit committee will review and approve all payments made to our sponsor, officers, directors or our or their affiliates, other than the $10,000 per month administrative fee payable to our sponsor, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

After our business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

All ongoing and future transactions between us and “related person” (as defined in Item 404(a) of Regulation S-K) or his or her respective affiliates, including loans by members of our management team, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. Our audit committee charter provides that such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by our audit committee which will have access, at our expense, to our attorneys or independent legal counsel. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

Pursuant to a registration rights agreement, our initial stockholders will hold registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These stockholders will be entitled to make up to three demands that we register such securities for sale under the Securities Act. In addition, these stockholders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs 180 days after the completion of our initial business combination. We will bear the costs and expenses of filing any such registration statements.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 80,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriters’ over-allotment option and (2) the exercise in full of the underwriters’ over-allotment option, subject in either case to our having filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including the underwriters’ over-allotment option, if applicable, and issuing a press release announcing when such separate trading will begin.

We will file a Current Report on Form 8-K which includes the audited balance sheet upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we received from the exercise of the over-allotment option if such option is exercised prior to the filing of the Current Report on Form 8-K. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Common Stock

As of the date of this prospectus, there were 5,750,000 shares of our common stock outstanding, all of which were held of record by our initial stockholders. This includes an aggregate of 750,000 shares of common stock subject to forfeiture by our initial stockholders to the extent that the underwriters’ over-allotment option is not exercised in full so that our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering and the exercise, if any, of the underwriters’ over-allotment option (assuming none of our initial stockholders purchase units in this offering). Mr. Siegal, our chairman and chief executive officer, is the sole managing member of Raycliff Management, LLC, the sole managing member of our sponsor. In addition, each of our executive officers are members of our sponsor or Raycliff Management, LLC. Upon consummation of this offering, 25,000,000 shares of our common stock will be outstanding (assuming no exercise of the underwriters’ over-allotment option). Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of record of shares of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore.

Our amended and restated certificate of incorporation prohibits us from issuing new shares of common stock prior to our business combination. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Our amended and restated certificate of incorporation, which we intend to adopt prior to the consummation of this offering, contains certain requirements and restrictions that will apply to us until the consummation of our business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•

upon consummation of this offering, approximately $197.0 million, or approximately $225.8 million if the underwriters’ over-allotment option is exercised in full (including $6.0 million from the sale of the insider warrants and $6.0 million attributable to the deferred underwriting discount or $6.9 million if the underwriters’ over-allotment option is exercised in full) will be placed into the trust account;

•	we shall submit any proposed business combination to our stockholders for approval prior to consummating our business combination;

•	our public stockholders will have the right to convert their shares of common stock into cash in accordance with the conversion rights described below;

•

we will consummate a business combination only if it has a fair market value equal to at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of $6.0 million or $6.9 million if the underwriters’ over-allotment option is exercised in full) at the time of such acquisition;

•	we may not consummate any business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our business combination;

•

public stockholders who vote against an extended period or our business combination may convert their shares into a pro rata share of the aggregate net assets then on deposit in the trust account less taxables payable;

•

prior to our business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

•

we will consummate our business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) public stockholders owning less than 30% of our outstanding shares of common stock sold in the offering both vote against the business combination and properly exercise their conversion rights, on a cumulative basis, including any stockholders who exercised their conversion rights in connection with the stockholder vote, if any, required to approve the extended period;

•

if we do not consummate our business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), our corporate existence will cease except for purposes related to winding up our affairs, including liquidation, and we will not be able to engage in any other business activities; and

•

if we are forced to liquidate prior to a business combination, our public stockholders will be entitled to share ratably in the funds in the trust account, including any interest, and any net assets remaining available for distribution to them after payment of our liabilities.

Our amended and restated certificate of incorporation will require that we obtain the affirmative vote of our board of directors and holders of at least 90% of our outstanding shares of common stock issued in this offering to amend the above-described provisions.

In connection with the vote required for any proposed extended period and our business combination, our initial stockholders have agreed to vote all of the founder shares in accordance with the majority of the shares of common stock voted by the public stockholders and in favor of an amendment to our amended and restated certificate of incorporation to allow for our perpetual existence in connection with a business combination. In addition, our sponsor, officers and directors have agreed to vote any shares acquired in or after this offering, in favor of any proposed extended period, a business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination. Accordingly, our sponsor, officers and directors may vote shares acquired in or after this offering in any way they choose, except in connection with approval of an extended period, a business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination. As a result, our sponsor, officers and directors will not have conversion rights with respect to any shares held by them. In the event we fail to complete a business combination, our sponsor, officers and directors will participate in any liquidation distributions with respect to any shares they acquire in or after this offering.

If we do not consummate our business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), our corporate existence will cease except for purposes of winding up our affairs, including liquidation. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to obtain formal stockholder approval of our dissolution and liquidation and to file a certificate of dissolution with the Delaware Secretary of State. At the time we submit a proposed business combination to our stockholders for approval, we will also submit to them a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing these limitations on our corporate existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence will require the affirmative vote of a majority of our outstanding shares of common stock issued in this offering.

The underwriters have agreed to waive their rights to their deferred underwriting discount held in the trust account in the event of our failure to consummate our business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus) and in such event such amounts will be included within the amounts of the funds held in the trust account that will be available for distribution to the public stockholders. Our initial stockholders have agreed to waive their rights to participate in any distribution of the funds held in the trust account if we fail to consummate our business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), but only with respect to the founder shares, and in such event the insider warrants will expire worthless.

Our stockholders have no repurchase, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have conversion rights in conjunction with stockholder approval of an extended period or our business combination. If an extended period or business combination is approved and completed, public stockholders who vote against such extended period or business combination, as applicable, will be entitled to exercise their conversion rights or maintain their interest in us.

The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

Founder shares

Holders of the founder shares have the same stockholder rights as public stockholders, except that holders of founder shares (i) will not participate in the distribution of the trust account in the event we fail to complete a business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), and (ii) are not entitled to conversion rights in the event of a business combination. With certain limited exceptions, as set forth under “Underwriting” the founder shares are not transferable, assignable or salable until 180 days after the completion of our business combination.

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering. Notwithstanding the foregoing, our amended and restated certificate of incorporation prohibits us from issuing shares of preferred stock prior to our business combination, except in connection with the consummation of our business combination that has been approved by a majority of the votes cast by our public stockholders.

Warrants

Public Stockholders’ Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the date of this prospectus or the completion of our business combination.

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days prior written notice of redemption; and

•

if, and only if, the reported last sale price of our common stock equals or exceeds $13.75 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

The redemption provisions for our warrants have been established at a price that is intended to provide warrant holders a premium to the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the redemption trigger price of $13.75 or the warrant exercise price of $7.50 after we call the warrants for redemption.

If we call the warrants for redemption as described above, we will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” If we take advantage of this option, all holders of warrants would surrender all of their warrants and receive that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and do not take advantage of this option, our sponsor and its respective transferees would still be entitled to exercise its insider warrants, as applicable, for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to file a registration statement covering such shares and maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to settle any such warrant, whether by cashless exercise or otherwise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Insider warrants

The insider warrants have terms and provisions that are identical to the warrants included in the units being sold in this offering, except that such warrants:

•	are subject to the transfer restrictions described below;

•

are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered for sale pursuant to a registration rights agreement to be entered into in connection with the private placement or otherwise transferred or sold in compliance with securities laws;

•	the shares underlying the insider warrants will be non-redeemable so long as they are held by our sponsor or its permitted transferees;

•	are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants; and

•	may be exercised by means, at the option of the holder, of cashless exercise.

The insider warrants (including the common stock issuable upon exercise of the insider warrants) will be subject to a lock-up agreement with the underwriters and will not be transferable until 180 days after the completion of our business combination subject to certain limited exceptions described below under “Underwriting,” will not be redeemable by us so long as they are held by the sponsor or its permitted transferees and may be exercised by the sponsor or its permitted transferees on a cashless basis. If the insider warrants are held by holders other than the sponsor or its permitted transferees, the insider warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If holders of the insider warrants elect to exercise them on a cashless basis, they would surrender all of their warrants and receive that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsor, or its permitted transferees is because it is not known at this time whether our sponsor will be affiliated with us following a business combination. If it remains affiliated with us, its ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate. In no event will we be required to net cash settle any exercise of the insider warrants. Additionally, in the event a registration statement relating to the insider warrants is not effective at the time of exercise, or the issuance of common stock pursuant to such exercise is not qualified or exempt from qualification in the jurisdiction in which the holders of the insider warrants reside, the insider warrants may have no value, the market for the insider warrants may be limited and the insider warrants may expire worthless.

In addition, our initial stockholders are entitled to registration rights with respect to the founder shares and insider warrants under a registration rights agreement to be entered into on or before the date of this prospectus.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to completion of our business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after a business combination is completed. The payment of any dividends subsequent to our business combination or the distribution in full of the trust account will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future. In addition, our board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act. Further our ability to declare dividends may be limited to restrictive covenants if we incur any indebtedness.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Staggered board of directors

Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

No action by stockholders without a meeting

Our amended and restated certificate of incorporation and amended and restated bylaws prohibit stockholders from taking action other than by a duly convened meeting of the stockholders after the consummation of this offering.

Special meeting of stockholders

Our amended and restated bylaws provide that special meetings of our stockholders may be called only by our chairman or president, or our board pursuant to a resolution adopted by a majority of the Whole Board. “Whole Board” shall mean the total number of directors our board would have if there were no vacancies on the board.

Advance notice requirements for stockholder proposals and director nominations

Our amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the consummation of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option and the redemption of 750,000 founder shares held by our initial stockholders) we will have 25,000,000 shares of common stock outstanding. Of these shares, the 20,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 5,000,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

The founder shares and insider warrants are each subject to transfer restrictions pursuant to lockup provisions in the letter agreements with us and the underwriters to be entered into by our sponsor and each of our directors and officers. Those lockup provisions provide that such securities are not transferable or salable until 180 days after the completion of business combination (except as described under “Underwriting”).

Rule 144

The availability of Rule 144 will vary depending on whether restricted shares are held by an affiliate or a non-affiliate. Under Rule 144 as in effect on the date of this prospectus, once we have been a reporting company subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act for 90 days, an affiliate who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•

1% of the number of shares of common stock then outstanding, which will equal 250,000 shares immediately after this offering (or 287,500 if the underwriters’ over-allotment option is exercised in full); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

However, the six month holding period increases to one year in the event we have not been a reporting company for at least 90 days. In addition, any sales by affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and the availability of current public information about us.

The volume limitation, manner of sale and notice provisions described above will not apply to sales by non-affiliates. For purposes of Rule 144, a non-affiliate is any person or entity who is not our affiliate at the time of sale and has not been our affiliate during the preceding three months. Once we have been a reporting company for 90 days, a non-affiliate who has beneficially owned restricted shares of our common stock for six months may rely on Rule 144 provided that certain public information regarding us is available. The six month holding period increases to one year in the event we have not been a reporting company for at least 90 days. However, a non-affiliate who has beneficially owned the restricted shares proposed to be sold for at least one year will not be subject to any restrictions under Rule 144 regardless of how long we have been a reporting company.

SEC position on Rule 144 sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions despite technical compliance with the requirements of Rule 144, and such securities can be resold only through a registered offering. However, Rule 144 as in effect on the date of this prospectus is available to stockholders of blank check companies and their transferees one year after consummation of a business combination by the blank check company and the blank check company’s filing of information required by Form 10 with the SEC, provided that the blank check company has filed certain reports required by the Exchange Act in the last year. The prohibition on use of Rule 144 by blank check companies does not apply to blank check companies that are business combination related shell companies, as defined under Rule 405 of the Securities Act. However, we will not be considered a business combination related shell company and, as a result, Rule 144 will not be available to our stockholders until one year after we have completed our business combination and filed Form 10 information with the SEC, assuming we have filed certain reports required by the Exchange Act with the SEC for the past year.

Registration rights

The holders of the founder shares and insider warrants (and any shares of common stock issuable upon the exercise of any of the insider warrants) will be entitled to registration rights pursuant to a registration rights agreement to be entered into in connection with this offering. The holders of the majority of these securities are entitled to make up to three demands that we register such securities. The holders of a majority of these securities can elect to exercise these registration rights at any time. However, the registration rights agreement provides that we will not permit any registration statement to become effective until termination of the applicable lock-up period, which occurs 180 days after the completion of our business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed by us. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

We have applied to have our units listed on the American Stock Exchange under the symbol “RCF.U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “RCF” and “RCF.WS,” respectively.

Based upon the proposed terms of this offering, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which consist of the following:

•	stockholders equity of at least $4.0 million;

•	total market capitalization of at least $50.0 million;

•	aggregate market value of publicly held shares of at least $15.0 million;

•	minimum public distribution of at least 1,000,000 units with a minimum of 400 public holders; and

•	a minimum market price of $2.00 per unit.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

This is a general summary of the material U.S. federal tax consequences of the acquisition, ownership and disposition of our units, common stock and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that public stockholders will hold our securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of U.S. federal taxation that may be relevant to a public stockholder in light of such public stockholder’s particular circumstances. In addition, this discussion does not address (i) U.S. gift or estate tax laws except to the limited extent set forth below, (ii) state, local or foreign tax consequences, (iii) the special tax rules that may apply to certain public stockholders, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, or U.S. expatriates or former long-term residents of the United States, or (iv) the special tax rules that may apply to a public stockholder that acquires, holds, or disposes of our securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale or conversion transaction or other integrated investment. Additionally, this discussion does not consider the tax treatment of partnerships (including entities treated as partnerships for U.S. federal tax purposes) or other pass-through entities or persons who hold our securities through such entities. The tax treatment of a partnership and each partner thereof generally will depend upon the status and activities of the partnership and such partner. Thus, partnerships, other pass-through entities and persons holding our securities through such entities should consult their own tax advisers.

This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated under the Code, judicial opinions, and published rulings and procedures of the United States Internal Revenue Service (“IRS”), all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this “Material U.S. Federal Tax Considerations’ section only, the term “U.S. Person” means a person that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. Person. As used in this discussion, the term “U.S. holder” means a beneficial owner of our securities that is a U.S. Person and the term “non-U.S. holder” means a beneficial owner of our securities (other than an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. Person.

This discussion is only a summary of material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our securities. Each prospective investor is urged to consult its own tax advisers with respect to the U.S. federal, state, local and foreign tax consequences to such investor of the acquisition, ownership and disposition of our securities.

General

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

The foregoing treatment of the common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisers regarding the U.S. federal, state, local and any foreign tax consequences of an investment in a unit (including alternative characterizations of a unit). Unless otherwise stated, the following discussions are based on the assumption that the characterization of the common stock and warrants described above is accepted for U.S. federal tax purposes.

U.S. Holders

Taxation of Distributions

If we pay cash distributions to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met and the U.S. holder refrains from making certain elections, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to capital gains for tax years beginning on or before December 31, 2010, after which the rate applicable to dividends is currently scheduled to return to the tax rate generally applicable to ordinary income. It is unclear whether the conversion rights with respect to the common stock, described above under “Proposed Business—Effecting our Business Combination—Conversion rights”, may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock

In general, a U.S. holder must treat any gain or loss recognized upon a sale, exchange or other taxable disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate a business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under “Proposed Business—Effecting our Business Combination—Conversion rights”, may suspend the running of the applicable holding period for this purpose. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market values of the common stock and the warrant included in the unit) and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Conversion of Common Stock

In the event that a U.S. holder converts our common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If that redemption qualifies as a sale of common stock by the U.S. holder under Section 302 of the Code, the U.S. holder will be treated as described under “U.S. Holders—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above. If that redemption does not qualify as a sale of common stock under Section 302 of the Code, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether that redemption qualifies for sale treatment will depend largely on the percentage of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the conversion. There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are converted or (ii) all of the shares of our stock actually owned by the U.S. holder are converted and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisers as to the tax consequences of an exercise of the conversion right.

If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders—Taxation of Distributions”, above. After the application of those rules, any remaining tax basis of the U.S. holder in the converted common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other shares of our stock constructively owned by it.

U.S. holders who actually or constructively own five percent (or, if our stock is not then publicly traded, one percent) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such holders should consult with their own tax advisers in that regard.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder will not be required to recognize taxable gain or loss upon exercise of a warrant. The U.S. holder’s tax basis in the share of our common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”) and the exercise price (i.e., $7.50 per share of our common stock, subject to adjustment as described in this prospectus). The U.S. holder’s holding period for the share of our common stock received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrant and will not include the period during which the U.S. holder held the warrant.

If an adjustment is made to the number of shares of our common stock for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in constructive distributions that could be taxable as a dividend to U.S. holders of the warrants. Conversely, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to U.S. holders of shares of our common stock. U.S. holders are urged to consult their own tax advisors regarding the proper treatment of any adjustments to the warrants.

If, upon exercise of a warrant, a U.S. holder would be entitled to receive a fractional interest in a share of our common stock, we will, upon exercise, round up to the nearest whole number the number of shares of our common stock to be issued to the U.S. holder. If we have paid dividends with respect to our common stock within three years of such an exercise, it is possible that the difference between the rounded up number of shares and the fractional interest of the share could be treated as a taxable share dividend. Accordingly, U.S. holders should consult their own tax advisers regarding the tax consequences of exercising warrants.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. A U.S. holder’s holding period for the common stock would commence on the date following the date of exercise (or possibly on the date of exercise) of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisers regarding the tax consequences of a cashless exercise.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption, or expiration of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition or expiration (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the common stock included in the unit) and (ii) the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”). Such gain or loss generally would be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions we make to a non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, (including any deemed distributions treated as a dividend on the warrants, as described under “U.S. Holders—Exercise of a Warrant”, above), generally will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, we generally will be required to withhold tax from the gross amount of the dividend at a rate of 30 percent, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “U.S. real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants”, below), we will withhold 10 percent of any distribution that exceeds our current and accumulated earnings and profits, which withheld amount may be claimed by the non-U.S. holder as a credit against the non-U.S. holder’s federal income tax liability.

Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Persons. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30 percent (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. holder, as described under “U.S. Holders—Exercise of a Warrant” above.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate a business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

•

the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for the security disposed of, and, generally, in the case where shares of our common stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or indirectly, more than five percent of our common stock or warrants, as applicable, at any time during the shorter of the five-year period ending on the date of disposition or such non-U.S. holder’s holding period for the security disposed of. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first and third bullet points above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. holder that is a corporation may also be subject to an additional “branch profits tax” at a 30 percent rate. Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30 percent U.S. federal income tax. The gross proceeds from transactions that generate gains described in the third bullet point above generally will be subject to a 10 percent withholding tax, which withheld amount may be claimed by the non-U.S. holder as a credit against the non-U.S. holder’s U.S. federal income tax liability. Non-U.S. holders should consult any income tax treaties applicable to them, as those treaties that may provide for different rules.

Although we currently are not a U.S. real property holding corporation, we cannot determine whether we will be a U.S. real property holding corporation in the future until we consummate our business combination. We will be classified as a U.S. real property holding corporation if the fair market value of our “U.S. real property interests” equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Each non-U.S. holder should consult its own tax advisers as to whether the warrants will be treated as “U.S. real property interests” and the tax consequences resulting from such treatment.

Conversion of Common Stock

The characterization for U.S. federal income tax purposes of a non-U.S. holder’s conversion of our common stock into a right to receive cash pursuant to an exercise of a conversion right generally will correspond to the U.S. federal income tax characterization of the exercise of such a conversion right by a U.S. holder, as described under “U.S. Holders—Conversion of Common Stock” above, and the consequences of the conversion to the non-U.S. holder will be as described above under “Non-U.S. Holders—Taxation of Distributions” and “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants,” as applicable.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each holder the amount of dividends or other distributions we pay to such holder on shares of our common stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. In the case of a non-U.S. holder, the IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The gross amount of dividends and proceeds from the disposition of our common stock or warrants paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to backup withholding at the applicable rate (currently 28 percent).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale by a non-U.S. holder of common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells common stock or warrants through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN) to the broker of its status as a non-U.S. holder or such non-U.S. holder is an exempt recipient. Information reporting (but not backup withholding) also would apply if a non-U.S. holder sells common stock or warrants through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless in any such case the broker has documentary evidence that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules may be refunded or credited against the holder’s U.S federal income tax liability, if any, by the IRS if the required information is furnished to the IRS in a timely manner.

Federal Estate Tax

Shares of our common stock or warrants owned or treated as owned by an individual who is not a U.S. citizen or resident (as specifically defined for U.S. federal estate tax purposes) at the time of his or her death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representative Deutsche Bank Securities Inc., have severally agreed to purchase from us on a firm commitment basis the following respective number of units at a public offering price less the underwriting discount set forth on the cover page of this prospectus:

Underwriters	Number of Units
Deutsche Bank Securities Inc.
Lazard Capital Markets LLC

Total	20,000,000

The underwriting agreement provides that the obligation of the underwriters to purchase all of the 20,000,000 units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets, the purchase by our sponsor of 6,000,000 insider warrants at a purchase price of $1.00 per warrant in a private placement on or prior to the date of this prospectus, and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the 20,000,000 units being offered to the public, other than those covered by the over-allotment option described below, if any of these units are purchased.

We have been advised by the representative of the underwriters that the underwriters propose to offer the units to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $            per unit under the public offering price. The underwriters may allow, and these dealers may re-allow, a concession of not more than $            per unit to other dealers. After the initial public offering, the representative of the underwriters may change the offering price and other selling terms.

After we consummate our business combination, we intend to use our commercially reasonable efforts to file and maintain the effectiveness of a registration statement relating to the common stock issuable upon exercise of the warrants in order to allow exercise of the publicly traded warrants. We will file post-effective amendments to our registration statement in order to reflect in the prospectus any facts or events which arise after the effective date of our registration statement which, individually or in the aggregate, represent a fundamental change in the information set forth in our registration statement.

Over-Allotment Option

We have granted to the underwriters an option, exercisable not later than 30 days after the effective date of the registration statement, to purchase up to 3,000,000 additional units at the public offering price less the underwriting discount set forth on the cover of this prospectus. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the units offered by this prospectus. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional units as the number of units to be purchased by it in the above table bears to the total number of units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional units to the underwriters to the extent the option is exercised. If any additional units are purchased, the underwriters will offer the additional units on the same terms as those on which the other units are being offered hereunder.

The underwriting discount is 7% of the initial public offering price. We have agreed to pay the underwriters the underwriting discounts set forth below, assuming either no exercise or full exercise by the underwriters of the underwriters’ over-allotment option.

Fees	Fee per Unit	Without Exercise of over Allotment Option	With Exercise of over Allotment Option
Public offering price	$10.00	$200,000,000	$230,000,000
Underwriting discount(1)	$0.40	$8,000,000	$9,200,000
Deferred underwriting discount(1)	$0.30	$6,000,000	$6,900,000

Proceeds before expenses(2)	$9.30	$186,000,000	$213,900,000

(1)	The underwriters have agreed to defer $6,000,000, or $6,900,000 if the underwriters’ over-allotment option is exercised in full, of their underwriting discount, equal to 3% of the gross proceeds of the units being offered to the public, until the consummation of our business combination. Upon the consummation of our business combination, such deferred underwriting discount, reduced pro-ratably by the exercise of stockholder conversion rights, shall be released to the underwriters out of the gross proceeds of this offering held in a trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred underwriting discount.
(2)	The offering expenses are estimated at $750,000 which are not reflected in the preceding table.

Upon the consummation of our business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the deferred underwriting discount held in the trust account without any interest accrued thereon. If we are unable to consummate our business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights to or claims against such proceeds and (ii) the proceeds attributable to the deferred underwriting discount will be distributed on a pro-rata basis among the public stockholders along with any interest accrued thereon.

Pricing of this Offering

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Price Stabilization and Short Positions

In order to facilitate the offering of our units, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of our units. Specifically, the underwriters may over-allot units in connection with this offering, thus creating a short sales position in our units for their own account. A short sales position results when an underwriter sells more units than that underwriter is committed to purchase. A short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are sales made for an amount not greater than the underwriters’ over-allotment option to purchase additional units in the offering described above. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriters will have to close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering. Accordingly, to cover these short sales positions or to stabilize the market price of our units, the underwriters may bid for, and purchase, units in the open market. These transactions may be effected on the American Stock Exchange or otherwise.

Additionally, the representative, on behalf of the underwriters, may also reclaim selling concessions allowed to an underwriter or dealer if the underwriting syndicate repurchases units distributed by that underwriter or dealer. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our units may have the effect of raising or maintaining the market price of our units or preventing or mitigating a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. The underwriters are not required to engage in these activities and, if commenced, may end any of these activities at any time.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target acquisitions or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the effective date of the registration statement, unless the FINRA determines that such payment would not be deemed underwriters compensation in connection with this offering.

All of the shares of our common stock outstanding prior to the date of this prospectus and the warrants purchased in the private placement will be subject to lock-up agreements restricting their sale or other transfer until the earliest of:

•	180 days following the date of our initial business combination;

•	our liquidation, in which case the shares will be cancelled; and

•

the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the lock-up period, the holders of these warrants and shares will not be able to sell or transfer their securities except to their affiliated companies, spouses and children or trusts established for their benefit or to charitable organizations or by nature of the laws of descent and distribution upon the death of an existing stockholder or pursuant to a qualified domestic relations order (all of whom will be subject to the identical lock-up and transfer restrictions), but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends after the initial acquisition, if declared. If dividends are declared and payable in shares of common stock after the initial acquisition, such dividends will also be subject to the lock-up restrictions. If we are unable to effect a business combination and liquidate, our existing stockholders will not receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

We have also agreed that until the consummation of a business combination, we will not issue any shares of common stock, warrants, options or other securities convertible into our common stock, or any shares of preferred stock which participate in any manner in the trust account or which vote as a class with the common stock on an extended period or a business combination.

Lazard Fréres & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

Akin Gump Strauss Hauer & Feld LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Raycliff Acquisition Corp. (a development stage company) as of December 17, 2007 and for the period December 10, 2007 (inception) through December 17, 2007, have been included herein in reliance upon the report of Rothstein, Kass & Company, P.C., independent registered public accounting firm, appearing elsewhere herein, and upon the authority of Rothstein, Kass & Company, P.C. as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

RAYCLIFF ACQUISITION CORP.

(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Raycliff Acquisition Corp.

We have audited the accompanying balance sheet of Raycliff Acquisition Corp. (a corporation in the development stage) ( the “Company”) as of December 17, 2007, and the related statements of operations, stockholders’ equity, and cash flows for the period from December 10, 2007 (date of inception) through December 17, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 17, 2007, and the results of its operations and its cash flows for the period from December 10, 2007 (date of inception) through December 17, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/    Rothstein, Kass & Company, P.C.

Roseland, New Jersey

December 27, 2007

See accompanying notes to financial statements.

RAYCLIFF ACQUISITION CORP.

(a corporation in the development stage)

BALANCE SHEET

December 17, 2007

ASSETS
Current assets, cash	$225,000
Other assets, deferred offering costs	94,000

Total assets	$319,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accrued expenses	$95,000
Note payable to stockholder	224,425

Total current liabilities	319,425

Commitments and contingencies

Stockholders’ Deficit
Preferred Stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding	—
Common Stock, $0.0001 par value, 80,000,000 shares authorized; 5,750,000 shares issued and outstanding	575
Deficit accumulated during the development stage	(1,000)

Total stockholders’ deficit	(425)

Total liabilities and stockholders’ deficit	$319,000

See accompanying notes to financial statements.

RAYCLIFF ACQUISITION CORP.

(a corporation in the development stage)

STATEMENT OF OPERATIONS

For the period from December 10, 2007 (inception) through December 17, 2007

Formation and operations costs	$1,000

Net loss	$1,000

Weighted average common shares outstanding—basic and diluted	5,750,000

Basic and diluted loss per common share	$—

See accompanying notes to financial statements.

RAYCLIFF ACQUISITION CORP.

(a corporation in the development stage)

STATEMENT CHANGES IN STOCKHOLDERS’ DEFICIT

For the period from December 10, 2007 (inception) through December 17, 2007

	Common Stock		Deficit Accumulated During the Developmental Stage	Total Stockholders’ Deficit
	Shares	Amount
Balances at December 10, 2007 (date of inception)	—	$—	$—	$—
Common shares issued to initial stockholders at $0.0001 per share	5,750,000	575	—	575
Net loss applicable to common stockholders	—	—	(1,000)	(1,000)

Balance at December 17, 2007	5,750,000	$575	$(1,000)	$(425)

See accompanying notes to the financial statements.

RAYCLIFF ACQUISITION CORP.

(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For the period from December 10, 2007 (inception) through December 17, 2007

Cash flow from operating activities
Net loss	$(1,000)

Adjustments to reconcile net loss to cash from operating activities:
Accrued offering costs	1,000

Net cash from operating activities	—

Cash flows from financing activities
Proceeds from sale of shares of common stock to initial stockholders	575
Proceeds from note payable to stockholder	224,425

Net cash provided by financing activities	225,000

Net increase in cash	225,000
Cash, beginning of period	0

Cash, end of period	$225,000

Supplemental disclosure of non-cash financing activities:
Deferred offering costs	$94,000

See accompanying notes to financial statements.

RAYCLIFF ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1.    Organization and Nature of Business Operations

Raycliff Acquisition Corp. (a development stage company) (the “Company”) is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets. The Company’s efforts in identifying a prospective target will not be limited to a particular industry although the Company intends to focus its efforts on the financial services industry, other than entities engaged in asset management as their principal business. The Company was incorporated in the state of Delaware on December 10, 2007. The Company does not have any specific business combination under consideration and it has not (nor has anyone on its behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction. The Company is considered to be in the development stage as defined in Statements of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting By Development Stage Enterprises,” and is subject to the risks associated with activities of development stage companies.

At December 17, 2007, the Company has not commenced any operations nor generated any revenues to date. All activity through December 17, 2007 relates to the Company’s formation and the proposed public offering described below. Following such offering, the Company will not generate any operating revenues until completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents after such offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering of up to 20,000,000 units (“Units”) exclusive of over-allotment which is discussed in Note 3 (“Proposed Offering”). Substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination (“Business Combination”). The Company’s management has complete discretion in identifying and selecting the target business. There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the consummation of the Proposed Offering, management has agreed that 98.5% or $197.0 million of the proceeds from the Proposed Offering will be held in a trust account (“Trust Account”) and invested in a money market fund registered under the Investment Company Act of 1940 and operating in compliance with Rule 2a-7 promulgated under the Investment Company Act of 1940, until the earlier of (i) the completion of a Business Combination and (ii) liquidation of the Company. The Company will be able to withdraw up to $3 million of interest, subject to adjustment, to the extent earned thereon for working capital purposes. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages execute agreements with the Company waiving any right in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions, and initial and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. The Company will proceed with the initial business combination only if

RAYCLIFF ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

both a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering properly exercise their conversion rights described below.

Pursuant to the Company’s Amended and Restated Certificate of Incorporation, if the Company does not consummate a Business Combination within 24 months following the consummation of the Proposed Offering, the Company will cease to exist except for the purposes of winding up its affairs and liquidating. However, if the Company has executed a definitive agreement for a Business Combination within such 24 month period, it may seek stockholder approval to extend the period of time within which it must effect a Business Combination to 30 months following the consummation of the Proposed Offering.

All of the Company’s stockholders prior to the Proposed Offering (“Initial Stockholders”), including all of the officers and directors of the Company, have agreed to vote their founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any proposed extended period, Business Combination and an amendment to the Company’s amended and restated certificate of incorporation to allow for the Company’s perpetual existence. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to an extended period approved by the stockholders, the Company will offer each of its Public Stockholders the right to have such stockholder’s shares of common stock converted into cash if the stockholder votes against the extended period. With respect to a Business Combination that is approved and consummated, the Company will offer each of its Public Stockholders the right to have such stockholder’s shares of common stock converted into cash if the stockholder votes against the Business Combination. The per share conversion price will equal the amount of the net assets held in the Trust Account, calculated as of two business days prior to the approval of the extended period or the consummation of the proposed Business Combination, as the case may be, less any remaining tax liabilities relating to interest income, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Public Stockholders who convert their stock into their share of the Trust Account retain their warrants. The Company will not complete any proposed Business Combination for which its Public Stockholders owning 30% or more of the shares sold in this offering on a cumulative basis, (a) both vote against a Business Combination and exercise their conversion rights or (b) both vote against the extension of the 24 month period and properly exercise their conversion rights.

2. Summary of Significant Accounting Polices

Basis of presentation

The accompanying financial statements are presented in United States dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Net Loss Per Common Share

The Company complies with accounting and disclosure requirements of SFAS No. 128, “Earnings Per Share.” Basic Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

RAYCLIFF ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

Diluted loss per common share reflects the potential dilution that could occur if convertible debentures, options and warrants were to be exercised or converted or otherwise resulted in the issuance of common stock that then shared in the earnings of the entity. The Company reported a net loss for the period from December 10, 2007 (date of inception) to December 17, 2007 and as a result, diluted loss per common share is the same as basic for the period, as any potentially dilutive securities would reduce the loss per common share and become anti-dilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Development Stage Company

The Company complies with the reporting requirements of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.” At December 17, 2007 the Company had not commenced any operations. All activity through December 17, 2007 relates to the Company’s formation and the proposed public offering described below. Following such offering, the Company will not generate any operating revenues until after completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents after such offering.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Fair Value of Financial Instruments

The fair values of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” approximate their carrying amounts presented in the accompanying balance sheet.

Deferred Offering Costs

On December 10, 2007 (date of inception), the Company adopted the provisions of the requirements of the SEC Staff Accounting Bulletin (“SAB”) Topic 5A—“Expenses of Offering.” Deferred offering costs consist principally of legal and accounting fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the receipt of the proposed public offering proceeds or expensed if the offering is not completed.

RAYCLIFF ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Income Taxes

The Company complies with the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits.

Deferred income taxes are provided for the differences between the bases of asset and liability for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Recently Issued Accounting Policies

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

3.    Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 20,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 3,000,000 units solely to cover the underwriters’ over-allotment option, if any). Each Unit consists of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing the later of the completion of a Business Combination or one year from the date of the final prospectus relating to the Proposed Offering and expiring four years from the date of the final prospectus relating to the Proposed Offering. The Company may redeem the Warrants, at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, if, and only if, the last sales price of the Company’s common stock equals or exceeds $13.75 per share for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed. Upon consummation of the offering, the Company has committed to pay

RAYCLIFF ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

underwriting fees of 4% of the gross public offering proceeds. Contingent upon the consummation of a Business Combination, the Company has committed to pay additional underwriting fees of 3% of the gross public offering proceeds net of cash expended in connection with the exercise of the public stockholders’ conversion rights, if any.

4.    Related Party Transactions

The Company has agreed to pay Raycliff Capital, an affiliate of the Company’s sponsor, $10,000 per month for office space and services related to the administration of the Company’s day-to-day activities. This agreement will terminate at the closing of a Business Combination.

On December 17, 2007, the Company issued a promissory note in the amount of $224,425 in favor of its sponsor, which amount reflects the funds advanced by the Company’s sponsor on the Company’s behalf in connection with the Proposed Offering. This note is non-interest bearing and is due on the earlier of (i) December 31, 2008 or (ii) the consummation of the Proposed Offering. The principal amount of the note will be repaid out of the proceeds of the Proposed Offering.

The Company issued 5,750,000 shares of common stock to RAC Investors, LLC, a Delaware limited liability company (the “Sponsor”), for cash proceeds of $575 (the “Founder Shares.”) Prior to the closing of the offering, the Sponsor will transfer an aggregate of 257,143 Founder Shares to director nominees. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Shared-Based Payment,” the Company will record compensation expense related to such transfer, if necessary, over the service period for the fair value of the shares transferred as of the measurement date. While there is a gap between the time the Sponsor purchased the founder shares and the time of the transfer to the director nominees, an oral agreement agreeing to such transfer was reached with the director nominees at essentially the same time the Sponsor purchased the founder shares. Due to this oral agreement, the Company believes there was no appreciation in value of the shares transferred to the director nominees. The determination of the fair value of the Founder Shares was based on the terms of such shares, including their illiquidity and forfeiture of conversion rights, and the fact that prior to the sale of such securities, the Company had no assets or operating history. In the event the 3,000,000 over-allotment Units (Note 3) are not issued, the Initial Stockholders will be required to redeem the Founder Shares in an amount sufficient to cause the amount of issued and outstanding Founder Shares to equal 20% of the Company’s aggregate amount of issued and outstanding common stock after giving effect to the issuance of common stock in connection with the Proposed Offering.

The Company’s sponsor has committed to purchase an aggregate of 6,000,000 warrants (the “Insider Warrants”) from the Company in a private placement pursuant to the exemption from registration contained in Section 4(2) of the Securities of Act of 1933, as amended. The warrants will be sold for a total purchase price of $6,000,000 or $1.00 per warrant. The private placement is to take place on or prior to the date of the prospectus for the Proposed Offering. Each warrant is exercisable to one share of common stock. The exercise price on the warrants is $7.50. Subject to certain restrictions, the holders of the Insider Warrants are entitled, to exercise the Insider Warrants on a cashless basis at the discretion of the holder. The proceeds from the sale of the Insider Warrants will be deposited into a trust account, subject to a trust agreement

RAYCLIFF ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

and will be part of the funds distributed to the Company’s Public Stockholders in the event the Company is unable to complete a Business Combination. Based on observable market prices, the Company believes that the purchase price of $1.00 per warrant for the Insider Warrants will represent the fair value of such warrants on the date of purchase. The valuation is based on all comparable initial public offerings by blank check companies in 2007. In no event will the Company be required to net cash settle any exercise of Insider Warrants. Additionally, in the event a registration statement relating to the Insider Warrants is not effective at the time of exercise, or the issuance of common stock pursuant to such exercise is not qualified or exempt from qualification in the jurisdiction in which the holders of the Insider Warrants reside, the Insider Warrants may have no value, the market for the Insider Warrants may be limited and the Insider Warrants may expire worthless.

The holders of the Founder Shares, as well as the holders of the Insider Warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of such offering. The holders of a majority of these securities will be entitled to make up to three demands that the Company register such securities. The holders of a majority of these securities will be able to make a demand for registration of the resale of their securities at any time commencing after the consummation of a business combination. In addition, such holders will have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which such securities are released from escrow.

5.    Commitments and contingencies

The Company has entered into agreements with its directors to provide contractual indemnification in addition to the indemnification provided in its amended and restated certificate of incorporation. The Company believes that these provisions and agreements are necessary to attract qualified directors. The Company’s bylaws also will permit it to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. The Company will purchase a policy of directors’ and officers’ liability insurance that insures the Company’s directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

The Company has agreed to pay the underwriters 7% of the gross proceeds from the Proposed Offering, 4% of which is payable at close and 3% which is payable upon consummation of a Business Combination.

In addition to the previously described fee, the underwriters have been granted a 30-day option to purchase up to an additional 3,000,000 units to cover the over-allotment option, if any. The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of any offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Until                     , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Raycliff Acquisition Corp.

$200,000,000

20,000,000 Units

Deutsche Bank Securities

Lazard Capital Markets

Prospectus

                    , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and the representative’s non-accountable expense allowance) will be as follows:

Initial Trustees’ fee(1)	1,000
SEC registration fee	7,061
FINRA filing fee	23,500
American Stock Exchange filing and listing fee	70,000
Accounting fees and expenses	60,000
Printing and engraving expenses	100,000
Legal fees and expenses	450,000
Miscellaneous	38,439

Total	$750,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, and $2,400 for acting as warrant agent for the registrant’s warrants.
(2)	This amount represents additional expenses that may be incurred by the registrant in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, which we intend to adopt prior to the consummation of this offering, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our amended and restated bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.

Our amended and restated bylaws, which we intend to adopt immediately prior to the consummation of this offering, include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our amended and restated certificate of incorporation. In addition, our amended and restated bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our amended and restated bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our amended and restated bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We will enter into indemnification agreements with each of our officers and directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

In December 2007, RAC Investors, LLC, our sponsor, purchased an aggregate of 5,750,000 shares of our common stock. Such shares were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to an accredited investor. The shares were sold for an aggregate offering price of $575, or $0.0001 per share. Prior to the consummation of this offering, our sponsor intends to transfer an aggregate of 257,143 founder shares to Anthony E. Burke, Sanford R. Robertson, Stephen Squeri and Norman J. Balthasar, each of whom will serve as a member of our board of directors upon consummation of this offering.

Our officers and various officers and affiliates of Raycliff Capital are equity holders in RAC Investors, LLC. RAC Investors, LLC is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in RAC Investors, LLC will be accredited investors under Rule 501 of Regulation D. The sole business of RAC Investors, LLC is to act as the Company’s sponsor in connection with this offering.

In addition, our sponsor has committed to purchase from us 6,000,000 insider warrants at $1.00 per warrant (for an aggregate purchase price of $6.0 million). These purchases will take place on a private placement basis on or prior to the date of the prospectus relating to this offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. Our sponsor’s obligation to purchase the insider warrants was made pursuant to an Insider Warrants Purchase Agreement, dated as of                     , 2008. Such obligation was made prior to the filing of the Registration Statement, and the only conditions to the obligation undertaken by the sponsor are conditions outside of the sponsor’s control. Consequently, the investment decision relating to the purchase of the warrants was made prior to the filing of the Registration Statement relating to the public offering and therefore constitutes a “completed private placement.”

No underwriting discounts were paid with respect to such sales.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

3.1	Form of Amended and Restated Certificate of Incorporation*

3.2	Form of Amended and Restated By-laws*

4.1	Specimen Unit Certificate*

4.2	Specimen Common Stock Certificate*

4.3	Specimen Warrant Certificate*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP*

10.1	Promissory Note, dated December 17, 2007, issued to RAC Investors, LLC.#

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*

10.3	Letter Agreement between Raycliff Capital and Registrant regarding administrative services*

10.4	Registration Rights Agreement, dated as of , 2008, among the Registrant, RAC Investors, LLC, Norman J. Balthasar, Anthony E. Burke, Sanford R. Robertson and Stephen Squeri*

10.5	Securities Purchase Agreement, effective as of December 13, 2007, between the Registrant and RAC Investors, LLC#

10.6	Insider Warrants Purchase Agreement, dated as of , between the Registrant and RAC Investors, LLC*

10.7	Form of Indemnity Agreement*

Exhibit No.	Description

10.8	Form of letter agreement among the Registrant and each executive officer and director of the Registrant*

10.9	Form of letter agreement among the Registrant and RAC Investors, LLC*

10.10	Securities Assignment Agreement, dated as of , by and among RAC Investors, LLC, Norman J. Balthasar, Anthony E. Burke, Sanford R. Robertson and Stephen Squeri*

14	Form of Code of Ethics*

23.1	Consent of Rothstein, Kass & Company, P.C.

23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included on Exhibit 5.1)*

24	Power of Attorney#

99.1	Consent of Norman J. Balthasar#

99.2	Consent of Anthony E. Burke#

99.3	Consent of Sanford R. Robertson#

99.4	Consent of Stephen Squeri#

99.5	Form of Audit Committee Charter*

99.6	Form of Nominating and Corporate Governance Committee Charter*

*	To be filed by amendment.
#	Previously filed.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of February, 2008.

RAYCLIFF ACQUISITION CORP.

By:	/S/ STEFAN V. REYNIAK
Stefan V. Reyniak Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bippy M. Siegal and Stefan V. Reyniak his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement (and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

* Bippy M. Siegal	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	February 1, 2008

/S/ STEFAN V. REYNIAK Stefan V. Reyniak	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)	February 1, 2008

* David C. House	President and Director	February 1, 2008

*By:	/S/ STEFAN V. REYNIAK
Stefan V. Reyniak Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*

3.1	Form of Amended and Restated Certificate of Incorporation*

3.2	Form of Amended and Restated By-laws*

4.1	Specimen Unit Certificate*

4.2	Specimen Common Stock Certificate*

4.3	Specimen Warrant Certificate*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP*

10.1	Promissory Note, dated December 17, 2007, issued to RAC Investors, LLC#

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*

10.3	Letter Agreement between Raycliff Capital and Registrant regarding administrative services*

10.4	Registration Rights Agreement, dated as of , 2008, among the Registrant, RAC Investors, LLC, Norman J. Balthasar, Anthony E. Burke, Sanford R. Robertson, and Stephen Squeri*

10.5	Securities Purchase Agreement, effective as of December 13, 2007, between the Registrant and RAC Investors, LLC#

10.6	Insider Warrants Purchase Agreement, dated as of , between the Registrant and RAC Investors, LLC*

10.7	Form of Indemnity Agreement*

10.8	Form of letter agreement among the Registrant and each executive officer and director of the Registrant*

10.9	Form of letter agreement among the Registrant and RAC Investors, LLC*

10.10	Securities Assignment Agreement, dated as of , by and among RAC Investors, LLC, Norman J. Balthasar, Anthony E. Burke, Sanford R. Robertson and Stephen Squeri*

14	Form of Code of Ethics*

23.1	Consent of Rothstein, Kass & Company, P.C.

23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included on Exhibit 5.1)*

24	Power of Attorney#

99.1	Consent of Norman J. Balthasar#

99.2	Consent of Anthony E. Burke#

99.3	Consent of Sanford R. Robertson#

99.4	Consent of Stephen Squeri#

99.5	Form of Audit Committee Charter*

99.6	Form of Nominating and Corporate Governance Committee Charter*

*	To be filed by amendment.
#	Previously filed.